Financial Statements

Years ended December 31, 2017 and 2016

FINANCIAL STATEMENTS Year ended December 31, 2017 and 2016

Index

1.	Independent Auditors’ Report	3
2.	Balance Sheets	8
3.	Statements of Income (Loss)	10
4.	Statements of Comprehensive Income (Loss)	11
5.	Statements of Changes in Shareholders’ Equity	12
6.	Statements of Cash Flows	13
7.	Statements of Added Value	14
8.	Management Report	15
9.	Explanatory Notes to the Financial Statements	56
10. Opinion of the Fiscal Council		179
11. Opinion of the Audit Committee		182
12. Opinion of the Executive Board		183

Independent Auditor’s Report on the Individual and Consolidated Financial Statements

To the Shareholders of BRF S.A.

Itajaí - SC

Opinion

We have audited the individual and consolidated financial statements of BRF S.A. (“the Company”), respectively referred to as Parent company and Consolidated, which comprise the balance sheet as of December 31, 2017 and the statements of income, comprehensive income, changes in equity and cash flows for the year then ended, and notes comprising the significant accounting policies and other explanatory information.

In our opinion, the accompanying financial statements present fairly, in all material respects, the individual and consolidated financial position of BRF S.A. as of December 31, 2017, and of its individual and consolidated financial performance and its individual and consolidated cash flows for the year then ended, in accordance with accounting practices adopted in Brazil and with International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB).

Basis for opinion

We conducted our audit in accordance with Brazilian and International Standards on Auditing. Our responsibilities under those standards are further described in the Auditors’ responsibilities for the audit of the individual and consolidated financial statements section of our report. We are independent of the Company in accordance with the relevant ethical requirements included in the Accountant Professional Code of Ethics (“Código de Ética Profissional do Contador”) and in the professional standards issued by the Brazilian Federal Accounting Council (“Conselho Federal de Contabilidade”) and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Key audit matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the individual and consolidated financial statements of the current period. These matters were addressed in the context of our audit of the individual and consolidated financial statements as a whole and in forming our opinion thereon and, we do not provide a separate opinion on these matters.

Revenue recognition - Note 3.22 to the individual and consolidated financial statements.

Revenue from the sale of goods is recognised when the significant risks and rewards of ownership have been transferred to the customer, and it is measured net of trade discounts. The determination of the moment and the amount of the revenue recognition involves careful analysis of the commercial conditions, which may vary, mainly between sales to the domestic market and to foreign markets.

Revenue is an important indicator used to measure the performance of the Company and its Management, which may create an incentive for revenues to be recognised before the risks and rewards have been transferred, especially in the period prior to the year-end closing (“sales cut-off”). For these reasons, we consider revenue recognition as a key audit matter.

How the matter was addressed in our audit

We have considered the appropriateness of the Company’s revenue recognition policy, including trade discounts. We evaluated the design, implementation and operational effectiveness of the Company's key internal controls related to revenue recognition. We have evaluated, for a sample of sales and trade discounts recorded during the year, if revenues and trade discounts were recorded with supporting documentation, and in the correct amount and accounting period. In particular, we evaluated the sales recorded around the cut-off period at the year-end. We have also evaluated the monthly sales and sales returns patterns, evaluating eventual deviations. We also evaluated the adequacy of the Company's disclosures, in relation to the accounting policies adopted for revenue recognition. Based on the results of the procedures summarized above, we consider acceptable the recognition of revenue and trade discounts adopted by the Company, in the context of the individual and consolidated financial statements for the year ended December 31, 2017 taken as a whole.

Valuation of derivative financial instruments and hedge accounting designation - Notes 3.7.2, 3.7.3, 4 and 22 to the individual and consolidated financial statements.

Due to the relevance of the operations with derivative financial instruments used by the Company to hedge against the risks of foreign currency, interest and commodity prices fluctuations, and considering the complexity and judgments involved on the measurement of the fair value of derivatives as well as the determination of a hedging relationship, we considered this as a key audit matter.

How the matter was addressed in our audit

We evaluated the design, implementation and operational effectiveness of the Company's key internal controls related to the calculation of the fair value of derivative financial instruments and the documentation prepared for the designation of hedge accounting.

We have evaluated, with the assistance of our financial instruments specialists, the appropriateness of the supporting documentation of the hedging relationships as well as the reasonableness of the main assumptions used by the Company to calculate the fair value of derivative financial instruments, such as: recent market transactions, reference to the current fair value of similar instruments, discounted cash flow analysis and the Company's credit risk.

We also evaluated the adequacy of the Company's disclosures in relation to the assumptions used to calculate the fair value of derivative financial assets and liabilities and the application of hedge accounting.

Based on the results of the procedures summarized above, we consider acceptable the assumptions and methodologies used to determine the fair value of the derivative financial instruments and to determine the hedge accounting, in the context of the individual and consolidated financial statements for the year ended December 31, 2017 taken as a whole.

Assessment of recoverability of goodwill from business combinations - Notes 3.14 and 18 to the individual and consolidated financial statements.

Acquisitions made by the Company resulted in the recognition of relevant amounts of goodwill, for which the recoverable value must be tested annually. The determination of the recoverable value of the Company's cash generating units involves significant judgments in establishing the assumptions used in the projections of cash flows, such as growth and discount rates, which may result in a material impact on the individual and consolidated financial statements. For these reasons, we considered this as a key audit matter.

How the matter was addressed in our audit

We evaluated the design, implementation and operational effectiveness of key internal controls of the Company related to the preparation and review of the cash generating units´ recoverable value. With the assistance of our valuation specialists, we evaluated the reasonableness and consistency of the methodology and assumptions used in preparing cash flow projections, including growth and discount rates. We evaluated the sensitivity of results considering reasonably possible changes in the key assumptions and compared previous year budgets with the actual amounts. We compared the recoverable value calculated based on the discounted cash flows with the carrying amounts per cash generating unit, and we evaluated the adequacy of the Company's disclosures, mainly those related to the assumptions adopted in calculating the recoverable value of goodwill. Based on the results of the procedures summarized above, we consider acceptable the amount of goodwill from business combinations, in the context of the individual and consolidated financial statements for the year ended December 31, 2017 taken as a whole.

Determination of the likelihood of loss of tax contingencies - Notes 3.17 and 26 to the individual and consolidated financial statements.

Due to the relevance of the Company's judgments in determining the likelihood of loss of administrative and legal proceedings arising from various tax contingencies, as well as the relevance of the amounts involved and the impact that eventual changes in the likelihood of loss of these contingencies could have on the individual and consolidated financial statements, we considered this as a key audit matter.

How the matter was addressed in our audit

We evaluated the design, implementation and operational effectiveness of the Company's key internal controls related to the determination of the likelihood of loss of tax contingencies. We evaluated, with the involvement of our legal and tax specialists, the adequacy of the Company's likelihood of loss analysis of the main tax contingencies. We sent confirmation letters of the tax contingencies to the Company's external legal counsels and compared the positions on the probability of loss reported by them with the Company's information. We also evaluated the adequacy of the Company's disclosures, specifically in relation to the nature of tax contingencies with probable and possible likelihood of loss. Based on the results of the procedures summarized above, we considered acceptable the provisions recorded as well as the disclosures of tax contingent liabilities, in the context of the individual and consolidated financial statements for the year ended December 31, 2017 taken as a whole.

Other matters - Statements of value added

The individual and consolidated statements of value added (DVA) for the year ended December 31, 2017, prepared under the responsibility of the Company’s management, and presented herein as supplementary information for IFRS purposes, have been subject to audit procedures performed with the audit of the Company's financial statements.  In order to form our opinion, we assessed whether those statements are reconciled with the financial statements and accounting records, as applicable, and whether their format and contents are in accordance with criteria determined in the Technical Pronouncement 09 (CPC 09) - Statement of Value Added. In our opinion, the statements of value added have been fairly prepared, in all material respects, in accordance with the criteria determined by the aforementioned Technical Pronouncement, and are consistent with the overall individual and consolidated financial statements.

Other matters - Prior year financial statements audited by other independent auditors

The corresponding figures, individual and consolidated, related to the balance sheet as at December 31, 2016 and the financial statements related to the statements of income, comprehensive income, changes in equity, cash flows, value added (supplemental information) and the respective notes for the year ended December 31, 2016, presented for comparative purposes, restated in relation to the matter described on Note 5 (segment information), were audited by other independent auditors, who expressed an unmodified opinion on February 22, 2018.

Other information

Management is responsible for the other information comprising the management report. Our opinion on the individual and consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon. In connection with our audit of the individual and consolidated financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the individual and consolidated financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of management and those charged with governance for the individual and consolidated financial statements

Management is responsible for the preparation and fair presentation of the individual and consolidated financial statements in accordance with Accounting Practices Adopted in Brazil and with International Financial Reporting Standards (IFRS), issued by the International Accounting Standards Board (IASB) and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the individual and consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

Auditors’ responsibilities for the audit of the individual and consolidated financial statements

Our objectives are to obtain reasonable assurance about whether the individual and consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Brazilian and international standards on auditing will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with Brazilian and international standards on auditing, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•         Identify and assess the risks of material misstatement of the individual and consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•         Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

•         Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•         Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditors’ report to the related disclosures in the individual and consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditors’ report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•         Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the individual and consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

•         Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the consolidated financial statements.  We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for the audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements, regarding independence, and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and, where applicable, related safeguards.

From the matters communicated with those charged with governance, we determine those matters that were of most significance in the audit of the individual and consolidated financial statements of the current period and are, therefore, the key audit matters. We describe these matters in our auditors’ report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

São Paulo, February 22, 2018

KPMG Auditores Independentes

CRC 2SP014428/O-6

(original signed in Portuguese)

Guilherme Roslindo Nunes

Contador CRC 1SP195631/O-1

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BALANCE SHEETS

		Parent company		Consolidated
ASSETS	Note	12.31.17	12.31.16	12.31.17	12.31.16
CURRENT ASSETS
Cash and cash equivalents	7	3,584,701	3,856,505	6,010,829	6,356,919
Marketable securities	8	166,322	309,169	228,430	622,285
Trade accounts receivable, net	9	7,325,588	8,398,647	3,919,022	3,085,147
Notes receivable	9	107,434	148,981	113,127	148,982
Interest on shareholders' equity receivable	30	7,352	16,868	6,187	7,448
Inventories	10	2,817,784	2,938,568	4,948,168	4,791,640
Biological assets	11	1,261,556	1,617,747	1,510,480	1,644,939
Recoverable taxes	12	468,715	673,873	728,918	846,112
Income and social contribution tax recoverable	12	373,319	341,737	499,341	388,683
Assets held for sale	13	35,452	23,971	41,571	26,126
Derivative financial instruments	22	49,132	197,915	90,536	198,015
Restricted cash	16	108,795	128,110	127,821	218,251
Other current assets		1,064,851	411,678	961,093	559,191
Total current assets		17,371,001	19,063,769	19,185,523	18,893,738

NON-CURRENT ASSETS
Marketable securities	8	359,318	329,876	568,805	527,728
Trade accounts receivable, net	9	5,944	10,587	6,260	10,701
Notes receivable	9	115,805	186,037	116,394	186,524
Recoverable taxes	12	2,226,146	1,478,681	2,418,155	1,482,550
Income and social contribution tax recoverable	12	6,809	16,545	20,010	36,032
Deferred income and social contribution taxes	13	883,953	740,300	1,369,366	1,103,146
Judicial deposits	14	676,732	724,767	688,940	732,571
Biological assets	11	773,560	891,554	903,654	917,345
Receivables from related parties	30	-	97,773	-	-
Restricted cash	15	407,803	427,557	407,803	427,557
Other non-current assets		67,118	142,956	87,157	149,569
Investments in subsidiaries and joint ventures	16	4,960,752	5,033,824	68,195	58,683
Property, plant and equipment, net	17	9,189,492	10,690,784	12,190,583	11,746,238
Intangible assets	18	2,939,316	3,451,745	7,197,636	6,672,554
Total non-current assets		22,612,748	24,222,986	26,042,958	24,051,198

TOTAL ASSETS		39,983,749	43,286,755	45,228,481	42,944,936

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BALANCE SHEETS

		Parent company			Consolidated
LIABILITIES	Note	12.31.17	12.31.16	12.31.17	12.31.16
CURRENT LIABILITIES
Short-term debt	19	4,038,367	2,566,425	5,031,351	3,245,004
Trade accounts payable	20	4,635,382	4,758,721	6,445,486	5,839,838
Supply chain finance	21	648,914	1,335,582	715,189	1,335,582
Payroll and related charges		469,913	482,847	668,594	610,755
Tax payable		228,962	204,516	426,028	319,620
Interest on shareholders' equity	27	1,723	2,307	1,916	2,307
Employee and management profit sharing		95,900	-	95,900	5,108
Derivative financial instruments	22	282,619	506,712	299,491	529,571
Provision for tax, civil and labor risks	26	516,597	271,710	536,089	276,202
Pension and other post-employment plans	25	76,610	76,707	85,185	76,707
Advances from related parties	30	3,051,892	4,721,680	5	-
Other current liabilities		344,146	250,424	602,640	399,729
Total current liabilities		14,391,025	15,177,631	14,907,874	12,640,423

NON-CURRENT LIABILITIES
Long-term debt	19	9,508,371	13,368,668	15,413,027	15,717,376
Tax payable		169,108	12,681	171,225	13,054
Provision for tax, civil and labor risks	26	998,743	1,032,507	1,237,116	1,107,669
Deferred income and social contribution taxes	13	-	-	155,303	156,179
Liabilities with related parties	30	68,504	35,373	-	-
Advances from related parties	30	2,566,061	977,730	-	-
Employee benefits plans	25	271,269	253,384	309,603	253,384
Other non-current liabilities		810,457	588,803	1,321,551	837,498
Total non-current liabilities		14,392,513	16,269,146	18,607,825	18,085,160

EQUITY	27
Capital		12,460,471	12,460,471	12,460,471	12,460,471
Capital reserves		115,097	41,006	115,097	41,006
Income reserves		101,367	1,350,675	101,367	1,350,675
Treasury shares		(71,483)	(721,856)	(71,483)	(721,856)
Accumulated other comprehensive loss		(1,405,241)	(1,290,318)	(1,405,241)	(1,290,318)
Equity attributable to interest of controlling shareholders		11,200,211	11,839,978	11,200,211	11,839,978
Equity attributable to non-controlling interest		-	-	512,571	379,375
Total equity		11,200,211	11,839,978	11,712,782	12,219,353

TOTAL LIABILITIES AND EQUITY		39,983,749	43,286,755	45,228,481	42,944,936

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

STATEMENTS OF INCOME (LOSS)

		Parent company		Consolidated
	Note	12.31.17	12.31.16	12.31.17	12.31.16
NET SALES	31	25,554,562	28,785,756	33,469,352	33,732,866
Cost of sales	35	(20,476,768)	(22,389,681)	(26,565,346)	(26,206,447)
GROSS PROFIT		5,077,794	6,396,075	6,904,006	7,526,419
OPERATING INCOME (EXPENSES)
Selling expenses	35	(3,168,529)	(3,740,465)	(4,730,129)	(4,965,713)
General and administrative expenses	35	(243,465)	(311,914)	(571,958)	(577,351)
Other operating expenses, net	33	(766,327)	(213,831)	(888,224)	(197,480)
Income from associates and joint ventures	16	(497,316)	(1,507,740)	22,383	29,299
INCOME BEFORE FINANCIAL RESULTS AND INCOME TAXES		402,157	622,125	736,078	1,815,174
Financial expenses	34	(2,772,330)	(3,162,266)	(3,627,261)	(4,506,392)
Financial income	34	950,650	2,504,728	1,545,683	2,373,737
LOSS BEFORE TAXES		(1,419,523)	(35,413)	(1,345,500)	(317,481)
Current income taxes	13	86,396	(92,648)	16,630	(153,951)
Deferred income taxes	13	207,555	(244,322)	230,016	104,093
LOSS FOR THE YEAR		(1,125,572)	(372,383)	(1,098,854)	(367,339)

Attributable to
Controlling shareholders		(1,125,572)	(372,383)	(1,125,572)	(372,383)
Non-controlling interest		-	-	26,718	5,044
		(1,125,572)	(372,383)	(1,098,854)	(367,339)
LOSSES PER SHARE
Weighted average shares outstanding - basic		803,559,763	801,903,266	803,559,763	801,903,266
Losses per share - basic	28	(1.40073)	(0.46437)	(1.36748)	(0.45808)
Weighted average shares outstanding - diluted		803,559,763	801,903,266	803,559,763	801,903,266
Losses per share - diluted	28	(1.40073)	(0.46437)	(1.36748)	(0.45808)

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, except Dividend – Interest on own equity per share data)

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

		Parent company		Consolidated
	Note	12.31.17	12.31.16	12.31.17	12.31.16
Loss for the year		(1,125,572)	(372,383)	(1,098,854)	(367,339)
Other comprehensive income (loss)
Loss on foreign currency translation adjustments		(73,124)	(726,112)	(73,124)	(726,112)
Unrealized loss on available for sale marketable securities	8	(41,732)	(31,032)	(41,732)	(31,032)
Taxes on unrealized gain on available for sale securities	8	11,472	13,500	11,472	13,500
Unrealized gains (losses) on cash flow hedge	4	(49)	820,029	(49)	820,029
Taxes on unrealized gain (loss) on cash flow hegde	4	3,758	(272,694)	3,758	(272,694)
Net other comprehensive income, to be reclassified to the statement of income in subsequent periods		(99,675)	(196,309)	(99,675)	(196,309)
Actuarial gains on pension and post-employment plans	25	1,533	6,961	1,533	6,961
Taxes on realized gains on pension and post-employment plans	25	(19)	(2,366)	(19)	(2,366)
Net other comprehensive income, with no impact into subsequent statement of income		1,514	4,595	1,514	4,595
Total comprehensive income, net		(1,223,733)	(564,097)	(1,197,015)	(559,053)
Attributable to
Controlling shareholders		(1,223,733)	(564,097)	(1,223,733)	(564,097)
Non-controlling interest		-	-	26,718	5,044
		(1,223,733)	(564,097)	(1,197,015)	(559,053)

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, except Dividend – Interest on own equity per share data)

STATEMENTS OF CHANGES IN EQUITY

	Attributed to of controlling shareholders
		Capital reserves		Income reserves				Other comprehensive income (loss)
	Paid-in capital	Capital reserve	Treasury shares	Legal reserve	Reserve for expansion	Reserve for capital increases	Reserve for tax incentives	Acumulated foreign currency translation adjustments	Available for sale marketable securities	Gain (losses) on cash flow hedge	Actuarial losses	Retained earnings (losses)	Total equity	Non-controlling interest	Total shareholders' equity (consolidated)
BALANCES AT DECEMBER 31, 2015	12,460,471	6,978	(3,947,933)	540,177	3,120,827	1,898,581	517,190	32,277	(8,466)	(1,123,196)	19,871	-	13,516,777	319,076	13,835,853
Comprehensive income (loss)
Loss on foreign currency translation adjustments	-	-	-	-	-	-	-	(726,112)	-	-	-	-	(726,112)	-	(726,112)
Unrealized loss in available for sale marketable securities	-	-	-	-	-	-	-	-	(17,532)	-	-	-	(17,532)	-	(17,532)
Unrealized gains in cash flow hedge	-	-	-	-	-	-	-	-	-	547,335	-	-	547,335	-	547,335
Actuarial gains (losses) on pension and post-employment plans	-	-	-	-	-	-	-	-	-	-	(14,495)	19,090	4,595	-	4,595
Net income (loss) for the exercise	-	-	-	-	-	-	-	-	-	-	-	(372,383)	(372,383)	5,044	(367,339)
SUB-TOTAL COMPREHENSIVE INCOME (LOSS)								(726,112)	(17,532)	547,335	(14,495)	(353,293)	(564,097)	5,044	(559,053)
Appropriation of income (loss)
Dividends - R$0.121749293 per outstanding share at the end of exercise	-	-	-	-	(98,210)	-	-	-	-	-	-	-	(98,210)	-	(98,210)
Interest on shareholders' equity - R$0.642347435 per outstanding share at the end of exercise	-	-	-	-	-	(513,215)	-	-	-	-	-	-	(513,215)	-	(513,215)
Loss absorbing with future capital increase	-	-	-	-	-	(475,845)	-	-	-	-	-	475,845	-	-	-
Reserve for tax incentives	-	-	-	-	-	-	122,552	-	-	-	-	(122,552)	-	-	-
Share-based payments	-	75,885	-	-	-	-	-	-	-	-	-	-	75,885	-	75,885
Losses on shares sold	-	(1,601)	-	-	-	-	-	-	-	-	-	-	(1,601)	-	(1,601)
Valuation of shares	-	(7,822)	-	-	-	-	-	-	-	-	-	-	(7,822)	-	(7,822)
Options forfeited	-	(32,434)	-	-	-	-	-	-	-	-	-	-	(32,434)	-	(32,434)
Non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	-	55,255	55,255
Treasury shares acquired	-	-	(543,258)	-	-	-	-	-	-	-	-	-	(543,258)	-	(543,258)
Treasury shares sold	-	-	7,953	-	-	-	-	-	-	-	-	-	7,953	-	7,953
Treasury Shares Canceled	-	-	3,761,382	-	(3,022,617)	(738,765)	-	-	-	-	-	-	-	-	-
BALANCES AT DECEMBER 31, 2016	12,460,471	41,006	(721,856)	540,177	-	170,756	639,742	(693,835)	(25,998)	(575,861)	5,376	-	11,839,978	379,375	12,219,353
Comprehensive income (loss)
Loss on foreign currency translation adjustments	-	-	-	-	-	-	-	(73,124)	-	-	-	-	(73,124)	-	(73,124)
Unrealized loss in available for sale marketable securities	-	-	-	-	-	-	-	-	(30,260)	-	-	-	(30,260)	-	(30,260)
Unrealized loss in cash flow hedge	-	-	-	-	-	-	-	-	-	3,709	-	-	3,709	-	3,709
Actuarial gains (losses) on pension and post-employment plans	-	-	-	-	-	-	-	-	-	-	(15,248)	16,762	1,514	-	1,514
Net income (loss) for the exercise	-	-	-	-	-	-	-	-	-	-	-	(1,125,572)	(1,125,572)	26,718	(1,098,854)
SUB-TOTAL COMPREHENSIVE INCOME (LOSS)								(73,124)	(30,260)	3,709	(15,248)	(1,108,810)	(1,223,733)	26,718	(1,197,015)
Appropriation of income (loss)
Loss absorbing with legal reserve	-	-	-	(438,810)	-	-	-	-	-	-	-	438,810	-	-	-
Loss absorbing with future capital increase	-	-	-	-	-	(30,258)	-	-	-	-	-	30,258	-	-	-
Loss absorbing with reserve for tax incentives	-	-	-	-	-	-	(639,742)	-	-	-	-	639,742	-	-	-
Share-based payments	-	25,621	-	-	-	-	-	-	-	-	-	-	25,621	-	25,621
Acquisition of non-controlling interest	-	48,470	-	-	-	-	-	-	-	-	-	-	48,470	-	48,470
Non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	-	106,478	106,478
Treasury shares sold	-	-	650,373	-	-	-	-	-	-	-	-	-	650,373	-	650,373
Losses in Treasury Shares Sold	-	-	-	-	-	(140,498)	-	-	-	-	-	-	(140,498)	-	(140,498)
BALANCES AT DECEMBER 31, 2017	12,460,471	115,097	(71,483)	101,367	-	-	-	(766,959)	(56,258)	(572,152)	(9,872)	-	11,200,211	512,571	11,712,782

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, except Dividend – Interest on own equity per share data)

STATEMENTS OF CASH FLOWS

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16
OPERATING ACTIVITIES
Loss for the year	(1,125,572)	(372,383)	(1,125,572)	(372,383)
Adjustments to reconcile loss to net cash provided by operating activities
Non-controlling interest	-	-	26,718	5,044
Depreciation and amortization	755,260	748,647	1,159,348	921,929
Depreciation and depletion of biological assets	613,721	658,021	758,668	680,912
Equity in income of affiliates	497,316	1,507,740	(22,383)	(29,299)
Interest on Shareholders' Equity Received	(6,872)	-	(6,872)	-
Tax Amnesty Program ("PERT")	(449,822)	-	(449,822)	-
Gain in business combination	-	-	-	(59,554)
Results on Disposals of Property, Plant and Equipments	95,567	(46,413)	113,207	(38,445)
Deferred income tax	(207,555)	244,322	(230,016)	(104,093)
Provision for tax, civil and labor risks	423,516	398,787	577,544	414,033
Others	327,489	175,991	395,982	237,086
Exchange rate variations and interest	1,399,288	(1,619,963)	1,561,132	(446,268)
Changes in operating assets and liabilities
Investments in trading securities	-	(210,552)	(313,878)	(893,224)
Redemptions of trading securities	53,148	218,683	375,436	1,001,265
Interest received	362,787	139,866	405,502	186,463
Adjustment to realizable value for assets and liabilities	(54,544)	557,285	(94,264)	580,235
Trade accounts receivable	1,061,958	(3,433,901)	(578,407)	1,246,907
Inventories	(346,741)	(221,944)	(195,340)	(449,885)
Biological assets - current assets	195,078	(295,430)	229,776	(297,208)
Trade accounts payable	(283,880)	737,978	165,761	848,455
Supply chain finance	(686,668)	160,988	(620,924)	160,988
Payment of tax, civil and labor provisions	(497,330)	(401,048)	(509,285)	(401,048)
Interest paid	(1,072,953)	(746,823)	(1,368,975)	(851,257)
Payment of Income Tax and Social Contribution	-	-	(37,177)	40,470
Interest on shareholders' equity received	47,540	16,867	33,700	19,476
Other assets and liabilities	147,301	4,979,962	402,955	(579,425)
Net cash provided by operating activities	1,248,032	3,196,680	652,814	1,821,174

INVESTING ACTIVITIES
Investments in held to maturity securities	(80,622)	-	(97,552)	(172,868)
Redemptions of held to maturity marketable securities	86,260	-	118,593	-
Investments in available for sale securities	-	-	-	(66,687)
Redemptions of available for sale securities	15,011	24,139	238,349	91,474
Redemption (Investments) in restricted cash	2,314	(75,839)	74,742	1,257,983
Capital increase in associates and joint ventures	(108,262)	(71,677)	-	-
Business combination, net of cash	(59,186)	-	(1,119,651)	(2,871,735)
Investments in associates and joint ventures	(1,208)	(1,250)	(1,208)	(1,250)
Advance for future capital increase	(164,598)	-	-	-
Additions to property, plant and equipment	(738,235)	(1,691,375)	(887,033)	(1,859,450)
Additions to biological assets - non-current assets	(570,844)	(756,033)	(713,229)	(784,249)
Proceeds from disposals of property, plant and equipment	150,284	287,176	150,284	309,618
Additions to intangible assets	(48,890)	(60,664)	(51,190)	(62,756)
Cash transferred to subsidiaries	(309,615)	-	-	-
Net cash used in investing activities	(1,827,591)	(2,345,523)	(2,287,895)	(4,159,920)

FINANCING ACTIVITIES
Proceeds from debt issuance	5,964,332	6,635,692	9,698,364	8,946,160
Repayment of debt	(6,202,397)	(2,769,561)	(9,001,232)	(3,512,347)
Treasury shares acquired	-	(543,258)	-	(543,258)
Treasury shares disposal	509,875	6,352	509,875	6,352
Payments of interest on shareholders' equity and dividends	-	(1,176,266)	-	(1,176,266)
Net cash provided by financing activities	271,810	2,152,959	1,207,007	3,720,641
EFFECT ON EXCHANGE RATE VARIATION ON CASH AND CASH EQUIVALENTS	35,945	7,304	81,984	(387,866)
Net increase (decrease) in cash	(271,804)	3,011,420	(346,090)	994,029
At the beginning of the period	3,856,505	845,085	6,356,919	5,362,890
At the end of the period	3,584,701	3,856,505	6,010,829	6,356,919

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

STATEMENT OF ADDED VALUE

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16
1 - REVENUES	28,491,174	32,819,276	36,820,180	38,371,700
Sales of goods and products	28,586,547	31,655,890	36,931,888	36,967,544
Other income	(646,688)	(173,962)	(755,861)	(148,920)
Revenue related to construction of own assets	570,797	1,313,238	693,614	1,517,006
Allowance for doubtful accounts	(19,482)	24,110	(49,461)	36,070
2 - RAW MATERIAL ACQUIRED FROM THIRD PARTIES	(18,841,004)	(21,721,533)	(24,608,567)	(26,076,488)
Costs of goods sold	(16,146,985)	(17,714,879)	(20,733,196)	(21,012,115)
Materials, energy, third parties services and other	(2,489,828)	(4,013,650)	(3,674,861)	(5,018,742)
Reversal (provision) for inventories losses	(204,191)	6,996	(200,510)	(45,631)
3 - GROSS VALUE ADDED (1-2)	9,650,170	11,097,743	12,211,613	12,295,212
4 - DEPRECIATION AND AMORTIZATION	(1,368,981)	(1,406,668)	(1,918,016)	(1,602,841)
5 - NET VALUE ADDED (3-4)	8,281,189	9,691,075	10,293,597	10,692,371

6 - RECEIVED FROM THIRD PARTIES	455,743	999,890	1,572,602	2,406,270
Income from associates and joint ventures	(497,316)	(1,507,740)	22,383	29,299
Financial income	950,650	2,504,728	1,545,683	2,373,737
Others	2,409	2,902	4,536	3,234

7 - VALUE ADDED TO BE DISTRIBUTED (5+6)	8,736,932	10,690,965	11,866,199	13,098,641

8 - DISTRIBUTION OF VALUE ADDED	8,736,932	10,690,965	11,866,199	13,098,641
Payroll	3,801,728	4,140,865	5,278,842	4,881,405
Salaries	2,937,877	3,122,463	4,091,397	3,749,001
Benefits	662,071	802,065	947,948	904,260
Government severance indemnity fund for employees	201,780	216,337	239,497	228,144
Taxes, Fees and Contributions	3,085,710	3,539,383	3,716,815	3,710,807
Federal	1,161,918	1,810,093	1,832,274	1,927,650
State	1,892,375	1,695,991	1,837,846	1,738,181
Municipal	31,417	33,299	46,695	44,976
Capital Remuneration from Third Parties	2,975,066	3,383,100	3,969,396	4,873,768
Interests	2,803,908	3,208,294	3,662,679	4,565,482
Rents	171,158	174,806	306,717	308,286
Interest on Own-Capital	(1,125,572)	(372,383)	(1,098,854)	(367,339)
Interest on shareholders' equity	-	513,215	-	513,215
Dividends	-	98,210	-	98,210
Loss of the year	(1,125,572)	(983,808)	(1,125,572)	(983,808)
Non-controlling interest	-	-	26,718	5,044

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

1.            COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its consolidated subsidiaries (collectively the “Company”) is a multinational Brazilian Company, which owns a comprehensive and diverse portfolio of products and it is one of the world’s largest producers of foods. With a focus on raising, producing and slaughtering of poultry and pork for processing, production and sale of fresh meat, processed products, pasta, sauce, mayonnaise, frozen vegetables and soybean by-products, among which the following are highlighted:

•                Whole chickens and frozen cuts of chicken, turkey and pork;

•                Ham products, bologna, sausages, frankfurters and other smoked products;

•                Hamburgers, breaded meat products and meatballs;

•                Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

•                Margarine, sauces and mayonnaise; and

•                Soy meal and refined soy flour, as well as animal feed.

BRF is a public company, listed on the New Market of B3 (“Brasil, Bolsa, Balcão”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. Its headquarters are located at Rua Jorge Tzachel, 475 in the City of Itajaí, State of Santa Catarina.

Our portfolio strategy is focused on creating new, convenient, practical and healthy products for our consumers based on their needs. We seek to achieve that goal through strong innovation to provide us with increasing value-added items that will differentiate us from our competitors and strengthen our brands.

The Company's business model is by means of a vertical and integrated production system, which are distributed through an extensive distribution network, reaching the 5 continents, to meet the supermarkets, retail stores, wholesalers, restaurants and other institutional customers. In addition, our facilities are strategically located near to their raw material suppliers or its main consumption centers.

The Company has as main brands Sadia, Perdigão, Qualy, Chester®, Perdix, Paty and Banvit that are highly recognized, especially in Brazil, Argentina, Turkey and the Middle East.

During the first semester of 2017, the Company developed its new management structure model, which was approved by Board of Directors on June 29, 2017, with the effective date of July 01, 2017. The new model aims to improve and standardize processes, and is organized into 5 operational segments as follows: Brazil, Southern Cone (dismemberment from the "LATAM" segment and currently formed of the Argentina, Uruguay, Paraguay and Chile), International (grouping of the segments "Europe", "Africa" and "Asia" and inclusion of "Americas" from the dismemberment of "LATAM"), One Foods (previously denominated "MENA"), and Other Segments (note 5). The One Foods segment also began to incorporate the operations of Malaysia and some countries in the African continent and Eastern Europe.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

1.1.        Equity interest

Entity		Main activity	Country	Participation	Accounting method	12.31.17	12.31.16

BRF Energia S.A.		Commercialization of eletric energy	Brazil	Direct	Consolidated	100.00%	100.00%
BRF GmbH		Holding	Austria	Direct	Consolidated	100.00%	100.00%
BRF Foods LLC	(h)	Import and commercialization of products	Russia	Indirect	Consolidated	99.90%	90.00%
BRF France SARL		Marketing and logistics services	France	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	99.00%	99.00%
BRF Global Company South Africa Proprietary Ltd.		Import and commercialization of products	South Africa	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	1.00%	1.00%
BRF Global GmbH	(b)	Holding and trading	Austria	Indirect	Consolidated	100.00%	100.00%
BRF Foods LLC	(h)	Import and commercialization of products	Russia	Indirect	Consolidated	0.10%	-
Qualy 5201 B.V.	(b)	Import, commercialization of products and holding	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Xamol Consultores Serviços Ltda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Japan KK		Marketing and logistics services	Japan	Indirect	Consolidated	100.00%	100.00%
BRF Korea LLC		Marketing and logistics services	Korea	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Management Consulting Co. Ltd.		Advisory and related services	China	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Trading Co. Ltd.		Commercialization and distribution of products	China	Indirect	Consolidated	100.00%	100.00%
BRF Singapore PTE Ltd.		Marketing and logistics services	Singapore	Indirect	Consolidated	100.00%	100.00%
BRF Germany GmbH		Import and commercialization of products	Germany	Indirect	Consolidated	100.00%	100.00%
BRF GmbH Turkiye Irtibat		Import and commercialization of products	Turkey	Indirect	Consolidated	100.00%	100.00%
BRF Holland B.V.		Import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Campo Austral S.A.	(m)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	2.66%	2.63%
Eclipse Holding Cöoperatief U.A.		Holding	The Netherlands	Indirect	Consolidated	0.01%	0.01%
BRF B.V.		Industrialization, import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
ProudFood Lda	(j)	Import and commercialization of products	Angola	Indirect	Consolidated	10.00%	-
BRF Hungary LLC		Import and commercialization of products	Hungary	Indirect	Consolidated	100.00%	100.00%
BRF Iberia Alimentos SL		Import and commercialization of products	Spain	Indirect	Consolidated	100.00%	100.00%
BRF Invicta Ltd.	(l)	Import, commercialization and distribution of products	England	Indirect	Consolidated	69.16%	62.00%
Invicta Food Products Ltd.		Import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
BRF Wrexham Ltd.		Industrialization, import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Food Group Ltd.	(b)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foods Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foodservice Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Universal Meats (UK) Ltd.	(b)	Import, Industrialization, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
BRF Italia SPA		Import and commercialization of products	Italy	Indirect	Consolidated	67.00%	67.00%
Compañía Paraguaya Comercial S.A.		Import and commercialization of products	Paraguay	Indirect	Consolidated	99.00%	99.00%
Campo Austral S.A.	(m)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	50.48%	50.06%
Itega S.A.		Holding	Argentina	Indirect	Consolidated	96.00%	96.00%
Eclipse Holding Cöoperatief U.A.		Holding	The Netherlands	Indirect	Consolidated	99.99%	99.99%
Buenos Aires Fortune S.A.		Holding	Argentina	Indirect	Consolidated	5.00%	5.00%
Campo Austral S.A.	(m)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	8.44%	10.61%
Eclipse Latam Holdings		Holding	Spain	Indirect	Consolidated	100.00%	100.00%
Buenos Aires Fortune S.A.		Holding	Argentina	Indirect	Consolidated	95.00%	95.00%
Campo Austral S.A.	(m)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	6.53%	6.34%
Campo Austral S.A.	(m)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	31.89%	30.36%
Itega S.A.		Holding	Argentina	Indirect	Consolidated	4.00%	4.00%
Golden Foods Poultry Limited		Holding	Thailand	Indirect	Consolidated	48.52%	48.52%
Golden Poultry Siam Limited		Holding	Thailand	Indirect	Consolidated	51.84%	51.84%
Golden Poultry Siam Limited		Holding	Thailand	Indirect	Consolidated	48.16%	48.16%
BRF Thailand Limited		Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	100.00%
BRF Feed Thailand Limited		Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	100.00%
Golden Foods Sales (Europe) Limited		Holding and trading	England	Indirect	Consolidated	100.00%	100.00%
Golden Quality Foods Europe BV		Import, commercialization and distribution of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Golden Quality Foods Netherlands BV		Import, commercialization and distribution of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Golden Foods Siam Europe Limited	(b)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Golden Quality Poultry (UK) Ltd		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Perdigão Europe Lda.		Import and export of products	Portugal	Indirect	Consolidated	100.00%	100.00%
Perdigão International Ltd.		Import and export of products	Cayman Island	Indirect	Consolidated	100.00%	100.00%
BFF International Ltd.		Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Highline International	(a)	Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Sadia Overseas Ltd.	(q)	Financial fundraising	Cayman Island	Direct	Consolidated	98.00%	-
ProudFood Lda	(j)	Import and commercialization of products	Angola	Indirect	Consolidated	90.00%	-
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	40.00%	40.00%
Sadia Foods GmbH		Import and commercialization of products	Germany	Indirect	Consolidated	100.00%	100.00%
SATS BRF Food PTE Ltd.		Import, industrialization, commercialization and distribution of products	Singapore	Joint venture	Equity pick-up	49.00%	49.00%
BRF Global Namíbia		Import and commercialization of products	Namibia	Indirect	Consolidated	100.00%	100.00%
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	1.00
BRF Luxembourg Sarl	(f)	Holding	Luxemburgo	Direct	Consolidated	100.00%	100.00%
BRF Austria GmbH	(f)	Holding	Austria	Indirect	Consolidated	100.00%	100.00%
One Foods Holdings Ltd	(d) (f)	Holding	United Arab Emirates	Indirect	Consolidated	100.00%	-
Al-Wafi Food Products Factory LLC	(e) (f)	Industrialization and commercialization of products	United Arab Emirates	Indirect	Consolidated	49.00%	-
Badi Ltd.	(e) (f)	Holding	United Arab Emirates	Indirect	Consolidated	100.00%	-
Al-Wafi Al-Takamol International for Foods Products	(e) (f)	Import and commercialization of products	Saudi Arabia	Indirect	Consolidated	75.00%	-
BRF Al Yasra Food K.S.C.C. ("BRF AFC")	(e) (f)	Import, commercialization and distribution of products	Kuwait	Indirect	Consolidated	49.00%	-
BRF Foods GmbH	(e) (f)	Industrialization, import and commercialization of products	Austria	Indirect	Consolidated	100.00%	-
Al Khan Foodstuff LLC ("AKF")	(c) (e)	Import, commercialization and distribution of products	Oman	Indirect	Consolidated	70.00%	-
FFM Further Processing Sdn. Bhd.	(e) (f)	Industrialization, import and commercialization of products	Malaysia	Indirect	Consolidated	70.00%	70.00%
SHB Comércio e Indústria de Alimentos S.A.	(e) (f)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	99.99%	-
TBQ Foods GmbH	(i) (n)	Commercialization of products	Austria	Indirect	Consolidated	60.00%	-
Banvit Bandirma Vitaminli	(n) (p)	Holding	Turkey	Indirect	Consolidated	91.71%	-
Banvit Enerji ve Elektrik Üretim Ltd. Sti.	(n)	Commercialization of eletric energy	Turkey	Indirect	Consolidated	100.00%	-
Banvit Foods SRL	(n)	Industrialization of grains and animal feed	Romania	Indirect	Consolidated	0.01%	-
Nutrinvestments BV	(n)	Holding	The Netherlands	Indirect	Consolidated	100.00%	-
Banvit ME FZE	(n)	Marketing and logistics services	United Arab Emirates	Indirect	Consolidated	100.00%	-
Banvit Foods SRL	(n)	Industrialization of grains and animal feed	Romania	Indirect	Consolidated	99.99%	-
BRF Malaysia Sdn Bhd	(k)	Marketing and logistics services	Malaysia	Indireta	Consolidated	100.00%	100.00%
Federal Foods LLC	(e) (f)	Import, commercialization and distribution of products	United Arab Emirates	Indirect	Consolidated	49.00%	-
Federal Foods Qatar	(e) (f)	Import, commercialization and distribution of products	Qatar	Indirect	Consolidated	49.00%	49.00%
SHB Comércio e Indústria de Alimentos S.A.	(e) (f)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	0.01%	-
BRF Hong Kong LLC	(g)	Import, commercialization and distribution of products	Hong Kong	Indirect	Consolidated	100.00%	-

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercialization of dairy products	Argentina	Direct	Consolidated	99.94%	99.94%
BRF Pet S.A.	(o)	Industrialization and commercialization and distribution of feed and nutrients for animals	Brazil	Direct	Consolidated	100.00%	100.00%
PP-BIO Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	Equity pick-up	33.33%	33.33%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Direct	Consolidated	99.99%	99.99%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	99.99%	99.99%
PR-SAD Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	Equity pick-up	33.33%	33.33%
Quickfood S.A.		Industrialization and commercialization of products	Argentina	Direct	Consolidated	91.21%	91.21%
Sadia Alimentos S.A.		Holding	Argentina	Direct	Consolidated	43.10%	43.10%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	33.98%	33.98%
Sadia International Ltd.		Import and commercialization of products	Cayman Island	Direct	Consolidated	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	60.00%	60.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Indirect	Consolidated	5.10%	5.10%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	66.02%	66.02%
Compañía Paraguaya Comercial S.A.		Import and commercialization of products	Paraguay	Indirect	Consolidated	1.00%	1.00%
Sadia Alimentos S.A.		Holding	Argentina	Indirect	Consolidated	56.90%	56.90%
Sadia Overseas Ltd.	(q)	Financial fundraising	Cayman Island	Direct	Consolidated	2.00%	100.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Direct	Consolidated	94.90%	94.90%
UP Alimentos Ltda.		Industrialization and commercialization of products	Brazil	Affiliate	Equity pick-up	50.00%	50.00%
Vip S.A. Empreendimentos e Participações Imobiliárias		Commercialization of owned real state	Brazil	Direct	Consolidated	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercialization of dairy products	Argentina	Indirect	Consolidated	0.06%	0.06%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Indirect	Consolidated	0.01%	0.01%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	0.01%	0.01%

(a)       Dormant subsidiaries.

(b)       The wholly-owned subsidiary BRF Global GmbH, operates as a trading in the European market and owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment as of December 31, 2017 of R$3,617 (R$3,301 as of December 31, 2016) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment as of December 31, 2017 of R$6,471 (R$6,638 as of December 31, 2016). The wholly-owned subsidiary Qualy 5201 B.V. owns 212 subsidiaries in The Netherlands being the amount of this investment as of December 31, 2017 of R$20,210 (R$18,234 as of December 31, 2016). The indirect subsidiary Invicta Food Group Ltd. owns 120 direct subsidiaries in Ashford, England, with an investment of R$128,616 as of December 31, 2017 (R$112,471 as of December 31, 2016). The indirect subsidiary Universal Meats (UK) Ltd owns 99 direct subsidiaries in Ashford, England with an investment of R$41,636 as of December 1, 2017 (R$37,486 as of December 31, 2016). The indirect subsidiary Golden Foods Siam Europe Ltd (GFE) owns 32 subsidiaries in Ashford. England with an investment of R$16 as of December 31, 2017 (R$114,068 as of December 31, 2016). The purpose of these subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

(c)       On January 02, 2017, disposal of subsidiary to BRF Foods GmbH.

(d)       On January 11, 2017, establishment of equity interest.

(e)       On January 12, 2017, acquisition of equity interest by One Foods Holdings Ltd. On December 31, 2016 such equity interests were held by wholly-owned subsidiary BRF GmbH.

(f)        On January 13, 2017, with investment in SHB through capital increase in direct subsidiaries. On December 31, 2016, SHB’s equity interest was held by BRF S.A. (99.00%) and by wholly-owned subsidiary PSA Laboratório Veterinário Ltda (1.00%).

(g)       On January 13, 2017, establishment of equity interest.

(h)       On February 28, 2017, acquisition of equity interest by BRF GmbH and BRF Global GmbH. On December 31, 2016, such equity interest was held by wholly-owned subsidiary Sadia Foods GmbH.

(i)        On March 08, 2017, establishment of the subsidiaries TBQ Foods GmbH.

(j)        On March 31, 2017, establishment of equity interest, 90% held by the subsidiary BRF GmbH and 10% held by the subsidiary BRF Holland B.V., both wholly-owned subsidiary.

(k)       On April 10, 2017, disposal of 100% of equity interest to One Foods Holdings Ltd.

(l)        On April 18, 2017, acquisition of 7.16% of equity interest.

(m)      On April 27,2017, change in equity interest of the subsidiaries of Campo Austral, as a result of the conclusion of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

the merger process started a November 01, 2016.

(n)       On May 25, 2017, subsidiary TBQ Foods GmbH acquired 79.48% of the shares issued by Banvit Bandirma Vitaminli Yem Sanayii A.S..

(o)       On June 21, 2017, change name and corporate purpose of K&S Alimentos S.A. to BRF Pet S.A..

(p)       On August 11, 2017, concluded the acquisition of part of the shares issued by Banvit Bandirma Vitaminli Yem Sanayii S.A., and thus holds 91.71% of the equity interest.

(q)       On December 11, 2017, change in equity interest of the Sadia Overseas Ltd.

1.2.       Business combination with Qatar Investment Authority ("QIA")

On January 9, 2017, BRF has entered into a share purchase agreement with the controlling shareholders of Banvit Bandirma Vitaminli Yem Sanayii A.Ş. (“Banvit” and “Shareholders”), for the acquisition of 79.5% of the shares issued by Banvit (“Shares”), the largest poultry producer in Turkey.

On May 25, 2017, Qatar Investment Authority (“QIA”), the sovereign wealth fund of the State of Qatar, acquired 40% of participation in the TBQ Foods GmbH (“TBQ”), a subsidiary of BRF.  On the same date, TBQ celebrated a share purchase agreement with the controlling shareholders of Banvit, and on August 11, 2017, concluded the mandatory tender offer to non-controlling shareholders, acquiring a total participation equivalent to 91.71%. The total value of the transaction was R$1,277,739 (Note 6.1.2).

1.3.       Corporate reorganization One Foods Holdings Ltd. (“One Foods”)

On January 11, 2017, BRF established a new wholly-owned subsidiary, One Foods, based in Dubai, which will focus on predominantly Muslim markets.

The constitution of this subsidiary involved a restructuring that included: i) sale and purchase agreement on which One Foods acquired from BRF GmbH, BRF wholly-owned subsidiary, certain equity interest in entities that serve the Halal Business (for further details refer to note 1.1); and ii) contribution of the equity interest in SHB Indústria e Comércio de Alimentos (“SHB”) to One Foods. SHB holds grain storage facilities, feed mills, outgrowers (outsourced farmers) agreements, hatcheries and 8 slaughtering and processing plants in Brazil.

On the date of transfer of the equity interest of SHB to One Foods Group, the transferred net assets were constituted as presented below:

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

01.02.17
ASSETS
CURRENT ASSETS
Cash and cash equivalents	309,615
Inventories	275,960
Biological assets	161,113
NON-CURRENT ASSETS
Biological assets	104,700
Property, plant and equipment, net	1,335,491
Intangible assets	557,759
Other current assets	51,022
TOTAL ASSETS	2,795,659

LIABILITIES
CURRENT LIABILITIES
Payroll and related charges	37,774
Trade accounts payable	23,521
Short-term debt	79,721
Pension and other post-employment plans	4,367
NON-CURRENT LIABILITIES
Long-term debt	2,408,976
Deferred income and social contribution taxes	182,952
Pension and other post-employment plans	16,322
TOTAL LIABILITIES	2,753,633

TRANSFERRED NET ASSETS	42,025

In addition, BRF entered into certain agreements with One Foods that provide for the licensing of certain brands, operational and corporate activities cost sharing and supply of raw materials and finished goods (note 30).

1.4.       Business Combination – Banvit Bandirma Vitaminli Yem Sanayii Anonim Sirketi (“Banvit”)

On May 25, 2017, BRF has concluded the acquisition of Banvit, one of the largest poultry producers in Turkey. In line with Company’s continuous commitment to the Muslim markets, this acquisition allows One Foods to entry into the Turkish market, which has one of the largest poultry Halal consumption in the world (Note 6.1.2 and 6.1.3).

1.5.        Weak Flesh Operation

The Brazilian authorities are investigating Brazil’s meat processing industry in the so called “Weak Flesh Operation,” which became public on March 17, 2017. The investigation involves a number of companies in the industry in Brazil.

On March 17, 2017, BRF became aware of a decision issued by a federal judge of the 14th Federal Court of Curitiba - Paraná, authorizing the search and seizure of information and documents of BRF, and the detention of certain individuals in the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

context of this Weak Flesh Operation. Two BRF employees were detained (both currently has been released) and three were identified for questioning.

In addition to the above, the Mineiros plant was temporarily suspended by the Ministry of Agriculture, Livestock and Food Supply (“MAPA”) on March 17, 2017, so that MAPA could conduct an additional audit on the production process of such plant. After conducting an audit, the MAPA authorized the Mineiros plant to resume operations as of April 8, 2017. The Mineiros plant reopened and resumed its operations on April 11, 2017.

On April 15, 2017, the Brazilian Federal Police issued a report on the investigation and recommended charges against three BRF employees. On April 20, 2017, based on the Brazilian Federal Police investigation, Brazilian federal prosecutors filed charges against two BRF employees (one BRF regional manufacturing officer and one BRF corporate affairs manager). On April 24, 2017, the federal judge of the 14th Federal Court of Curitiba - Paraná, accepted the charges filed. Based on the charges filed against such two employees, the main allegations at this stage involve alleged misconduct relating to improper offers and/or promises to government inspectors.

BRF informed certain regulators and governmental entities, including the U.S. Securities and Exchange Commission and U.S. Department of Justice in relation to Weak Flesh Operation and are cooperating with authorities.

BRF's Statutory Audit Committee has initiated an investigation with respect to the allegations involving BRF employees in the Weak Flesh Operation and it involved outside counsel. The investigation is substantially concluded and the results obtained have not indicated necessary adjustments in the Financial Statements.

The effects of the Weak Flesh Operation had operational consequences for the Company, which incurred expenses in the amount of R$157,502 recorded in other operating expenses, such as media and communication expenses, lawyers fees, freight, storage, among other in the amount of R$80,286 (note 33), and inventory losses, arising from closed external markets and/or blocked products, in the amount of R$77,216, recorded in the 2nd quarter.

Additionally, in the 4th quarter, the Company also redirected inventories of finished products for use as raw material, generating a complementary provision for adjustment to realizable value in the amount of R$205,873, recorded under other operating results.

1.6.        Tax Amnesty Program (“PERT”)

The Company joined to the Tax Amnesty Program, which was established through Provisional Measures No. 783 of May 31, 2017 and No. 798 of August 31, 2017, regulated by the Normative Instruction issued by Brazilian Federal Revenue Office ("RFB") No. 1,711 of June 16, 2017 and No. 1,733 of August 31, 2017 and by the Ordinance issued by the National Treasury Attorney's Office No. 690 of June 29, 2017, amended by Ordinance Administrative No 1,032, of October 25, 2017 , that provides for a Tax Amnesty Program ("Provisional Measures").

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF has included in the Tax Amnesty Program certain PIS, COFINS and CSLL debts ("tax debts") which were being executed by the competent government body, as the compensation of the tax debts with certain IPI credits was not accepted by RFB.

The nominal value of these debts was R$454,608, of which 20% were paid in monthly installments until December 2017, and the remaining balance will be paid in 145 monthly installments, with the reductions set out in the respective Provisional Measures. In addition, R$117,827 were already recorded as part of the provision for tax, labor and civil risks.

As a consequence of the withdrawal of the judicial suit mentioned above, the asset related to the IPI premium credit was recognized as recoverable taxes in the amount of R$ 640,604.

It is estimated that such credits will be realized in the long term, as the enforcement action is terminated and the credits cleared for compensation and/or issue of special judicial orders.

Considering the net effect of the debts entered in Tax Amnesty Program, including reductions by the program, the provisions already recorded, the recognized tax assets of the active processes, attorney's fees and taxation of the gain, the Company recorded a gain of R$154,646 in other operating income and R$315,516 in financial income, which include the cumulative effects of the current and previous years.

In addition, the Company joined Tax Amnesty Program for other debts discussed within the scope of the RFB, in the form of settlement of the balance by offsetting tax loss carryforwards and negative basis. The effect recorded was a loss of R$6,982 in other operating expenses and R$13,372 in the financial expenses.

The net effect of the Tax Amnesty Program recorded was a gain of R$147,664 in other operating income (note 33) and R$279,590 in financial income (note 34).

1.7.        Seasonality

In Brazil and Southern Cone operating segments, in months of November and December of each year, the Company is impacted by seasonality due Christmas and New Years Celebrations, being the best-selling products in this period: turkey, Chester®, ham and pork loins.

In One Foods operating segment, seasonality is due to Ramadan, which is the holy month of the Muslim Calendar. The start of Ramadan depends on the beginning of the moon cycle and therefore can vary each year.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

2.            MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF FINANCIAL STATEMENTS

The Company’s individual and consolidated financial statements are prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”), introduced in Brazil through Brazilian Accounting Pronouncements Committee (“CPC”) and its technical interpretations  (“ICPC”) and guidelines (“OCPC”), approved by the Brazilian Securities Exchange Commission (“CVM”).

The Company’s individual and consolidated financial statements are expressed in thousands of Brazilian Reais (“R$”), as well as the amounts of other currencies disclosed in the financial statements, when applicable, were also expressed in thousands. Amounts disclosed in Brazilian Reais are informed when applicable.

The preparation of the Company’s financial statements requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities, as of the reporting date. However, the uncertainty inherent to these judgments, assumptions and estimates could result in material adjustments to the carrying amount of the affected assets and liabilities in future periods.

The Company reviews its judgments, estimates and assumptions on a quarterly.

The individual and consolidated financial statements were prepared on the historical cost basis except for the following items which are measured at fair value:

                 i.       derivative and non-derivative financial instruments measured at fair value;

               ii.       available for sale financial assets at fair value;

              iii.       marketable securities classified as cash and cash equivalents measured at fair value;

              iv.       share-based payments and employee benefits at fair value, and

               v.       biological assets at fair value.

The Company’s Management notes that the individual and consolidated financial statements were prepared considering the continuing capacity of the Company’s operating activities, demonstrated through several acquisitions and maintenance of its operations in the operating segments in which it operates.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

In addition, all the relevant information was disclosed in the explanatory notes, in order to clarify and complement the accounting basis used in the preparation of the financial statements and used by the Management.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

3.1.        Consolidation: includes the BRF’s individual financial statements and the financial statements from subsidiaries where BRF has direct or indirect control. All transactions and balances between BRF and its subsidiaries have been eliminated upon consolidation, as well as the unrealized profits or losses arising from transactions between the Company and its subsidiaries. Non-controlling interest is presented separately.

3.2.        Functional currency and foreign currency transactions: the financial statements of each subsidiary included in consolidation are prepared using the currency of the main economic environment where it operates.

The financial statements of foreign subsidiaries are translated into Brazilian Reais in accordance with their functional currency using the following criteria:

Foreign subsidiaries with functional currency – Argentine Peso, Bath, Chilean Peso, Dirham, Euro, Forint Hungary, Hong Kong Dollar, Kwait Dinar, Oman Riyal, Pound Sterling, Rande Africa, Renminbi Yuan China, Ringgit Malaysia, Riyal Saudi Arabia, Riyal Qatar, Romanian Leu, Ruble Russia, Singapore Dollar, Turkish Lira, Uruguayan Peso, U.S. Dollar, Vietnamere Dong, Won South Korea and Yen.

•      Assets and liabilities are translated at the exchange rate in effect at year-end;

•      Statement of income accounts are translated based on the monthly average rate; and

•      The cumulative effects of gains or losses upon translation are recognized as Accumulated Foreign Currency Translation Adjustments component of other comprehensive income.

Parent company and foreign subsidiaries with functional currency – Brazilian Reais

•      Non-monetary assets and liabilities are translated at the historical rate of the transaction;

•      Monetary assets and liabilities are translated at the exchange rate in effect at year-end;

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•      Statement of income accounts are translated based on monthly average rate;

•      The cumulative effects of gains or losses upon translation of monetary assets and liabilities are recognized in the statement of income; and

•      The cumulative effects of gains or losses upon translation of non-monetary assets and liabilities are recognized in the other comprehensive income.

As a result of the Company’s organizational change, as disclosed in note 1.3 Corporate reorganization One Foods Holdings Ltd., Management changed the functional currency of some of its subsidiaries for the year ended December 31, 2017, which were treated in a prospective manner, as explained in CVM Deliberation Nº 640/10.

Goodwill arising from business combination with entities in foreign market is expressed in the functional currency of that entity and converted by the closing exchange rate for the reporting currency of the parent company, with the effects recognized in other comprehensive income.

The accounting policies have been consistently applied by all subsidiaries included in consolidation.

3.3.        Investments: investments in associates and joint ventures are initially recognized at cost and adjusted thereafter for the equity method. In the investments in associates, the Company must have significant influence, which is the power to participate in the financial and operating policy decisions of the investee, without having its control or joint control of those policies. In investments in joint ventures there is a contractually agreed sharing of control through an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

3.4.        Business combinations: are accounted for using the purchase method. The cost of an acquisition is the sum of the consideration paid, evaluated based on the fair value at acquisition date, and the amount of any non-controlling interests in the acquiree. For each business combination, the Company recognizes any non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquirer’s net assets. Costs directly attributable to the acquisition are accounted for as an expense when incurred (assets acquired and liabilities assumed, net).

When the investment has simply been moved from one part of the group to

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

another, the acquirer in a common control transaction use book value (carry-over basis) accounting.

When acquiring a business, management evaluate the assets acquired and the liabilities assumed in order to classify and allocate them assessing the terms of the agreement, economic circumstances and other conditions at the acquisition date.

Goodwill is initially measured as the excess of the consideration paid over the fair value of the net assets acquired.

After initial recognition, goodwill is measured at cost, net of any accumulated impairment losses. For purposes of impairment testing, the goodwill recognized in a business combination, as from the acquisition date, is allocated to each of the Company’s cash generating units.

3.5.        Segment information: an operating segment is a component of the Company that carries out business activities from which it can obtain revenues and incur expenses. The operating segments reflect how the Company’s management reviews financial information to make decisions. The Company’s management has identified reportable segments, which meet the quantitative and qualitative disclosure requirements. The segments identified for disclosure represent mainly sales channels. The information according to the characteristics of the products is also presented, based on their nature, as follows: poultry, pork and others, processed and other sales.

3.6.        Cash and cash equivalents: include cash on hand, bank deposits and highly liquid investments in fixed-income funds and/or securities with maturities, upon acquisition, of 90 days or less, which are readily convertible into known amounts of cash and subject to insignificant risk of change in value. The investments classified in this group, due to their nature, are measured at fair value through the profit and loss.

3.7.        Financial instruments: financial assets and liabilities are recorded when the Company becomes party to the contractual provisions of the instruments and classified into the following categories: marketable securities, loans, receivables, derivatives and other.

3.7.1.   Marketable securities: are financial assets that comprise public and private fixed-income securities, classified and recorded based on the purpose for which they were acquired, in accordance with the following categories:

•        Trading securities: acquired for sale or repurchase in the short term, recorded at fair value with variations directly recorded in the statement of income for the year within interest income or expense;

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•           Held to maturity: when the Company has the intention and ability to hold them up to maturity, investments are recorded at amortized cost, plus interest, monetary and exchange rate changes, when applicable, and recognized in the statement of income when incurred, within interest income or expense; and

•           Available for sale: this category is for the remaining securities that are not classified in any of the categories above, which are measured at fair value, with changes to fair value recorded in other comprehensive income while the asset is not realized, net of taxes. Interest and monetary and exchange variation, when applicable, are recognized in the statement of income when incurred within interest income or expense.

3.7.2.  Derivative financial instruments measured at fair value: are those actively traded on organized markets and OTC derivatives. Fair value is determined based on the amounts quoted on an active market at the balance sheet date or through models that utilize observable market inputs. These financial instruments are initially recognized at fair value and classified as derivative financial instruments, and the variation of the fair value is recognized in the statement of income.

3.7.3.  Hedge accounting transactions: the Company utilizes derivative and non-derivative financial instruments, to hedge the exposure to exchange rate and interest variations or to modify the characteristics of financial assets and liabilities and highly probable transactions, which are: (i) highly correlated to changes in the fair value of the item being hedged, both at inception and throughout the term of the contract (effectiveness between 80% and 125%); (ii) supported by documents that identify the transaction, the hedged risk, the risk management process and the methodology used to assess effectiveness; and (iii) considered effective in the mitigation of the risk associated with the hedged exposure. These transactions are accounted for in accordance with CVM Deliberation Nº 604/09.

Hedges that meet the criteria of hedge accounting are recorded as cash flow hedge, fair value hedge or hedge of foreign net investment, and the latter is not practiced by the Company.

In a cash flow hedge, the effective portion of the gain or loss on the hedging instrument is recognized as other comprehensive income, while the ineffective portion of the hedge is recognized immediately as financial income or expense.

The amounts recorded as other comprehensive income are immediately transferred to the statement of income when the hedged transaction affects the statement of income.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

If the occurrence of the forecasted transaction or firm commitment is no longer expected, the amounts previously recognized in other comprehensive income are transferred to the statement of income. If the hedging instrument expires or is sold, terminated or exercised without replacement or rollover, or if its classification as a hedge is revoked, the gains or losses previously recognized remain recorded in other comprehensive income until the forecasted transaction or firm commitment affect the statement of income.

In a fair value hedge, the effective portion of the gain or loss on the hedging instrument is recognized into income statement at the same time as the hedge object’s fair value variation. When the hedge object is a firm commitment, the amount initially recorded of the asset or liability is adjusted with the gain or loss.

3.7.4.   Loans and receivables: these are financial assets with fixed or determinable payments. Such assets are initially recognized at fair value plus any attributable transaction costs. After initial recognition, loans and receivables are measured at amortized cost under the effective interest rate method, less any impairment losses.

3.7.5.   Financial liabilities non-derivatives: the liabilities are initially recognized at fair value deducted any transaction costs directly attributable. After initial recognition, these financial liabilities are measured at amortized cost using effective interest method.

3.8.        Adjustment to present value: the Company measures the adjustment to present value of outstanding balances of non-current trade accounts receivable, trade payables and other non-current liabilities, being recorded in accounts reducing their lines on the other hand financial result. The Company adopts the weighted average of the cost of funding to determine the adjustment to present value to those assets and liabilities, which corresponds to annual rate of 12.70% (14.30% p.a. on December 31, 2016).

3.9.        Trade accounts receivables and other receivables: are recorded at the invoiced amount and adjusted to present value, when applicable, net of allowance for doubtful accounts.

The Company adopts procedures and analysis to establish credit limits and substantially does not require collateral from customers. In the event of default, collection attempts are made, which include direct contact with customers and collection through third parties. Should these efforts prove unsuccessful, court measures are considered and the notes are reclassified to non-current assets at the same time an allowance is recognized. The notes are written-off from the allowance when management considers that they are not recoverable after taking all appropriate measures to collect them.

3.10.     Inventories: are evaluated at average acquisition or formation cost, not exceeding their net realizable value. The cost of finished products includes raw materials, labor, cost of production, transport and storage, which are related to all process needed to make the products ready for sale. Provisions for obsolescence, adjustments to net realizable value, impaired items and slow-moving inventories are recorded when necessary. Usual production losses are recorded and are an integral part of the production cost of the respective month, whereas abnormal losses, if any, are recorded as other operating expense.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.11.     Biological assets: The consumables and production biological assets (live animals) and the forest are measured at their fair value, being applied the cost approach technique to live animals and market approach to the forest. In the determination of the live animal’s fair value, all the inherent losses to the production process were considered.

3.12.     Assets held for sale and discontinued operations: Such assets are measured at carrying amount or fair value less costs to sell, whichever is lower, and are not depreciated or amortized. Such items are only classified under this heading when the sale is highly probable and they are available for immediate sale under their current conditions.

The income statement and cash flows from discontinued operations are presented separately from those of continuing operations of the Company.

3.13.     Property, plant and equipment: stated at the cost of acquisition or construction, less accumulated depreciation and impairment losses, when applicable. The borrowing costs are capitalized as a component of construction in progress, pursuant to with CVM Deliberation Nº 672/11, considering the weighted average interest rate of the Company’s debt at the capitalization date.

Depreciation is recognized based on the estimated economic useful life of each asset on a straight-line basis. The estimated useful life, residual values and depreciation methods are annually reviewed and the effects of any changes in estimates are accounted for prospectively. Land is not depreciated.

The Company annually performs an analysis of impairment indicators of property, plant and equipment. The recoverability of these assets was tested for impairment in 2017, and no adjustments were identified. The realization of the test involved the adoption of assumptions and judgments, as disclosed in note 18. In accordance with CVM Deliberation Nº 639/10, an impairment for loss for property, plant and equipment, is only recognized if the related cash-generating unit is devalued. Such condition is also applied if the asset’s recoverable amount is less than its carrying amount. The recoverable amount of asset or cash-generating unit is the greater of its value in use and its fair value less cost to sell.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Gains and losses on disposals of property, plant and equipment items are calculated by comparing the proceeds of the disposals with their net book values and recognized in the statement of income at the disposal date.

3.14.     Intangible assets: Intangible assets acquired are measured at cost at the time they are initially recognized. The cost of intangible assets acquired in a business combination corresponds to the fair value at the acquisition date. After initial recognition, intangible assets are presented at cost less accumulated amortization and impairment losses, when applicable. Internally-generated intangible assets, excluding development costs, are not capitalized but recognized in the statement of income as incurred.

The useful life of intangible assets is assessed as finite or indefinite.

Intangible assets with a finite life are amortized over the economic useful life and reviewed for impairment whenever there is an indication that their carrying values may be impaired. The amortization period and method for an intangible asset with a finite useful life are reviewed at least at the end of each fiscal year. The amortization of intangible assets with a finite useful life is recognized in the statement of income as an expense consistently with the economic useful life of the intangible asset.

Intangible assets with an indefinite useful life are not amortized, but are tested annually for impairment on an individual basis or at the cash generating unit level. The Company records goodwill and trademarks as intangibles assets with indefinite useful life.

Goodwill recoverability was tested for fiscal year 2017 and no impairment loss was identified.  Such test involved the adoption of assumptions and judgments, disclosed in note 18.

3.15.     Income taxes: in Brazil, are comprised of corporate income tax (“IRPJ”) and social contribution tax (“CSLL”), which are calculated monthly on taxable income, at the rate of 15% plus 10% surtax for IRPJ, and of 9% for CSLL, considering the offset of tax loss carryforwards, up to the limit of 30% of annual taxable income.

The income from foreign subsidiaries is subject to taxation pursuant to the local tax rates and legislation.  In Brazil, these incomes are taxed according to the Law 12.973/14, respecting the tax treaty signed by each country with Brazil in order to avoid double taxation.

Deferred taxes are recorded on IRPJ and CSLL tax losses, and on temporary differences between the tax basis and the carrying amount on assets and liabilities and classified as non-current assets, as required by CVM Deliberation nº 676/11. When the Company’s analysis indicates that the realization of these credits is not probable, the deferred taxes are derecognized.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Deferred tax assets and liabilities are offset if a legally enforceable right exists to set off current tax assets against current tax liabilities and they relate to income taxes levied by the same tax authority on the same taxable entity. In the consolidated financial statements, the Company’s tax assets and liabilities can be offset against the tax assets and liabilities of the subsidiaries if, and only if, these entities have a legally enforceable right to make or receive a single net payment and intend to make or receive this net payment, or recover the assets and settle the liabilities simultaneously. Therefore, for presentation purposes, the balances of tax assets and tax liabilities are being disclosed separately.

Deferred tax assets and liabilities must be measured by enacted or substantially enacted rates that are expected to be applicable for the period when the assets are realized and liabilities settled.

3.16.     Accounts payable and trade accounts payable: are initially recognized at fair value plus any accrued charges, monetary and exchange variations incurred through the balance sheet date.

3.17.     Provision for tax, civil and labor risks and contingent liabilities: are established when the Company has a present obligation, formalized or not, as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation and its amount can be reliably estimated.

The Company is part of various lawsuits, including, tax, labor and civil claims, mainly in Brazil. The assessment of the likelihood of an unfavorable outcome in these lawsuits includes the analysis of the available evidence, the hierarchy of the laws, available prior court decisions, as well as the most recent court decisions and their importance to the Brazilian legal system, as well as the opinion of external legal counsel. The provisions are reviewed and adjusted to reflect changes in the circumstances, such as the applicable statute of limitation, conclusions of tax inspections or additional exposures identified based on new claims or court decisions.

A contingent liabilities of business combinations are recognized if they arise from a present obligation that arose from past events and if their fair value can be measured reliably and subsequently are measured at the higher of:

•         the amount that would be recognized in accordance with the accounting policy for the provisions above that comply with CVM Deliberation Nº 594/09; or

•         the amount initially recognized less, if appropriate, cumulative amortization recognized in accordance with CVM Deliberation Nº 692/12.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

As a result of the business combinations with Sadia, Avex and Dánica group the Company recognized contingent liabilities related to tax, civil and labor claims.

3.18.     Leases: lease transactions in which the risks and rewards of ownership are substantially transferred to the Company are classified as finance leases. When there is no significant transfer of the risks and rewards of ownership, lease transactions are classified as operating leases.

Finance lease agreements are recognized in property, plant and equipment and in liabilities at the lower of the present value of the minimum future payments of the agreement and the fair value of the asset, including, when applicable, the initial direct costs incurred in the transaction. The amounts recorded in property, plant and equipment are depreciated and the underlying interest is recorded in the statement of income in accordance with the terms of the lease agreement.

Operating lease agreements are recognized as straight-line expenses throughout the lease terms.

3.19.     Share based payments: the Company provides share based payments restricted stock for its executives, which are settled with Company shares. The Company adopts the provisions of CVM Deliberation Nº 650/10, recognizing as an expense, on a straight-line basis, the fair value of the options granted, over the length of service required by the stock options plan or share, with a corresponding entry to equity. The accumulated expense recognized reflects the acquired vesting period and the Company's best estimate of the number of shares to be acquired.

The expense or income arising from the movement during the year is recognized in the statement of income under other operating expense or income. Expense is reversed/trued up in case of failure to satisfy a service vesting condition (forfeiture).

The effect of outstanding options is reflected as additional dilution in the calculation of diluted earnings per share.

3.20.     Pension and other post-employment plans: the Company sponsors four supplementary defined benefit and defined contribution plans, as well as other post-employment benefits, for which, an actuarial appraisal is annually prepared by an independent actuary and is reviewed by management. The cost of defined benefits is established separately for each plan using the projected unit credit method.

The measurements comprise the actuarial gains and losses, the effect of a limit on contributions and returns on plan assets, are recognized in the balance sheet with a contra entry in other comprehensive income when incurred. These

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

measurements are not reclassified to statement of income in subsequent periods.

The Company recognizes the net defined benefit asset, when:

•         controls a resource and has the ability to use the surplus to generate future benefits;

•         the control is a result of past events; and

•         the future economic benefits are available to the Company in the form of a reduction in future contributions or a cash refund, either directly to the Company or indirectly to another deficitary plan. The asset ceiling is the present value of those future benefits.

The past service cost is recognized in the statement of income at the earliest of the following dates:

•         when the plan amendment or curtailment occurs, or

•         when the Company recognizes related restructuring costs.

The past service cost and net interest on net defined benefit liability or asset are recognized in the statement of income within other operating expense or income.

3.21.     Earnings (Losses) per share: basic earnings (losses) per share are calculated by dividing the net profit attributable to the holders of ordinary shares of the Company by (losses) the weighted average number of ordinary shares during the year. Diluted earnings per share are calculated by dividing the net profit (loss) attributable to the holders of ordinary shares of the Company by the weighted average number of ordinary shares during the year, plus the weighted average number of ordinary shares that would be issued when converting all dilutive potential ordinary shares into ordinary shares.

3.22.     Revenue recognition: revenues comprise the fair value of consideration received or receivable from the sale of products, net of taxes, returns, rebates and discounts.

Revenues are recognized when the sales value is reliably measurable and when the Company no longer has control over the goods sold, or otherwise any involvement related to the ownership, the costs incurred or to be incurred due to transaction can be reliably measured, it is probable that economic benefits will be received by the Company and the risks and benefits were fully transferred to the purchaser.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.23.     Employee and management profit sharing: employees are entitled to profit sharing based on certain targets agreed upon on an annual basis, whereas directors are entitled to profit sharing based on the provisions of the bylaws, proposed by the Board of Directors and approved by the shareholders. The profit sharing amount is recognized in the statement of income for the period in which the targets are attained.

3.24.    Financial income and expenses: include interest earnings on amounts invested (including available for sale financial assets held to maturity, held for trading and cash and cash equivalents), dividend income (except for dividends received from equity investees), gains on disposal of available for sale financial assets, exchange rate  variation on assets (situations in which there is a devaluation of the national currency against the currency of the asset in question), changes in fair value of financial assets measured at fair value through profit or loss, adjustment to present value (trade accounts receivable, notes receivable, short-term debt and trade accounts payable), gains and losses on hedging instruments that are recognized in income, interest on loans and financing and monetary variation on contingencies and tax credits. Interest income is recognized in earnings through the effective interest method.

3.25.     Grants and government assistance: government subsidies are recognized at fair value when there is reasonable assurance that the conditions established are met and related benefits will be received. The amounts recorded in the statement of income when excluded from the income tax and social contribution calculation basis are transferred in shareholders’ equity, as a reserve of tax incentives, unless there are accumulated losses.

3.26.     Dividends and interest on shareholders’ equity:  the proposal for payment of dividends and interest on shareholders’ equity made by the Company’s Management, which is within the portion equivalent to the mandatory minimum dividend, is recorded in current liabilities, as a legal obligation provided for in the bylaws; on the other hand, the dividends that exceed the mandatory minimum dividend, declared by management before the end of  the accounting period covered by the consolidated financial statements, not yet approved by the shareholders, is recorded as  additional dividend proposed in shareholders’ equity.

For financial statement presentation purposes, interest on shareholders’ equity is stated as dividends directly in shareholders’ equity.

3.27.     Transactions and balances in foreign currency: the transactions in foreign currency are translated into the functional currency of the company using the exchange rates at the transaction date. Balances of monetary items denominated in foreign currency are translated using the exchange rates in effect at the balance sheet date or settlement, being that gains or losses on exchange rate variation are recognized in the financial result.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The exchange rates in Brazilian Reais effective at the balance sheet dates were as follows:

Exchange rate at the balance sheet date	12.31.17	12.31.16
Bath (THB)	0.1015	0.0911
Kwait Dinar (KWD)	10.9791	10.6751
Dirham (AED)	0.9006	0.8875
Singapore Dollar (SGD)	2.4753	2.2572
U.S. Dollar (US$ or USD)	3.3080	3.2591
Euro (€ or EUR)	3.9693	3.4384
Forint Hungary (HUF)	0.0128	0.0111
Yen (JPY)	0.0294	0.0279
Pound Sterling (£ or GBP)	4.4714	4.0364
Turkish Lira (TRY)	0.8752	0.9258
Argentine Peso ($ or ARS)	0.1755	0.2056
Chilean Peso (CLP)	0.0054	0.0049
Uruguayan Peso (UYU)	0.1149	0.1122
Rande Africa (ZAR)	0.2690	0.2379
Renminbi Yuan China (CNY)	0.5087	0.4695
Saudi Riyal (SAR)	0.8821	0.8689
Qatar Riyal (QAR)	0.9088	0.8951
Omani Riyal (OMR)	8.6011	8.4718
Ringgit Malaysia (MYR)	0.8180	0.7267
Ruble Russia (RUB)	0.0574	0.0534
Won South Korea (KRW)	0.0031	0.0027

Average rates	12.31.17	12.31.16
Bath (THB)	0.0942	0.0989
Kwait Dinar (KWD)	10.5318	11.5548
Dirham (AED)	0.8692	0.9503
Singapore Dollar (SGD)	2.3130	2.5261
U.S. Dollar (US$ or USD)	3.1920	3.4901
Euro (€ or EUR)	3.6071	3.8615
Forint Hungary (HUF)	0.0117	0.0124
Yen (JPY)	0.0285	0.0321
Pound Sterling (£ or GBP)	4.1150	4.7464
Turkish Lira (TRY)	0.8759	1.1593
Argentine Peso ($ or ARS)	0.1934	0.2373
Chilean Peso (CLP)	0.0049	0.0052
Uruguayan Peso (UYU)	0.1115	0.1158
Rande Africa (ZAR)	0.2401	0.2372
Renminbi Yuan China (CNY)	0.4726	0.5261
Saudi Riyal (SAR)	0.8512	0.9307
Qatar Riyal (QAR)	0.8727	0.9586
Omani Riyal (OMR)	8.2977	9.0721
Ringgit Malaysia (MYR)	0.7435	0.8433
Ruble Russia (RUB)	0.0548	0.0521
Won South Korea (KRW)	0.0028	0.0030

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.28.     Accounting judgments, estimates and assumptions: as mentioned in note 2, in the process of applying the Company’s accounting policies, management made the following judgments which have a material impact on the amounts recognized in the consolidated financial statements:

•         fair value of financial instruments (note 4);

•         impairment of non-financial assets (note 5 and 18);

•         measurement of fair value of items related to business combinations (note 6);

•         allowance for doubtful accounts (note 9);

•         net realizable value provision for inventories (note 10);

•         fair value of biological assets (note 11);

•         loss on the reduction of recoverable value of taxes (note 12 and 13);

•         useful lives of property, plant and equipment and intangible (note 17 and 18);

•         share-based payment transactions (note 24);

•         pension and post-employment plans (note 25);

•         provision for tax, civil and labor risks (note 26); e

•         definition of the moment when significant risks and rewards of ownership are transferred in recognizing revenue.

The Company reviews the estimates and underlying assumptions used in its accounting estimates on a quarterly basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised.

3.29.     Statement of added value: the Company prepared individual and consolidated statements of added value (“DVA”) in accordance with CVM Deliberation Nº 557/08, which are submitted as part of these financial statements in accordance with BR GAAP. For IFRS represents additional financial information.

4.            FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.        Overview

In the normal course of its business, the Company is exposed to credit, liquidity and market risks, which are actively managed in conformity to the Financial Risk Management Policy and Strategy Papers (this set called hereafter as “Risk Policy”) and internal guidelines subject to such policy.

The Risk Policy is under the management of the Board of Directors, Risk Management Committee and Financial Risk Management, with clear and defined roles and responsibilities, as follows:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         The Board of Directors is responsible for approving the Risk Policy and defining the limits of tolerance of the different risks identified as acceptable for the Company on behalf of its shareholders. The current risk policy was reviewed and approved on November 26, 2015, with maturity of two years, which was automatically renewed for the same period since there was no express change;

•         The Financial Risk Management Committee formally and subordinated to the Executive Board, is in charge of the execution of the Risk Policy, which comprises the supervision of the risk management process, planning and verification of the impacts of the decisions implemented, as well as the evaluation and approval of hedging strategies and monitoring the risk exposure levels to ensure compliance with Risk Policy; and

•         The Risk Management area has a crucial role in monitoring, evaluating and reporting of the financial risks taken by the Company.

The Risk Policy does not authorize the Company’s management to contract leveraged derivative transactions and determines that any individual hedge operations (notional amount) must not exceed 2.5% of the Company’s shareholders’ equity. The contracting of derivatives is exclusively for hedge purposes.

a.            Credit risk management

The Company is subject to the credit risk related to trade accounts receivable, marketable securities, derivative contracts and cash and cash equivalents.

Credit risk associated with trade accounts receivable is actively managed through the use of specific systems. Furthermore, it should be noted the diversification of the customer portfolio and the concession of credit to customers with good financial and operational conditions. The Company does not usually require collateral for sales to customer, and has a contracted credit insurance policy for specific markets.

Credit risk associated with marketable securities, cash and cash equivalents and derivative contracts is limited to the counterparties listed below and is managed according to the rating and concentration of the Company’s portfolio.

On December 31, 2017, the Company had financial investments over R$100,000 at the following financial institutions: Banco Bradesco, Banco do Brasil, Banco HSBC, Banco Itaú, Banco Safra, Banco Santander, Caixa Econômica Federal, Citbank and JP Morgan.

The Company also held derivative contracts with the following financial institutions: Banco Bradesco, Banco do Brasil, Banco Itaú, Banco Santander, Banco Votorantim, Citibank, Deutsche Bank, Merrill Lynch, Morgan Stanley e Rabobank.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

b.            Liquidity risk management

Liquidity risk management aims to reduce the impacts caused by events which may affect the Company’s cash flow. Thus, the Company utilizes the following metrics:

•         Cash Flow at Risk (“CFaR”), which aims to statistically estimates the cash flows for the next 12 months and the Company’s liquidity exposure. The Company determined that the minimum cash available should be equivalent mainly to the average monthly billing and Earning Before Income, Tax, Depreciation and Amortization (“EBITDA”) for the last twelve-month period; and

•         Value at Risk ("VaR") is used to measure the risk of variations in the fair value of the derivatives, determining statistically the potential maximum adjustments in intervals of 1 to 21-days.

The Company maintains its leverage levels in order to avoid any impact to its ability to settle commitments and obligations. As a guideline, the majority of the debt should be in long term. On December 31, 2017, the long term debt portion accounted for 75.4% (82.9% as of December 31, 2016) of the total outstanding debt with an average term greater than 4 years.

The table below summarizes the commitments and contractual obligations that may impact the Company’s liquidity:

	Parent company
	12.31.17
	Book value	Cash flow contracted	2018	2019	2020	2021	2022	2023 onwards
Non derivative financial liabilities
Loans and financing	9,067,515	9,577,526	3,607,221	4,445,043	546,356	88,729	86,271	803,906
BRF bonds	4,479,223	5,262,438	662,347	142,972	142,972	142,972	2,508,167	1,663,008
Trade accounts payable	4,635,382	4,635,382	4,635,382	-	-	-	-	-
Supply chain finance	648,914	648,914	648,914	-	-	-	-	-
Financial lease	226,477	341,920	68,903	61,069	44,107	28,577	23,599	115,665
Operational lease	-	570,271	324,248	67,416	37,171	28,824	26,085	86,527

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Swap (Interest rate and exchange rate)	155,496	151,404	151,404	-	-	-	-	-
Currency derivatives (NDF)	5,846	8,636	8,636	-	-	-	-	-
Commodities derivatives - Corn (NDF)	4,593	4,997	4,997	-	-	-	-	-
Commodities derivatives - Soybean meal (NDF)	3,015	3,015	3,015	-	-	-	-	-
Commodities derivatives - Soybean oil (NDF)	112	112	112	-	-	-	-	-
Currency derivatives (options)	22,851	478	478	-	-	-	-	-
Commodities derivatives - Corn (NDF)	554	-	-	-	-	-	-	-
Commodities derivatives - Soybean (Options)	1,488	(245)	(245)	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	1,964	9,445	9,445	-	-	-	-	-
Currency derivatives (Future)	249	249	249	-	-	-	-	-
Swap (index / currency / stocks)	86,451	86,416	57,611	28,805	-	-	-	-

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	12.31.17
	Book value	Cash flow contracted	2018	2019	2020	2021	2022	2023 onwards
Non derivative financial liabilities
Loans and financing	11,410,655	11,953,796	4,533,235	4,459,370	1,337,112	99,456	720,717	803,906
BRF bonds	4,479,223	5,262,438	662,347	142,972	142,972	142,972	2,508,167	1,663,008
BFF bonds	292,211	336,441	20,649	20,649	295,143	-	-	-
BRF GMBH bonds	1,628,927	2,301,541	71,949	71,949	71,949	71,949	71,949	1,941,796
Quickfood bonds	167,966	265,883	57,511	89,454	60,571	43,648	14,699	-
SHB bonds	2,465,396	3,247,011	117,848	117,848	117,848	117,848	117,848	2,657,771
Trade accounts payable	6,445,486	6,445,486	6,445,486	-	-	-	-	-
Supply chain finance	715,189	715,189	715,189	-	-	-	-	-
Financial lease	232,575	352,756	72,520	63,515	45,403	29,356	24,378	117,584
Operational lease	-	655,593	374,917	76,825	44,606	34,546	31,727	92,972

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Swap (Interest rate and exchange rate)	166,343	166,380	166,110	270	-	-	-	-
Currency derivatives (NDF)	6,769	10,287	10,287	-	-	-	-	-
Commodities derivatives - Corn (NDF)	4,593	4,997	4,997	-	-	-	-	-
Commodities derivatives - Soybean meal (NDF)	3,015	3,015	3,015	-	-	-	-	-
Commodities derivatives - Soybean oil (NDF)	112	112	112	-	-	-	-	-
Currency derivatives (options)	25,916	478	478	-	-	-	-	-
Commodities derivatives - Corn (NDF)	554	-	-	-	-	-	-	-
Commodities derivatives - Soybean (Options)	1,488	245	245	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	1,964	9,445	9,445	-	-	-	-	-
Currency derivatives (Future)	249	249	249	-	-	-	-	-
Swap (index / currency / stocks)	86,451	86,416	57,611	28,805	-	-	-	-
Commodities derivatives (Future)	2,037	-	-	-	-	-	-	-

c.            Interest rate risk management

Interest rates risk is the one the Company incurs in economic losses resulting from changes in these rates, which could affect its assets and liabilities.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates, in order to evaluate any need to enter into hedging transaction to protect from the exposure to fluctuation of such rates and manage the mismatch between its financial investments and debts. In these transactions the Company enters into contracts that exchange floating rate for fixed rate or vice-versa. Such transactions were designated by the Company as cash flow hedge.

The Company’s indebtedness is essentially tied to the London Interbank Offered rate ("LIBOR"), fixed coupon (“R$ and USD”), Interbank Deposit Certificate (“CDI”) and Amplified Consumer Price Index (“IPCA”). In case of adverse changes in the market that result in LIBOR, CDI and IPCA hikes, the cost of the floating indebtedness rises and on the other hand, the cost of the fixed indebtedness decreases in relative terms.

With regards to the Company's marketable securities, the main index is the Interbank Deposit Certificate ("CDI") for investments in Brazil and fixed coupon (“USD”) for investments in the Foreign market.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

d.            Foreign exchange risk management

Foreign exchange risk is the one related to variations of foreign exchange rates that may cause the Company to incur unexpected losses, leading to a reduction of assets or an increase in liabilities.

The Risk Policy is intended to protect the Company's results from these variations, in order to:

•         Protect operating revenues and costs that are related to transactions arising from commercial activities, such as estimated exports and purchases of raw materials, utilizing hedging instruments, that is, to protect its future cash flow denominated in foreign currency; and

•         Manage assets and liabilities denominated in foreign currencies in order to protect the balance sheet of the Company, through the use of over-the-counter and futures transactions.

The Company’s consolidated financial statements are mainly impacted by the following currencies: Argentine Peso, Baht, Yen, Dirham, Euro, Kwait Dinar, Pound Sterling, Riyal Saudi Arabia, Riyal Qatar, Turkish Lira and U.S. Dollar.

Assets and liabilities denominated in foreign currency are as follows, summarized in Brazilian Reais:

	Consolidated
	12.31.17	12.31.16

Cash and cash equivalents	278,147	27,704
Trade accounts receivable	862,197	1,512,354
Trade accounts payable	31,446	(707,321)
Loans and financing	(6,136,406)	(5,425,240)
Hedge	3,049,698	3,477,652
Investments, net	1,985,689	441,790
Other assets and liabilities, net	(15,378)	74,775

Exposure in result	55,393	(598,286)

The net exposure is mainly composed of the following currencies:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

		31.12.17		31.12.16
Net P&L Exposure	in thousands	Equivalent in thousands of R$	in thousands	Equivalent in thousands of R$

Argentine Pesos	1,066,311	187,138	497,591	102,305
Euros	(41,024)	(162,835)	26,571	91,361
Pound Sterling	2,931	13,106	12,118	48,913
Yen	1,309,736	38,506	2,953,831	82,471
Rubles	1,334,278	76,601	-	-
Turkish Liras	(391,238)	(342,411)	-	-
U.S. Dollars	74,150	245,289	(283,310)	(923,336)
Total		55,393		(598,286)

The Company’s foreign subsidiaries have amounts denominated in Brazilian Reais registered as trade accounts payable, which reduces the exposure to liabilities in foreign currencies registered in Brazil. On December 31, 2017, this effect overcame the amount of trade accounts payable in foreign currencies registered in Brazil, generating an inversion of the trade accounts payable exposure when compared to December 31, 2016. In other situations, this dynamic may also occur for cash and cash equivalents.

The investments, net line item is comprised of natural hedges derived from assets and liabilities of foreign subsidiaries with the Brazilian Reais as functional currency.

The Company has a foreign exchange exposure that impacts shareholders’ equity equivalent to R$5,519,344 on December 31, 2017 (R$4,348,125 on December 31, 2016). This exposure does not contemplate the effects of the financial instruments designated as hedging instruments presented in the note 4.2.1, whose changes in fair value present a temporary effect on shareholders’ equity until the hedge transaction occurs.

e.            Commodity price risk management

In the normal course of its operations, the Company purchases commodities, mainly corn, soymeal, soybean oil and live hog, which are some of the individual components of production cost.

Corn, soybean meal and soybean oil prices are subject to volatility resulting from weather conditions, crop yield, transportation and storage costs, government’s agricultural policy, foreign exchange rates and the prices of these commodities on the international market, among others factors. The prices of hog acquired from third parties are subject to market conditions and are influenced by internal availability and levels of demand in the international market, among other aspects.

The Risk Policy establishes limits for hedging the corn, soybean meal and soybean oil prices purchase flow, aiming to reduce the impact resulting from a price increase of

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

these raw materials, and may utilize derivative instruments or inventory management for this purpose.

f.             Capital management

The Company’s definition of the adequate capital structure is essentially associated with (i) cash strength as a tolerance factor to liquidity volatility, (ii) financial leverage and (iii) maximization of the opportunity cost of capital.

The cash and liquidity strategy takes into consideration the historical scenarios of volatility of results as well as simulations of sectorial and systemic crises and is based on permitting the resilience in scenarios of restricted access to capital.

Financial leverage aims the balance between the different sources of funding and their conditions of allocation in order to maximize the opportunity cost to BRF in its business expansion initiatives. Moreover, the objective of maintaining the investment grade disciplines the weighting of using own and third party capital.

The Company monitors debt levels and net debt, which are shown below:

	Consolidated
	12.31.17			12.31.16
	Current	Non-current	Total	Total
Foreign currency debt	(1,438,591)	(9,662,758)	(11,101,349)	(10,318,725)
Local currency debt	(3,592,760)	(5,750,269)	(9,343,029)	(8,643,655)
Other financial liabilities	(299,491)	-	(299,491)	(529,571)
Gross debt	(5,330,842)	(15,413,027)	(20,743,869)	(19,491,951)

Marketable securities and cash and cash equivalents	6,239,259	568,805	6,808,064	7,506,932
Other financial assets	90,536	-	90,536	198,015
Restricted cash	127,821	407,803	535,624	645,808
Net debt	1,126,774	(14,436,419)	(13,309,645)	(11,141,196)

4.2.        Derivative and non-derivative financial instruments designated as hedge accounting

As established by CVM Deliberation Nº 604/09, the Company applies hedge accounting to its derivative instruments classified as cash flow hedge of highly probable forecasted transactions and fair value hedge of firm commitments, in accordance with the Risk Policy. The cash flow hedge consists of hedging the exposure to variations of the cash flows attributable to a particular risk associated with a recognized asset or liability or a highly probable forecasted transaction that could affect profit and loss. The fair value hedge of a firm commitment is a protection against fluctuations of a specific type of risk associated to a firm agreement to exchange a determined quantity for a determined price in a specific date, or in specific future determined dates.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Risk Policy has also the purpose of determining parameters for using financial instruments, including derivatives, which are designated as protection to operating and financial assets and liabilities, which are exposed to the variations of foreign exchange rates, the fluctuation of interest rates and changes to commodity prices. The Risk Management Committee is responsible for ensuring compliance to the requirements established by the Company’s Risk Policy, supported by the Market Risk Management area.

The Company formally designated its operations for hedge accounting treatment for the derivative financial instruments to protect cash flows and export revenues by documenting:

•         The relationship of the hedge;

•         The objective and risk management strategy of the Company to enter into a hedge transaction;

•         The identification of the financial instrument;

•         The hedge object or transaction;

•         The nature of the risk to be hedged;

•         The description of the hedge relationship;

•         The demonstration of the correlation between the hedge transaction and the hedge object, when applicable; and

•         The prospective demonstration of the effectiveness of the hedge.

The transactions for which the Company has designated cash flow hedge accounting are highly probable and present an exposure to variations in cash flow that could affect profit and loss. The transactions for which the Company has designated fair value hedge accounting are firm commitments that present an exposure to variations in the fair value that could affect profit and loss.

The instruments hired for these hedge relations are highly effective in protecting the variations of the fair value or cash flow attributable to the hedged risk. The prospective and retrospective effectiveness tests are prepared at each period end, following the criteria demonstrated below:

•         The prospective test is based on the comparison between the critical terms of the hedging instruments and of the hedged items. The hedged items (future monthly export sales or firm commitments) and the hedge instruments have the same critical terms, as follows:

•         Both fair values change due to the exchange rate or commodities prices variation (spot or forward rate method);

•         Their notional amounts are similar; and

•         Their maturities are identical, both the hedged item and the settlement of the financial instrument will occur at the same period.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         The retrospective test is based on the comparison of the accumulated variation since the inception between the fair value of the hedging instrument and the fair value of the hedged item. The actual effectiveness of the hedge relation is assessed on the instruments settlement date, by comparing the accumulated change of the expected revenues with the actual gains or losses realized on the financial instrument.

The Company, within its hedge accounting strategy, utilizes the following financial instruments:

a.            Non-deliverable forwards – NDF

Non-deliverable forward contract is the future commitment to purchase or sell certain currencies or commodities on a certain date in the future for a predetermined price. This contract does not require physical settlement of contracted positions, but the financial settlement of the difference between the settlement price and the predetermined price of the contract.

b.            Interest rate and currency swap

Similar to a non-deliverable forward contract, the swap is the future commitment to buy or sell certain interest rates or currency at a specified date in the future for a predetermined price. The particularity in this type of transaction is the possibility to exchange cash flows on several dates. The Company contracts swaps that do not require the physical settlement of contracted positions, but the financial settlement of the difference between the settlement price and the price established in the contract.

c.            Options

A put option (“PUT”) gives to the holder (option holder) the right to buy an asset at a certain price (strike) at certain future date (the exercise date). A call option (“CALL”) gives to the holder the right to sell an asset at a certain price at a certain future date. In addition, there is a possibility of buying (premium disbursement, with rights) or selling (premium receiving, with obligations).

d.            Export prepayments – PPEs

The Company utilizes the exchange rates variation of export prepayments contracts (“PPEs”) as a hedge instrument for the highly probable future sales in foreign currency.

e.            Senior unsecured notes – Bonds

The Company designates part of the transactions involving Senior Unsecured Notes as hedge accounting for its highly probable future sales in foreign currency.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

4.2.1 Breakdown of the balances of derivative financial instruments

The positions of outstanding derivative financial instruments are as follows:

Parent company and Consolidated
12.31.17					12.31.16
Instrument	Hedge object	Reference currency (notional)	Reference value (notional)	Fair value (1)	Reference value (notional)	Fair value (1)
Financial instruments designated as hedge accounting
NDF - U.S. Dollar sale	Currency	US$	208,447	(3,743)	106,935	6,556
NDF - Euro sale	Currency	EUR	15,000	(578)	145,000	56,852
NDF - Pound Sterling sale	Currency	GBP	25,000	(862)	34,000	11,142
Currency swap - U.S. Dollar	Currency	BRL	250,000	(153,044)	250,000	(150,803)
Interest rate swap - U.S. Dollar	Interest	US$	100,000	(2,452)	200,000	(11,337)
Options - U.S. Dollar	Currency	US$	361,781	(2,589)	1,322,000	66,791
Options - Euro	Currency	EUR	-	-	80,000	16,886
NDF - Commodities purchase	Commodities	Ton/US$	598,528	(7,519)	85,000	(880)
NDF - Commodities sale	Commodities	Ton/US$	77,747	1,761	308,592	1,837
Future - B3	Commodities	Ton/US$	99,117	259	31,995	(27)
Options (Collar) - Commodities	Commodities	Ton/US$	49,916	(1,488)	-	-
Total in Parent company				(170,255)		(2,983)
Interest rate swap - U.S. Dollar	Interest	US$	200,000	(10,847)	200,000	(22,025)
NDF - U.S. Dollar sale	Currency	US$	80,000	(448)	-	-
Options - U.S. Dollar	Currency	US$	40,000	215	-	-
Fixed exchange rate - U.S. Dollar	Currency	US$	-	-	770	(60)
Fixed exchange rate - Euro	Currency	EUR	-	-	6,566	(225)
Fixed exchange rate - Pound Sterling	Currency	GBP	-	-	6,578	19
Total Consolidated				(181,335)		(25,274)

Financial instruments not designated as hedge accounting
NDF - Purchase of U.S. Dollar	Currency	US$	800,000	(1,964)	680,000	(82,481)
NDF - Purchase of Euro	Currency	EUR	30,000	239	-	-
Currency swap - U.S. Dollar	Currency	US$	50,000	1,285	221,977	(200,799)
Currency swap - Euro	Currency	EUR	-	-	13,750	(17,742)
Interest rate - R$	Interest	BRL	548,960	23,908	50,000	438
Interest rate - U.S. Dollar	Interest	US$	8,333	(35)	-	-
Stock swap (2)	Stock	BRL	510,091	(86,416)	-	-
Future - B3	Currency	US$	36,000	(249)	150,000	(5,230)
Total in Parent company				(63,232)		(305,814)
NDF - Purchase of Euro	Currency	EUR	550,000	36,173	300,000	(479)
Options -Turkish Lira	Currency	US$	50,000	(561)	-	-
Fixed exchange rate - US$	Currency	US$	-	-	790	11
Total Consolidated				(27,620)		(306,282)

Total in Parent company				(233,487)		(308,797)
Total Consolidated				(208,955)		(331,556)

(1)     The fair value determination method used by the Company consists of calculating the future value based on the contracted conditions and determining the present value based on market curves, obtained from the database of Bloomberg, Reuters, Brazil Central Bank and B3.

(2)     Total Return Swap asset in BRF’s stocks and liability in percentage of CDI.

a.            Non-deliverable forwards – NDF

 i.             Currency non-deliverable forwards - NDF

The position of the currency non-deliverable forward – NDF, by maturity, as well as the weighted average exchange rates and the fair value, are presented as follows:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Parent company and Consolidated
12.31.17
SHORT	R$ x US$			R$ x EUR			R$ x GBP
Maturities	Notional (US$)	Average rate	Fair value	Notional (EUR)	Average rate	Fair value	Notional (GBP)	Average rate	Fair value
Financial instruments designated as cash flow hedge
January 2018	130,000	3.2891	(3,195)	15,000	3.9244	(578)	10,000	4.3710	(886)
February 2018	78,447	3.3128	(548)	-	-	-	15,000	4.4690	24
	208,447	3.2980	(3,743)	15,000	3.9244	(578)	25,000	4.4298	(862)

Parent company and Consolidated
LONG	US$ x R$			EUR x R$
Maturities	Notional (US$)	Average rate	Fair value	Notional (EUR)	Average rate	Fair value
Financial instruments not designated as hedge accounting
March 2018	800,000	3.3381	(1,964)	30,000	4.0000	239
	800,000	3.3381	(1,964)	30,000	4.0000	239

Consolidated
SHORT	R$ x US$
Maturities	Notional (US$)	Average rate	Fair value
Financial instruments designated as cash flow hedge
January 2018	20,000	3.3238	245
February 2018	40,000	3.3059	(680)
March 2018	20,000	3.3340	(13)
	80,000	3.3174	(448)

LONG	US$ x EUR
Maturities	Notional (EUR)	Average rate	Fair value
Financial instruments not designated as hedge accounting
March 2018	550,000	1.1817	36,173
	550,000	1.1817	36,173

ii.             Commodities non-deliverable forwards – NDF

The position of the commodities non-deliverable forwards – NFD, by maturity, as well as weighted average exchange rates and the fair value, are presented as follows:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Parent company and Consolidated
12.31.17
LONG - Soybean meal	Quantity	Average rate	Fair
Maturities	Ton	US$/Ton	value
Designated as cash flow hedge
April 2018	10,000	131.80	(535)
June 2018	42,985	131.71	(1,732)
July 2018	12,985	129.43	(231)
August 2018	7,996	129.82	(180)
September 2018	7,996	128.74	(164)
November 2018	9,992	128.74	(173)
	91,954	130.65	(3,015)

LONG - Corn	Quantity	Average rate	Fair
Maturities	Ton	US$/Ton	value
Designated as cash flow hedge
February 2018	36,642	138.10	(1)
April 2018	319,953	145.12	(4,012)
August 2018	20,000	148.40	(57)
November 2018	79,992	152.38	(320)
December 2018	34,993	152.26	(125)
	491,580	146.42	(4,515)

LONG - Soybean oil	Quantity	Average rate	Fair
Maturities	Ton	US$/Ton	value
Designated as cash flow hedge
February 2018	2,994	731.33	19
April 2018	3,000	733.33	36
June 2018	2,000	745.16	(26)
July 2018	1,000	744.50	(11)
August 2018	1,000	744.94	(15)
September 2018	2,000	741.63	(28)
November 2018	3,000	732.74	36
	14,994	737.02	11

SHORT - Corn	Quantity	Average rate	Fair
Maturities	Ton	US$/Ton	value
Designated as fair value hedge
June 2018	33,747	149.87	590
August 2018	21,000	149.19	115
	54,747	149.61	705

SHORT - Soybean	Quantity	Average rate	Fair
Maturities	Ton	US$/Ton	value
Designated as fair value hedge
February 2018	23,000	367.26	1,056
	23,000	367.26	1,056

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

b.            Interest rate and currency swap

The position of interest rate and currency swap is presented as follows:

				Parent company		Consolidated
12.31.17
Instrument	Maturity	Assets (Hedged object)	Liabilities (Protected risk)	Notional	Fair value	Notional	Fair value
Financial instruments designated as cash flow hedge

Interest rate	06.18.18	LIBOR 3M + 2.60% p.a.	5.47% p.a.	100,000	(2,452)	100,000	(2,452)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.90% p.a.	-	-	100,000	(5,458)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.88% p.a.	-	-	100,000	(5,389)
				100,000	(2,452)	300,000	(13,299)

Currency swap	05.22.18	R$ + 7.75%	US$ + 1.60%	250,000	(153,044)	250,000	(153,044)

					(155,496)		(166,343)

Financial instruments not designated as hedge accounting
Interest rate	01.22.18	LIBOR 6M + 2.82% p.a.	5.86% p.a.	8,333	(35)	8,333	(35)
Interest rate - Bond	05.22.18	R$ (Fixed rate of 7.75% p.a.)	68.84% CDI	50,000	451	50,000	451
Interest rate	04.02.19	R$ (Fixed rate of 9.61% p.a.)	95.00% CDI	250,000	11,515	250,000	11,515
Interest rate	04.02.19	R$ (Fixed rate of 9.61% p.a.)	93.54% CDI	248,960	11,942	248,960	11,942
					23,873		23,873

Currency swap	04.12.19	US$ + 2,67% p.a.	110.91% CDI	50,000	1,285	50,000	1,285

Stock swap	02.05.19	BRFS3	110.00% CDI	510,091	(86,416)	510,091	(86,416)
					(61,258)		(61,258)

c.            Options (1)

 i.             Currency options

The Company designates as a cash flow hedge or fair value hedge only the variation in the intrinsic value of its options, recognizing the time value of the premium in the financial result. If the hedge is not effective and the option is not exercised due to devaluation of the Brazilian Real, the losses related to the options will be registered as financial expenses in the statement of income.

The Company has designated transactions involving options denominated collar where there is a purchase of a put option ("PUT") and a sale of a call option ("CALL"), simultaneously, such that the premium paid for the call is compensated by the premium received in the put.

When the market price of any of the options is not available in an active market, the fair value is based on an option pricing model (Black-Scholes or Binomial).

(1)        The average rates of options contracts may not reflect the expected final result, such as those presented in the table of sensitivity analysis, since its consists of several transactions.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Parent company and Consolidated
12.31.17
R$ x US$
Type	Maturities	Notional (US$)	Average US$	Fair value

Financial instruments designated as cash flow hedge
Collar - Call (Sale)	January 2018	(60,000)	3.4500	(2,023)
Collar - Put (Purchase)	January 2018	60,000	3.1900	916
Collar - Call (Sale)	February 2018	(61,781)	3.3660	(3,200)
Collar - Put (Purchase)	February 2018	61,781	3.2501	2,184
Collar - Call (Sale)	March 2018	(100,000)	3.4074	(5,563)
Collar - Put (Purchase)	March 2018	100,000	3.2894	5,963
Collar - Call (Sale)	April 2018	(40,000)	3.4393	(2,609)
Collar - Put (Purchase)	April 2018	40,000	3.3025	3,021
Collar - Call (Sale)	June 2018	(40,000)	3.4745	(3,321)
Collar - Put (Purchase)	June 2018	40,000	3.2250	2,330
Collar - Call (Sale)	July 2018	(20,000)	3.4930	(1,935)
Collar - Put (Purchase)	July 2018	20,000	3.3100	2,002
Collar - Call (Sale)	August 2018	(20,000)	3.5280	(1,971)
Collar - Put (Purchase)	August 2018	20,000	3.2900	1,899
Collar - Call (Sale)	September 2018	(20,000)	3.5380	(2,228)
Collar - Put (Purchase)	September 2018	20,000	3.2800	1,946
		-		(2,589)

Consolidated
12.31.17
R$ x US$
Type	Maturities	Notional (US$)	Average US$	Fair value

Financial instruments designated as cash flow hedge
Collar - Call (Sale)	April 2018	(20,000)	3.4500	(1,334)
Collar - Put (Purchase)	April 2018	20,000	3.2600	1,179
Collar - Call (Sale)	June 2018	(20,000)	3.4857	(1,732)
Collar - Put (Purchase)	June 2018	20,000	3.3300	2,102
		-		215

Consolidated
12.31.17
TRY x US$
Type	Maturities	Notional (US$)	Average US$	Fair value

Financial instruments not designated as hedge accounting
Collar - Call (Sale)	June 2018	(50,000)	4.4342	(2,037)
Collar - Put (Purchase)	June 2018	50,000	3.6960	1,476
		-		(561)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

ii.             Soybean meal options

Parent company and Consolidated
12.31.17
Soybean meal		Quantity	Average rate	Fair value
Type	Maturities	Ton	US$/Ton
Financial instruments designated as cash flow hedge
Collar - Call (Purchase)	February 2018	10,000	142.91	26
Collar - Put (Sale)	February 2018	(10,000)	122.04	(151)
Collar - Call (Purchase)	April 2018	19,958	146.65	119
Collar - Put (Sale)	April 2018	(19,958)	125.39	(731)
Collar - Call (Purchase)	June 2018	9,979	145.07	154
Collar - Put (Sale)	June 2018	(9,979)	126.18	(458)
Collar - Call (Purchase)	July 2018	9,979	141.14	230
Collar - Put (Sale)	July 2018	(9,979)	129.72	(677)
				(1,488)

4.2.2 Breakdown of the balances of non-derivative financial instruments

The position of non-derivative financial instruments designated as cash flow hedge is presented as follows:

Parent company and Consolidated
			12.31.17		12.31.16
Hedge Instrument	Hedge object	Reference currency (notional)	Value (notional)	Fair value (1)	Value (notional)	Fair value (1)

Export prepayment - PPEs	Exchange rate	USD	208,333	689,167	300,000	977,730
Senior unsecured notes - Bonds	Exchange rate	USD	268,662	990,294	268,662	977,157

			476,995	1,679,461	568,662	1,954,887

(1)     Reference value converted by FX rate in effect at year-end or partial repeal dates. This amount set forth the total that may impact the Company’s shareholders’ equity.

a.            Export prepayments – PPEs

The position of PPEs designated as cash flow hedge is presented as follows:

Parent company and Consolidated
12.31.17
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value (1)

Export prepayment - PPE	US$ (E.R.)	01.2018 to 02.2019	208,333	1.8643	689,167

(1)       Reference value converted by the Ptax rate at the end of the year or partial revocation dates. This amount set forth the total that may impact the Company's shareholders' equity.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

b.            Senior unsecured notes – Bonds

The position of bonds designated as cash flow hedge is presented as follows:

Parent company and Consolidated
12.31.17
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value (1)

BRF SA BRFSBZ5	US$ (E.R.)	06.2022	118,662	2.0213	494,094
BRF SA BRFSBZ3	US$ (E.R.)	05.2023	150,000	2.0387	496,200

			268,662	2.0310	990,294

(1)       Reference value converted by the Ptax rate at the end of the year or partial revocation dates. This amount set forth the total that may impact the Company's shareholders' equity.

4.3.        Gains and losses of derivative and non-derivative financial instruments

The unrealized gains and losses of derivative and non-derivative financial instruments designated as cash flow hedge while unrealized are recorded as a component of other comprehensive income, as set forth below:

	Shareholders' Equity
	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16
Derivatives designated as cash flow hedges
Foreign exchange risks	(162,472)	(28,998)	(162,480)	(29,169)
Interest risks	(2,194)	(8,803)	(8,474)	(25,872)
Commodity risks	(10,595)	3,389	(10,595)	3,389
	(175,261)	(34,412)	(181,549)	(51,652)

Non derivatives designated as cash flow hedges
Foreign exchange risks	(682,074)	(812,007)	(682,074)	(812,007)

Gross losses	(857,335)	(846,419)	(863,623)	(863,659)
Deferred taxes on losses	291,494	287,782	291,494	287,739
OCI recognized by subsidiaries	(6,288)	(17,283)	-	-
Losses, net of taxes	(572,129)	(575,920)	(572,129)	(575,920)

Change in gross losses	(10,916)	798,351	36	819,983
Income taxes on financial instruments adjustments	3,712	(272,664)	3,755	(272,707)
OCI recognized by subsidiaries	10,995	21,589	-	-
Impact in other comprehensive income	3,791	547,276	3,791	547,276

In the year ended December 31, 2017, the realized gains and losses with derivative and non-derivative financial instruments designated as cash flow hedge resulted in a gain of R$196,105 (gain of R$707,214 in the year ended December 31, 2016), composed by a gain amounting to R$176,639 (gain of R$671,273 in the year ended December 31, 2016) recorded as gross revenues and costs of products sold and a gain of R$19,465 (gain of R$35,941 in the year ended December 31, 2016) recorded in the financial result.

In the year ended December 31, 2017, the realized gains and losses with derivative financial instruments designated as fair value hedge resulted in a gain of R$34,524 (nil effect in the year ended December 31, 2016) recorded as costs of products sold.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

4.4.        Breakdown of financial instruments by category – except derivatives

	Parent company
	12.31.17
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Cash and bank accounts	146,331	-	-	-	-	146,331
Marketable securities	-	-	-	82,418	-	82,418
Restricted cash	-	-	-	516,598	-	516,598
Trade accounts receivable	7,331,532	-	-	-	-	7,331,532
Other credits	223,239	-	-	-	-	223,239
Other receivables	28,897	-	-	-	-	28,897
Fair value
Cash equivalents	-	-	3,438,370	-	-	3,438,370
Marketable securities	-	276,900	166,322	-	-	443,222

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(4,635,382)	(4,635,382)
Supply chain finance	-	-	-	-	(648,914)	(648,914)
Loans and financing
Local currency	-	-	-	-	(8,371,872)	(8,371,872)
Foreign currency	-	-	-	-	(5,174,866)	(5,174,866)
Finance lease payable	-	-	-	-	(226,477)	(226,477)
	7,729,999	276,900	3,604,692	599,016	(19,057,511)	(6,846,904)

	Parent company
	12.31.16
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Cash and bank accounts	67,082	-	-	-	-	67,082
Marketable securities	-	-	-	80,200	-	80,200
Restricted cash	-	-	-	555,667	-	555,667
Trade accounts receivable	8,409,234	-	-	-	-	8,409,234
Other credits	335,018	-	-	-	-	335,018
Other receivables	74,164	-	-	-	-	74,164
Fair value
Cash equivalents	-	-	3,789,423	-	-	3,789,423
Marketable securities	-	329,876	228,969	-	-	558,845

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(4,758,721)	(4,758,721)
Supply chain finance	-	-	-	-	(1,335,582)	(1,335,582)
Loans and financing
Local currency	-	-	-	-	(8,643,655)	(8,643,655)
Foreign currency	-	-	-	-	(7,291,438)	(7,291,438)
Finance lease payable	-	-	-	-	(211,482)	(211,482)
	8,885,498	329,876	4,018,392	635,867	(22,240,878)	(8,371,245)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	12.31.17
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Cash and bank accounts	1,670,117	-	-	-	-	1,670,117
Marketable securities	-	-	-	256,978	-	256,978
Restricted cash	-	-	-	535,624	-	535,624
Trade accounts receivable	3,925,282	-	-	-	-	3,925,282
Other credits	229,521	-	-	-	-	229,521
Other receivables	28,897	-	-	-	-	28,897
Fair value
Cash equivalents	-	-	4,340,712	-	-	4,340,712
Marketable securities	-	344,263	195,994	-	-	540,257

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(6,445,486)	(6,445,486)
Supply chain finance	-	-	-	-	(715,189)	(715,189)
Loans and financing
Local currency	-	-	-	-	(9,343,029)	(9,343,029)
Foreign currency	-	-	-	-	(11,101,349)	(11,101,349)
Finance lease payable	-	-	-	-	(232,575)	(232,575)
	5,853,817	344,263	4,536,706	792,602	(27,837,628)	(16,310,240)

	Consolidated
	12.31.16
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Cash and bank accounts	1,730,417	-	-	-	-	1,730,417
Marketable securities	-	-	-	255,493	-	255,493
Restricted cash	-	-	-	645,808	-	645,808
Trade accounts receivable	3,095,848	-	-	-	-	3,095,848
Other credits	335,506	-	-	-	-	335,506
Other receivables	74,164	-	-	-	-	74,164
Fair value
Cash equivalents	-	-	4,626,502	-	-	4,626,502
Marketable securities	-	623,275	271,245	-	-	894,520

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(5,839,838)	(5,839,838)
Supply chain finance	-	-	-	-	(1,335,582)	(1,335,582)
Loans and financing
Local currency	-	-	-	-	(8,643,655)	(8,643,655)
Foreign currency	-	-	-	-	(10,318,725)	(10,318,725)
Finance lease payable	-	-	-	-	(216,823)	(216,823)
	5,235,935	623,275	4,897,747	901,301	(26,354,623)	(14,696,365)

4.5.        Determination of the fair value of financial instruments

The Company discloses its financial assets and liabilities at fair value, based on the appropriate accounting pronouncements, which refers to concepts of valuation and disclosure requirements.

Particularly related to the disclosure, the Company applies the hierarchy requirements set out in CVM Deliberation Nº 699/12, which involves the following aspects:

•         The fair value is the price that an asset could be exchanged and a liability could be settled, between knowledgeable willing parties in an arm’s length transaction; and

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         Hierarchy on 3 levels for measurement of the fair value, according to observable inputs for the valuation of an asset or liability on the date of its measurement.

The valuation established on 3 levels of hierarchy for measurement of the fair value is based on observable and non-observable inputs. Observable inputs reflect market data obtained from independent sources, while non-observable inputs reflect the Company’s valuation technics. These 2 types of inputs create the hierarchy of fair value set forth below:

•         Level 1 – Prices quoted (unadjusted) for identical instruments in active markets. Investments in credit linked notes, private securities, Financial Treasury Bills (“LFT”) and stocks are classified at level 1 of the fair value hierarchy.

•         Level 2 – Prices quoted in active markets for similar instruments, prices quoted for identical or similar instruments in non-active markets and evaluation models for which inputs are observable. Investments in Bank Deposit Certificates (“CDB”) and derivatives are classified at level 2, since the determination of fair value is based on the price quotation widely accepted in the markets. Readily observable market inputs are used, such as interest rate forecasts, volatility factors and foreign currency rates.

•         Level 3 – Instruments whose significant inputs are non-observable. The Company does not have financial instruments in this classification.

The table below presents the overall classification of financial assets and liabilities according to the valuation hierarchy. For the year ended on December 31, 2017, there were no changes between the 3 levels of hierarchy.

	Parent company
	12.31.17
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Stocks	276,900	-	-	276,900
Held for trading
Financial treasury bills	166,322	-	-	166,322
Other financial assets
Derivatives designated as hedge accounting	-	23,700	-	23,700
Derivatives not designated as hedge accounting	-	25,432	-	25,432
	443,222	49,132	-	492,354
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designated as hedge accounting	-	(193,955)	-	(193,955)
Derivatives not designated as hedge accounting	-	(88,664)	-	(88,664)
	-	(282,619)	-	(282,619)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company
	12.31.16
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Stocks	329,876	-	-	329,876
Held for trading
Bank deposit certificates	-	48,425	-	48,425
Financial treasury bills	180,544	-	-	180,544
Other financial assets
Derivatives designated as hedge accounting	-	197,477	-	197,477
Derivatives not designated as hedge accounting	-	438	-	438
	510,420	246,340	-	756,760
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designated as hedge accounting	-	(200,460)	-	(200,460)
Derivatives not designated as hedge accounting	-	(306,252)	-	(306,252)
	-	(506,712)	-	(506,712)

	Consolidated
	12.31.17
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	15,447	-	-	15,447
Public securities	-	-	-	-
Stocks	328,816	-	-	328,816
Held for trading
Bank deposit certificates	-	-	-	-
Financial treasury bills	166,322	-	-	166,322
Investment funds	29,672	-	-	29,672
Other financial assets
Derivatives designed as hedge accounting	-	27,455	-	27,455
Derivatives not designated as hedge accounting	-	63,081	-	63,081
	540,257	90,536	-	630,793
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designed as hedge accounting	-	(208,790)	-	(208,790)
Derivatives not designated as hedge accounting	-	(90,701)	-	(90,701)
	-	(299,491)	-	(299,491)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	12.31.16
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	187,384	-	-	187,384
Public securities	56,416	-	-	56,416
Stocks	379,475	-	-	379,475
Held for trading
Bank deposit certificates	-	48,425	-	48,425
Financial treasury bills	180,544	-	-	180,544
Investment funds	42,276	-	-	42,276
Other financial assets
Derivatives designed as hedge accounting	-	197,520	-	197,520
Derivatives not designated as hedge accounting	-	495	-	495
	846,095	246,440	-	1,092,535
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designed as hedge accounting	-	(222,794)	-	(222,794)
Derivatives not designated as hedge accounting	-	(306,777)	-	(306,777)
	-	(529,571)	-	(529,571)

4.6.        Comparison between book value and fair value of financial instruments

Except for the items presented below, the book value of all other financial instruments approximate fair value. The fair value of financial instruments presented below was based in prices observed in active markets, level 1 of the hierarchy for fair value measurement.

	Parent company and Consolidated
		12.31.17		12.31.16
	Maturity	Book value	Fair value	Book value	Fair value
BRF bonds
BRF SA BRFSBZ5	2022	(369,627)	(406,699)	(364,006)	(415,115)
BRF SA BRFSBZ4	2024	-	-	(2,424,133)	(2,404,442)
BRF SA BRFSBZ3	2023	(1,608,257)	(1,578,661)	(1,568,079)	(1,567,412)
BRF SA BRFSBZ7	2018	(503,802)	(502,363)	(502,933)	(475,868)
BRF SA BRFSBZ2	2022	(1,997,537)	(1,974,482)	(1,729,142)	(1,795,814)
Parent company		(4,479,223)	(4,462,205)	(6,588,293)	(6,658,651)

BFF bonds
Sadia Overseas BRFSBZ7	2020	(292,211)	(299,883)	(287,211)	(308,745)
Sadia bonds
Sadia Overseas BRFSBZ6	2017	-	-	(370,023)	(376,702)
Bonds BRF - SHB
BRF SA BRFSBZ4	2024	(2,465,396)	(2,427,849)	-	-
Bonds BRF Gmbh
BRF SA BRFSBZ4	2026	(1,628,927)	(1,553,088)	(1,606,615)	(1,538,817)
Quickfood bonds
Quickfood	2022	(167,966)	(167,966)	(144,453)	(144,453)
Consolidated		(9,033,723)	(8,910,991)	(8,996,595)	(9,027,368)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

4.7.        Table of sensitivity analysis

In preparation of the sensitivity analysis, Management considered the derivative financial instruments used to mitigate the currency risk and commodities as relevant market risks that could impact the Company's results. Currently, Management believes that fluctuations in interest rates do not significantly affect its financial results, since it has fixed through derivative financial instruments (interest rate swap), a considerable part of its floating debt.

The table below presents the possible impacts of derivative and non-derivative financial instruments considering scenarios of appreciation and depreciation of the main traded currencies by the Company with respect to its functional currency (Brazilian Real) and changes in corn prices on the Chicago Board of Trade (“CBOT”). The amount of exports utilized corresponds to notional value of derivative financial instruments entered into in order to hedge highly probable transactions.

Quantitative and qualitative information used in preparing these analyzes are based on the position for the year ended December 31, 2017. Future results may differ significantly from those estimates amounts, if the reality becomes different from the assumptions used.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

		3.3080	2.9772	2.4810	4.1350	4.9620
Parity - Brazilian Reais x U.S. Dollar		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	(1,334)	94,084	237,212	(239,879)	(478,425)
Options - currencies	Devaluation of R$	682	115,110	313,590	(277,902)	(608,702)
Export prepayments	Devaluation of R$	(300,779)	(231,863)	(128,488)	(473,071)	(645,362)
Bonds	Devaluation of R$	(343,077)	(254,204)	(120,894)	(565,261)	(787,444)
Swaps	Devaluation of R$	(157,811)	(117,030)	(55,858)	(259,763)	(361,716)
Exports (object)	Appreciation of R$	802,171	396,206	(239,951)	1,810,065	2,870,325
Cost (object)	Appreciation of R$	148	(2,303)	(5,611)	5,811	11,324
Not designated as hedge accouting
NDF - Purchase	Appreciation of R$	(24,060)	(288,700)	(685,660)	637,540	1,299,140
Futures purchase - B3	Appreciation of R$	(220)	(12,129)	(29,992)	29,552	59,324
Net effect		(24,280)	(300,829)	(715,652)	667,092	1,358,464

		3.9693	3.5724	2.9770	4.9616	5.9540
Parity - Brazilian Reais x Euro		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	(674)	5,280	14,211	(15,558)	(30,443)
Exports (object)	Appreciation of R$	674	(5,280)	(14,211)	15,558	30,443
Not designated as hedge accouting
NDF - Purchase EUR x US$	Devaluation of R$	33,113	(185,197)	(512,661)	578,888	1,124,662
NDF - Purchase	Devaluation of R$	(921)	(12,829)	(30,691)	28,849	58,619
Net effect		32,192	(198,026)	(543,352)	607,737	1,183,281

		4.4714	4.0243	3.3536	5.5893	6.7071
Parity - Brazilian Reais x GBP		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	(1,040)	10,139	26,906	(28,986)	(56,933)
Exports (object)	Appreciation of R$	1,040	(10,139)	(26,906)	28,986	56,933
Net effect		-	-	-	-	-

		143.85	129.47	107.89	179.81	215.78
Price parity CBOT - Corn - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Corn sale	Increase in the price of corn	1,043	3,648	7,555	(5,470)	(11,983)
Non-deliverable forward - Corn purchase	Decrease in the price of corn	(4,178)	(27,571)	(62,659)	54,303	112,784
Cost (object)	Decrease in the price of corn	3,135	23,923	55,104	(48,833)	(100,801)
Net effect		-	-	-	-	-

		127.11	114.40	95.33	158.89	190.66
Price parity CBOT - Soybean meal - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Soybeal meal purchase	Decrease in the price of soybean meal	(1,078)	(4,944)	(10,744)	8,588	18,255
Soybean meal options	Decrease in the price of soybean meal	(246)	(5,571)	(14,331)	6,207	20,808
Cost (object)	Increase in the price of soybean meal	1,324	10,515	25,075	(14,795)	(39,063)
Net effect		-	-	-	-	-

		353.38	318.04	265.04	441.73	530.07
Price parity CBOT - Soybean - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Soybean purchase	Decrease in the price of soybean	(1,056)	(3,744)	(7,777)	5,666	12,388
Cost (object)	Increase in the price of soybean	1,056	3,744	7,777	(5,666)	(12,388)
Net effect		-	-	-	-	-

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

5.            SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to the chief operating decision maker for assessing the performance of each segment and allocating resources.

As disclosed in note 1, in order to reflect the management structure changes, the segment information were prepared considering the 5 segments, as follows: Brazil, Southern Cone, International, One Foods and Other Segments, which primarily observe our geographical structure. The information for the year ended December 31, 2016 was restated in order to be comparable to the information for the year ended December 31, 2017, according to the new segments of the Company.

These segments include sales of all distribution channels and operations subdivided according to the nature of the products whose characteristics are described below:

•         Poultry: involves the production and sale of whole poultry and in-natura cuts.

•         Pork and other: involves the production and sale of in-natura cuts.

•         Processed: involves the production and sale of processed foods, frozen and processed products derived from poultry, pork and beef, margarine, vegetable and soybean-based products.

•         Other sales: involves the sale of flour for food service and others.

Other segments are divided into:

•         Ingredients: commercialization and development of animal health ingredients, human nutrition, plant nutrition (fertilizers) and health care (health and wellness). Such new channel was created during the 2nd quarter of 2017, with the purpose of adding value to the co-products and optimizing the Company’s production chain.

•         Other segments: commercialization of in-natura beef cuts and agricultural products.

The net sales for each reportable operating segment are presented below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
		Restated
Net sales	12.31.17	12.31.16
Brazil
In-natura	3,489,846	3,109,066
Poultry	2,697,462	2,410,346
Pork and other	792,384	698,720
Processed	11,681,579	11,600,756
Other sales	17,187	98,267
	15,188,612	14,808,089

One Foods
In-natura	5,591,597	5,584,226
Poultry	5,557,183	5,542,103
Other	34,414	42,123
Processed	909,658	642,349
Other sales	195,535	2
	6,696,790	6,226,577

International
In-natura	5,531,630	6,547,530
Poultry	4,255,374	5,063,459
Pork and other	1,276,256	1,484,071
Processed	2,728,153	2,867,405
Other sales	237,195	221,374
	8,496,978	9,636,309

Southern Cone
In-natura	395,168	383,027
Poultry	195,751	230,234
Pork and other	199,417	152,793
Processed	1,408,764	1,348,006
Other sales	57,673	33,787
	1,861,605	1,764,820

Other segments
Ingredients	269,249	-
Other sales	956,118	1,297,071
	1,225,367	1,297,071
	33,469,352	33,732,866

The operating income for each reportable operating segment is presented below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
		Restated
	12.31.17	12.31.16
Brazil	1,019,087	1,028,429
One Foods	8,267	348,643
International	345,579	525,593
Southern Cone	(80,583)	30,871
Other segments	54,655	21,273
Ingredients	52,066	-
Other sales	2,589	21,273
Sub total	1,347,005	1,954,809
Corporate	(610,927)	(139,635)
	736,078	1,815,174

The Corporate line presented above refers to relevant events not attributable to the normal course of its business either to the operating segments, which are recognized as other operating income (expense). For the year ended December 31, 2017, the main events were: R$332,926 in provisions for contingencies, mainly public civil actions, R$157,502 in expenses related to Weak Flesh Operation, R$205,873 provision for adjustment to realizable value of inventories related to Weak Flesh Operation, R$51,857 in business combination costs related to Banvit, R$36,718 in business combination costs related to Lactalis divestiture, R$9,859 in health insurance claims, R$147,664 gain on tax amnesty program and other events of R$31,271.

No customer individually or in aggregate accounted for more than 5% of net sales for the years ended December 31, 2017 and 2016.

The goodwill and intangible assets with indefinite useful life (trademarks) arising from business combinations were allocated to the reportable operating segments, considering the generated economic benefits by such intangible assets, as presented below:

	Consolidated
	Goodwill		Trademarks		Total
		Restated		Restated		Restated
	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16
Brazil	1,151,498	1,151,498	982,478	982,478	2,133,976	2,133,976
One Foods	1,388,084	1,224,970	389,207	170,407	1,777,291	1,395,377
International	1,345,423	1,247,035	24,498	24,692	1,369,921	1,271,727
Southern Cone	307,223	720,047	253,727	135,617	560,950	855,664
	4,192,228	4,343,550	1,649,910	1,313,194	5,842,138	5,656,744

The Company performed the impairment test of the assets allocated to the reportable segments using the discounted cash flow methodology. The results and main assumptions used are disclosed in note 18.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Information referring to the total assets by reportable segments is not being disclosed, as it is not included in the set of information made available to the chief operating decision maker, which take investment decisions and determine allocation of assets on a consolidated basis.

6.            BUSINESS COMBINATION AND ACQUSITION OF ENTITIES INTEREST

6.1.        Business combination

6.1.1.   Fair value of the assets and liabilities of business combination with Universal Meats UK, Eclipse Holding Cöoperatief U.A. and Alimentos Calchaquí Products 7 S.A

For the year ended 2016, BRF acquired 100% of the equity interest in Universal, Eclipse and Calchaquí. The details of the transactions were disclosed in the financial statements for the year ended December 31, 2016 (Note 6.1.3, 6.1.4 and 6.1.5).

During the first semester of 2017, the Company completed the analysis of the fair value of assets acquired and liabilities assumed, which are shown below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Universal	Eclipse	Calchaquí
Cash and cash equivalents	22,525	1,669	11,736
Trade accounts receivable, net	108,629	43,031	14,547
Inventories	64,348	18,419	13,317
Recoverable taxes	-	11,763	11,985
Deferred income and social contribution taxes	-	15,714	-
Biological assets	-	23,650	-
Property, plant and equipment	384	203,528	75,443
Intangible	127,206	64,680	122,956
Trademarks	-	64,535	122,315
Customer relationship	43,319	-	-
Import quotas	83,887	-	-
Other	-	145	641
Other assets	6,899	3,788	218
	329,991	386,242	250,202

Payroll and related charges	-	9,367	3,521
Trade accounts payable	30,638	50,295	14,758
Tax payable	3,243	8,245	15,187
Short-term debt	20,702	33,714	-
Deferred income and social contribution taxes	21,201	-	-
Provision for tax, civil and labor risks	-	37,579	14,373
Other liabilities	18,836	20,276	33,216
	94,620	159,476	81,055

Net assets acquired	235,371	226,766	169,147

Fair value of consideration paid	280,776	228,488	387,002

Goodwill	45,405	1,722	217,855

The conciliation between the preliminary goodwill disclosed on December, 31, 2016 (notes 6.1.3, 6.1.4 and 6.1.5) and the goodwill by expectation of future profitability are shown below:

	Universal	Eclipse	Calchaquí
Preliminary goodwill (disclosure on December 31, 2016)	168,829	231,523	403,109
Allocations	123,424	229,801	185,254
Property, plant and equipment	-	165,215	62,332
Trademark	-	64,534	122,315
Import quotas	83,887	-	-
Customer relationship	43,319	-	-
Other	(3,782)	52	607
Goodwill for future expected profitability	45,405	1,722	217,855

The amounts of goodwill based on expectation of future profitability were allocated to the operating segment Southern Cone, for Eclipse and Calchaquí, and International for Universal.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

6.1.2.   Business combination with Qatar Investment Authority (“QIA”)

On March 07, 2017, BRF Foods GmbH, a wholy-owned subsidiary of One Foods Holdings Ltd has incorporated a new company named TBQ Foods GmbH (“TBQ”), with the purpose of being the acquirer of Banvit (note 6.1.3).

On May 24, 2017 BRF Foods GmbH has entered into an agreement with Qatar Investment Authority (“QIA”), the sovereign wealth fund of the State of Qatar, which acquired equity interests in TBQ, so that BRF Foods GmbH and QIA withhold respectively, 60% and 40% of participation. TBQ’s shareholders’ agreement grants BRF Foods GmbH control over the entity, and QIA’s rights are solely protective.

The agreement with QIA includes options, which grant QIA the right to sell its shares to BRF (“put option”) or exchange for participation into One Foods Holdings Ltd. (“roll-up”). It also includes a call option held by BRF Foods GmbH. The options may be exercised only in certain conditions stablished in the agreement, and will expire in 4,5 years after May 24, 2017. BRF Foods GmbH recognized a liability, in non-current liabilities, related to the Put and Roll-up options in the amount of TRY505,392 (equivalent to R$464,985).

In compliance with CVM Deliberations nº 665/11, nº 696/12, nº 698/12, non-controlling interest is not recognized for the shares subject to the put option. This participation is expressed by the liability described above

6.1.3.   Business combination - Banvit

Following the transaction concluded in May 25, 2017 for the acquisition of 79.48% of participation in Banvit Bandirma Vitaminli Yem Sanayii A.Ş. ("Banvit") and in accordance to regulatory rules of Turkish capital markets, TBQ Foods GmbH (“TBQ”), subsidiary of the Company, performed a mandatory tender offer to the non-controlling shareholders (“Offer”) for the amount of TRY917,856 (equivalent to R$844,885).

The Offer occurred between July 17, 2017 and August 11, 2017, resulting in the acquisition of 12,225,326 Banvit’s shares, equivalent to 12.23% of participation. The Offer totaled TRY164,080 (equivalent to R$151,036), paid from the restricted cash. After the conclusion of the Offer, TBQ holds 91.71% of equity stake in Banvit and the remaining interest, 8.29%, is negotiated in the Istanbul Stock Exchange (“ISE”) under the ticker BANVT.

According to the price adjustment conditions stablished in the share purchase agreement, during August 2017, TBQ has complemented the amount paid to Banvit’s prior controlling shareholders in US$41,065 (equivalent to R$129,344), of which US$21,980 were paid from the restricted cash, US$11,451 contributed by BRF Foods GmbH and US$7,634 contributed by Qatar Investment Authority (“QIA”).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Following the conclusion of the price adjustment payment and the mandatory tender offer, TBQ derecognized the remaining amount of TRY111,324 (equivalent to R$102,474) recorded as other current liabilities. In compliance with CVM Deliberations nº 665/11, nº 696/12, nº 698/12, non-controlling interest related to the shares listed in ISE are now presented separately under the financial statements.

In order to comply with the requirements of CVM Deliberations nº 665/11, a fair value report of the acquired assets and assumed liabilities has been prepared with the purpose of allocating the purchase price. The fair value of the assets and liabilities is demonstrated in the table below and reflected in the financial statements:

Fair value at acquisition date
Cash and cash equivalents	93,703
Trade accounts receivable	171,261
Inventories	153,691
Biological assets	102,967
Deferred taxes assets	41,256
Investments	6,927
Property, plant and equipamet	547,718
Intangible assets	-
Software	2,661
Trademarks	230,125
Customer relationship	431,715
Other assets	25,857
1,807,881

Payroll and related charges	22,852
Trade accounts payable	192,942
Debt	389,151
Deferred taxes liabilities	37,783
Provision for tax, civil and labor risks	1,754
Other post-employment plans	26,002
Other liabilities	55,383
725,867

Net assets acquired	1,082,014
Non-Controlling Interest	(58,056)
Fair value of consideration transferred	1,227,739
Goodwill	203,781

In 2017, the business combination contributed with net revenue of R$1,385,123 and net income of R$154,644 from the acquisition date until December 31, 2017 in the consolidated income statement. If the acquisitions had occurred at the beginning of 2017, the consolidated net revenue for this year would be increased in R$830,776 and the consolidated net income for the year would be increased in R$54,616.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

6.2.        Acquisition of Equity Interest

6.2.1.   Acquistion of equity interest BRF Invicta Ltd (“BRF Invicta”)

On April 18, 2017, BRF through its wholly-owned subsidiary BRF GmbH, entered into a share purchase agreement for the acquisition of the additional 7.16% ownership in BRF Invicta, for the amount of GBP20,266 (equivalents to R$79,134). The premium paid in the acquisition of non-controlling shareholders’ was GBP14.209 (equivalent to R$55,298) recorded as capital reserve.

7.            CASH AND CASH EQUIVALENTS

	Average rate (p.a.)	Parent company		Consolidated
		12.31.17	12.31.16	12.31.17	12.31.16
Cash and bank accounts
U.S. Dollar	-	13,462	4,708	525,058	680,132
Brazilian Reais	-	123,022	46,077	135,013	46,375
Euro	-	6,021	5,337	181,756	274,348
Other currencies	-	3,826	10,960	828,290	729,562
		146,331	67,082	1,670,117	1,730,417
Cash equivalents
In Brazilian Reais
Investment funds	1.87%	5,334	26,919	5,334	26,919
Savings account	2.76%	4,038	4,789	4,038	4,789
Bank deposit certificates	6.96%	3,324,888	3,746,146	3,527,786	3,830,200
		3,334,260	3,777,854	3,537,158	3,861,908
In U.S. Dollar
Term deposit	2.95%	-	-	66,247	327,010
Overnight	0.50%	104,110	11,569	645,580	421,481
Other currencies
Term deposit	1.78%	-	-	91,727	16,103
		104,110	11,569	803,554	764,594
		3,584,701	3,856,505	6,010,829	6,356,919

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

8.            MARKETABLE SECURITIES

			Average interest rate (p.a.)	Parent company		Consolidated
	WATM (1)	Currency		12.31.17	12.31.16	12.31.17	12.31.16
Available for sale
Credit linked note (a)	5.48	US$	3.85%	-	-	15,447	187,384
Public securities (b)	-	US$	-	-	-	-	56,416
Stocks (c)	-	R$ and HKD	-	276,900	329,876	328,816	379,475
				276,900	329,876	344,263	623,275
Held for trading
Bank deposit certificates ("CDB") (d)	-	R$	-	-	48,425	-	48,425
Financial treasury bills (e)	1.82	R$	6.90%	166,322	180,544	166,322	180,544
Investment funds (f)	1.00	ARS	25.00%	-	-	29,672	42,276
				166,322	228,969	195,994	271,245
Held to maturity
Sovereign bonds and others (e)	4.34	AOA and R$	3.82% to 6.90%	82,418	80,200	256,978	255,493
				525,640	639,045	797,235	1,150,013

Current				166,322	309,169	228,430	622,285
Non-current (2)				359,318	329,876	568,805	527,728

(1)     Weighted average maturity in years.

(2)     Maturity within up to July 26, 2018.

(a)  The credit linked note is a structured operation with a first-class financial institution that bears periodic interest (LIBOR + spread) and corresponds to a credit note that contemplates the Company’s risk.

(b)  Brazilian foreign debt securities are denominated in U.S. Dollars and remunerated at pre and post-fixed rates.

(c)  The stock balance comprises the market value of 26,000,000 stocks from Minerva (ticker BEEF3 and market value of R$10.65 to each stock on December 31, 2017) and 77,583,000 stocks of Cofco Meat (ticker 1610 and market value of HKD1.58 to each stock on December 31, 2017).

(d)  Bank Deposit Certificate (“CDB”) investments are denominated in Brazilian Reais and remunerated at rates varying of the Interbank Deposit Certificate (“CDI”).

(e)  Comprised of Financial Treasury Bills (“LFT”) remunerated at the rate of the Special System for Settlement and Custody (“SELIC”) and securities of the Angola Government denominated in Kwanzas.

(f)   The fund in foreign currency is basically represented of public and private securities.

The unrealized loss by the change in fair value of the available for sale securities, recorded in other comprehensive income, corresponds to the accumulated amount of R$56,259 net of income tax of R$22,984 (loss of R$25,998 net of income tax of R$11,513 as of December 31, 2016).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Additionally, on December 31, 2017, of the total of marketable securities, R$16,196 (R$74,088 as of December 31, 2016) were pledged as collateral (without restrictions for use) for operations with future contracts denominated in U.S. Dollars, traded on the B3.

The Company also has restricted cash in the amount of R$516,598 in the parent company and R$535,624 in the consolidated balances on December 31, 2017 (R$555,667 in the parent company and R$645,808 in the consolidated balances on December 31, 2016) (note 15).

9.            TRADE ACCOUNTS RECEIVABLE, NET AND OTHER RECEIVABLES

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16
Trade accounts receivable, net
Domestic customers	1,618,579	1,308,066	1,622,769	1,308,066
Domestic related parties	831,962	1,098	2,583	1,098
Foreign customers	337,222	391,256	2,753,998	2,144,712
Foreign related parties	4,962,508	7,108,387	27,215	64,681
	7,750,271	8,808,807	4,406,565	3,518,557
( - ) Adjustment to present value	(11,261)	(11,577)	(13,728)	(16,253)
( - ) Allowance for doubtful accounts	(407,478)	(387,996)	(467,555)	(406,456)

	7,331,532	8,409,234	3,925,282	3,095,848

Current	7,325,588	8,398,647	3,919,022	3,085,147
Non-current	5,944	10,587	6,260	10,701

Notes receivable	254,303	367,473	260,585	367,961
( - ) Adjustment to present value	(313)	(230)	(313)	(230)
( - ) Allowance for doubtful accounts	(30,751)	(32,225)	(30,751)	(32,225)

	223,239	335,018	229,521	335,506

Current	107,434	148,981	113,127	148,982
Non-current (1)	115,805	186,037	116,394	186,524

(1) Weighted average maturity of 3.22 years.

Of the foreign related parties balance recorded in the parent company, is linked to Agribusiness Receivable Certificate ("CRA") operation, as disclosed in note 19.2.

12.31.17
					Parent company	Consolidated
Operation	Date	Maturity	Average rate	Principal value	Updated Value	Updated Value

CRA 2018 - 1th Issue	09.29.2015	10.01.2018	96.9% CDI	1,000,000	997,790	997,790
CRA 2019 - 2sd Issue	04.19.2016	04.19.2019	96.5% CDI	1,000,000	1,009,382	1,009,382
CRA 2020 - 3th Issue	12.16.2016	12.16.2020	96.0% CDI	780,000	-	801,012
CRA 2023 - 3th Issue	12.16.2016	12.18.2023	IPCA + 5.90%	720,000	763,468	763,468
				3,500,000	2,770,640	3,571,652

On December 31, 2017 notes receivable are comprised mainly by receivables from the (i) sale of Ana Rech assets to JBS, of R$4,021 and (ii) disposal of several other assets and farms, R$204,920.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The trade accounts receivable from related parties by the parent company are disclosed in note 30. The consolidated balances, refers to transaction with associates UP!, in domestic market and with joint ventures SATS BRF, in foreign market.

The rollforward of allowance for doubtful accounts is presented below:

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16
Beginning balance	(387,996)	(412,106)	(406,456)	(431,955)
Additions	(109,224)	(143,559)	(187,291)	(199,155)
Business combination (1)	-	-	(11,638)	(10,571)
Reversals	63,276	87,193	111,969	148,583
Write-offs	30,607	30,637	30,833	30,657
Exchange rate variation	(4,141)	49,839	(4,972)	55,985
Ending balance	(407,478)	(387,996)	(467,555)	(406,456)

(1) Balance arising from the business combination with Banvit (note 6.1.3).

The aging of trade accounts receivable is as follows:

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16
Current	7,287,311	8,380,049	3,272,086	2,389,900
Overdue
01 to 60 days	48,894	34,080	364,336	393,770
61 to 90 days	10,022	8,701	98,937	41,958
91 to 120 days	10,065	4,177	33,650	25,311
121 to 180 days	7,925	8,182	74,633	72,312
181 to 360 days	16,478	29,010	170,771	157,164
More than 361 days	369,576	344,608	392,152	438,142
( - ) Adjustment to present value	(11,261)	(11,577)	(13,728)	(16,253)
( - ) Allowance for doubtful accounts	(407,478)	(387,996)	(467,555)	(406,456)
	7,331,532	8,409,234	3,925,282	3,095,848

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

10.         INVENTORIES

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16
Finished goods	1,425,697	1,551,119	3,166,351	3,207,877
Work in process	107,043	147,231	156,732	172,765
Raw materials	977,606	809,496	1,220,058	900,799
Packaging materials	56,325	50,852	87,221	76,840
Secondary materials	275,584	234,941	324,920	265,348
Warehouse	154,275	144,731	247,411	205,692
Imports in transit	91,678	75,548	103,904	113,002
Other	20,839	6,706	11,410	6,850
(-) Provision for adjustment to realizable value	(209,681)	(35,409)	(253,720)	(93,530)
(-) Provision for deterioration	(41,098)	(10,629)	(66,394)	(26,211)
(-) Provision for obsolescense	(6,370)	(6,920)	(6,914)	(7,649)
(-) Adjustment to present value	(34,114)	(29,098)	(42,811)	(30,143)
	2,817,784	2,938,568	4,948,168	4,791,640

The costs of sales attributed to products sold during the year ended December 31, 2017 totaled R$20,476,768 in the parent company and R$26,565,346 in the consolidated (R$22,389,681 in the parent company and R$26,206,447 in the consolidated in December 31, 2016). Such amounts include the additions and reversals of inventory provisions, except for the effects recorded in other operating results, presented in the table below:

	Parent company
	Provision for adjustment to realizable value		Provision for deterioration		Provision for obsolescence		Total
	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16
Beginning balance	(35,409)	(1,596)	(10,629)	(49,480)	(6,920)	(8,878)	(52,958)	(59,954)
Additions	(204,275)	(38,311)	(37,652)	(3,924)	(1,815)	(759)	(243,742)	(42,994)
Reversals	30,003	4,498	-	-	-	-	30,003	4,498
Write-offs	-	-	7,183	42,775	2,365	2,717	9,548	45,492
Ending balance	(209,681)	(35,409)	(41,098)	(10,629)	(6,370)	(6,920)	(257,149)	(52,958)

	Consolidated
	Provision for adjustment to realizable value		Provision for deterioration		Provision for obsolescence		Total
	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16
Beginning balance	(93,530)	(19,959)	(26,211)	(49,618)	(7,649)	(12,182)	(127,390)	(81,759)
Additions (1)	(240,668)	(113,926)	(62,408)	(19,041)	(2,416)	(1,487)	(305,492)	(134,454)
Reversals	80,833	15,294	-	-	-	-	80,833	15,294
Write-offs	-	-	22,348	44,625	2,232	3,844	24,580	48,469
Business combination	-	-	23	-	849	-	872	-
Exchange rate variation	(355)	25,061	(146)	(2,177)	70	2,176	(431)	25,060
Ending balance	(253,720)	(93,530)	(66,394)	(26,211)	(6,914)	(7,649)	(327,028)	(127,390)

(1) Manly amount is effect from Weak Flesh Operation (note 1.5).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

On December 31, 2017 and 2016, there were no inventory items pledged as collateral.

11.         BIOLOGICAL ASSETS

The balance of biological assets are segregated in current and non-current assets are presented below:

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16

Live animals	1,261,556	1,617,747	1,510,480	1,644,939
Total current	1,261,556	1,617,747	1,510,480	1,644,939

Live animals	535,842	621,586	639,799	647,377
Forests	237,718	269,968	263,855	269,968
Total non-current	773,560	891,554	903,654	917,345
	2,035,116	2,509,301	2,414,134	2,562,284

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The rollforward of biological assets for the year is presented below:

	Parent company
	Current						Non-current
	Live animals				Total		Live animals				Forests		Total
	Poultry		Pork				Poultry		Pork
	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16
Beginning balance	759,852	587,918	857,895	734,399	1,617,747	1,322,317	328,552	294,175	293,034	235,939	269,968	230,153	891,554	760,267
Additions/Transfer	372,285	245,508	1,692,004	1,686,031	2,064,289	1,931,539	36,322	34,842	203,790	191,210	29,932	37,470	270,044	263,522
Fair value variation (1)	636,041	1,628,733	49,473	111,871	685,514	1,740,604	43	71,814	(119,035)	(63,381)	3,850	42,368	(115,142)	50,801
Harvest	-	-	-	-	-	-	-	-	-	-	(35,159)	(30,982)	(35,159)	(30,982)
Write-off	-	-	-	-	-	-	-	-	-	-	(3,660)	(8,783)	(3,660)	(8,783)
Transfer between current and non-current	52,123	72,279	77,372	70,734	129,495	143,013	(52,123)	(72,279)	(77,372)	(70,734)	-	-	(129,495)	(143,013)
Transfer of the held for sale	-	-	-	-	-	-	-	-	-	-	118	(258)	118	(258)
Transfer to inventories	(1,197,307)	(1,774,586)	(1,877,069)	(1,745,140)	(3,074,376)	(3,519,726)	-	-	-	-	-	-	-	-
Transfer to related parties	(161,113)	-	-	-	(161,113)	-	(77,369)	-	-	-	(27,331)	-	(104,700)	-
Ending balance	461,881	759,852	799,675	857,895	1,261,556	1,617,747	235,425	328,552	300,417	293,034	237,718	269,968	773,560	891,554

	Consolidated
	Current						Non-current
	Live animals				Total		Live animals				Forests		Total
	Poultry		Pork				Poultry		Pork
	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16
Beginning balance	770,691	595,462	874,248	734,399	1,644,939	1,329,861	349,102	294,930	298,275	235,939	269,968	230,153	917,345	761,022
Additions/Transfer	547,946	246,401	1,692,004	1,686,031	2,239,950	1,932,432	84,254	45,015	203,790	191,210	35,279	37,470	323,323	273,695
Business combination (2)	102,967	-	-	17,870	102,967	17,870	-	24,008	-	5,780	-	-	-	29,788
Fair value variation (1)	1,290,357	1,664,700	88,697	112,934	1,379,054	1,777,634	(31,026)	66,625	(113,359)	(63,040)	7,391	42,368	(136,994)	45,953
Harvest	-	-	-	-	-	-	-	-	-	-	(41,248)	(30,982)	(41,248)	(30,982)
Write-off	-	-	-	-	-	-	(8,376)	-	(150)	-	(3,660)	(8,783)	(12,186)	(8,783)
Transfer between current and non-current	69,892	72,279	78,673	70,734	148,565	143,013	(69,892)	(72,279)	(72,489)	(70,734)	-	-	(142,381)	(143,013)
Transfer of the held for sale	-	-	-	-	-	-	-	-	-	-	(3,875)	(258)	(3,875)	(258)
Transfer to inventories	(2,076,152)	(1,804,842)	(1,921,193)	(1,745,141)	(3,997,345)	(3,549,983)	-	-	-	-	-	-	-	-
Exchange variation	(5,754)	(3,309)	(1,896)	(2,579)	(7,650)	(5,888)	1,759	(5,067)	(2,089)	(880)	-	-	(330)	(5,947)
Ending balance	699,947	770,691	810,533	874,248	1,510,480	1,644,939	325,821	349,102	313,978	298,275	263,855	269,968	903,654	917,345

(1)       The fair value variation of biological assets includes depreciation of breeding stock in the amount of R$613,721 (R$658,021 as of December 31, 2016) in the parent company and R$758,668 (R$680,912 as of December 31, 2016) in the consolidated.

(2)       Balance arising from the business combination with Banvit (note 6.1.3).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The acquisitions of biological assets for            production (non-current) occur when there is an expectation that the production plan cannot be met with its own animals and, usually, these acquisitions refer to immature animals in the beginning of the life cycle.

The living animals comprises poultry and pork and are segregated into consumable and for production.

The animals classified as consumables are those intended for slaughtering to produce in-natura meat or processed products. Until they reach the adequate weight for slaughtering, they are classified as immature. The slaughtering and production process occurs sequentially and in a very short period of time, so that only live animals ready for slaughtering are classified as mature.

The animals classified as for production (breeding stock) are those that have the function of producing other biological assets. Until they reach the age of reproduction they are classified as immature and when they are able to initiate the reproductive cycle, they are classified as mature.

The Company determined that cost approach is the most appropriate methodology in order to obtain the fair value of its live animals, as disposed in CVM Deliberation Nº 699/12. This is mainly due to the short life period of the animal, and the price that would be received in a sale in an active market that represent the amount near to the cost to produce an animal in the same level of maturity.

For the breeding stock the production cost is reduced throughout its life considering its normal devaluation.

The Company determined that income approach is the most appropriate methodology in order to obtain the fair value of its forests, as the asset value is correlated to the present value of the future cash flows generated by the biological asset.

The quantities and balances per live animals assets are presented below:

	Parent company
	12.31.17		12.31.16
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	116,134	461,881	192,328	759,852
Immature pork	3,903	799,675	3,691	857,895
Total current	120,037	1,261,556	196,019	1,617,747

Production biological assets
Immature poultry	4,776	89,488	6,410	112,430
Mature poultry	7,669	145,937	11,192	216,122
Immature pork	191	59,292	193	58,180
Mature pork	437	241,125	419	234,854
Total non-current	13,073	535,842	18,214	621,586
	133,110	1,797,398	214,233	2,239,333

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	12.31.17		12.31.16
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	199,337	699,947	202,454	770,691
Immature pork	3,987	810,533	3,788	874,248
Total current	203,324	1,510,480	206,242	1,644,939

Production biological assets
Immature poultry	6,693	117,188	6,735	119,912
Mature poultry	11,113	208,633	11,670	229,190
Immature pork	229	67,819	195	58,934
Mature pork	445	246,159	427	239,341
Total non-current	18,480	639,799	19,027	647,377
	221,804	2,150,279	225,269	2,292,316

The Company has areas planted with forests in the amount of 27,144 hectares in the parent company and 29,930 hectares in the Consolidated (31,095 hectares in the Parent Company and consolidated on December 31, 2016), concentrated in the South, Southeast and Midwest regions.

On December 31, 2017, there were forests in pledge as collateral for fiscal contingencies and loan obtained through financial instruments in the amount of R$56,126 in the parent company and consolidated (R$66,465 in the parent company and consolidated on December 31, 2016).

11.1.     Table of sensitivity analysis

The live animals and forests fair value is determined using non-observable information and the best practices and data available at the moment the appraisal is done, being classified as level 3 in the fair value hierarchy, as dispose in CVM Deliberation Nº 699/12.

Impact on fair value measurement
The estimated fair value can be change if:
Asset	Valuation methodology	Non observable significant inputs	Increase	Decrease
Forests	Income approach	Estimated price of standing wood	Increase in the price of wood	Decrease in the price of wood
		Productivity per hectare estimated	Increase in yield per hectare	Decrease in yield per hectare
		Harvest and transport cost	Decrease of harvest cost	Increase of harvest cost
		Discount rate	Descrease in discount rate	Increase in discount rate

Live animals	Cost approach	Animal feed cost (corn, soybean meal)	Increase in animal feed cost	Decrease in animal feed cost
		Labor cost (outgrowers)	Increase in labor cost	Decrease in labor cost

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

12.         RECOVERABLE AND INCOME AND SOCIAL CONTRIBUTION TAXES

	Parent company		Consolidated
Recoverable taxes	12.31.17	12.31.16	12.31.17	12.31.16
ICMS ("State VAT")	1,397,484	1,449,352	1,681,938	1,575,071
PIS and COFINS ("Federal Taxes to Social Fund Programs")	323,456	325,600	430,165	331,616
IPI ("Federal VAT") (1)	781,779	201,256	791,226	201,261
INSS ("Brazilian Social Security")	280,415	280,305	280,442	280,384
Other	50,150	46,792	123,805	95,912
(-) Provision for losses	(138,423)	(150,751)	(160,503)	(155,582)
	2,694,861	2,152,554	3,147,073	2,328,662

Current	468,715	673,873	728,919	846,112
Non-current	2,226,146	1,478,681	2,418,154	1,482,550

Recoverable income and social contribution tax
Income and social contribution tax (IR/CS)	389,113	367,267	528,380	433,744
(-) Provision for losses	(8,985)	(8,985)	(9,029)	(9,029)
	380,128	358,282	519,351	424,715
Current	373,319	341,737	499,340	388,683
Non-current	6,809	16,545	20,011	36,032

(1)     Main variation refers to adhesion to the tax amnesty program, as disclosed in note 1.6.

The rollforward of the allowance for losses is presented below:

	Parent company
	ICMS ("State VAT")		PIS and COFINS ("Federal Taxes to Social Fund Programs")		Income and social contribution tax		IPI ("Federal VAT")		Other		Total
	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16
Beginning balance	(114,292)	(113,892)	(19,717)	(25,074)	(8,985)	(8,985)	(14,740)	(14,740)	(2,002)	(1,915)	(159,736)	(164,606)
Additions	(19,472)	(28,159)	-	-	-	-	-	-	(2,307)	(126)	(21,779)	(28,285)
Write-offs	29,066	27,759	-	5,357	-	-	1,178	-	3,863	39	34,107	33,155
Ending balance	(104,698)	(114,292)	(19,717)	(19,717)	(8,985)	(8,985)	(13,562)	(14,740)	(446)	(2,002)	(147,408)	(159,736)

	Consolidated
	ICMS ("State VAT")		PIS and COFINS ("Federal Taxes to Social Fund Programs")		Income and social contribution tax		IPI ("Federal VAT")		Other		Total
	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16
Beginning balance	(114,293)	(113,893)	(19,894)	(25,074)	(9,029)	(9,029)	(14,740)	(14,740)	(6,655)	(8,707)	(164,611)	(171,443)
Additions	(37,665)	(28,159)	-	(177)	-	-	-	-	(2,307)	(320)	(39,972)	(28,656)
Write-offs	29,066	27,759	177	5,357	-	-	1,178	-	3,963	240	34,384	33,356
Exchange rate variation	-	-	-	-	-	-	-	-	667	2,132	667	2,132
Ending balance	(122,892)	(114,293)	(19,717)	(19,894)	(9,029)	(9,029)	(13,562)	(14,740)	(4,332)	(6,655)	(169,532)	(164,611)

12.1.     State ICMS (“VAT”)

Due to its (i) export activity, (ii) domestic sales that are subject to reduced tax rates and (iii) acquisition of property, plant and equipment, the Company accumulates tax credits that are offset against debits generated in sales in the domestic market or transferred to third parties.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company has ICMS tax credits in the States of Mato Grosso do Sul, Paraná, Minas Gerais, Santa Catarina, Distrito Federal and Rio Grande do Sul, for which Management understands that realization will occur in short or long term, based on a credit recoverability study prepared by Management.

12.2.     PIS and COFINS

Tax credits on Contribution to the Social Integration Program (“PIS”) and Contribution to Social Fund Programs (“COFINS”) arise from credits on purchases of raw materials used in the production of exported products or products that are taxed at zero rate, such as in-natura meat and margarine.

The recovery of these tax credits can be achieved by offsetting them against domestic sales operations of taxed products and other federal taxes or compensation claims.

12.3.     Income and social contribution taxes

These correspond to withholding taxes on marketable securities, interest and prepayments of income and social contribution taxes, which are realizable by offsetting them against other federal taxes.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

13.         INCOME AND SOCIAL CONTRIBUTION TAXES

13.1.     Deferred income and social contribution taxes

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16
Assets
Tax loss carryforwards (corporate income tax)	1,023,439	951,882	1,438,911	1,317,295
Negative calculation basis (social contribution tax)	400,219	376,394	401,404	376,625

Temporary differences
Provisions for tax, civil and labor risks	376,953	264,662	397,955	268,163
Suspended collection taxes	12,345	22,109	12,345	22,109
Allowance for doubtful accounts	116,085	106,314	116,086	107,183
Provision for property, plant and equipment losses	2,768	-	6,286	3,163
Provision for losses on tax credits	46,994	50,656	53,180	51,266
Provision for other obligations	92,464	64,788	92,753	67,504
Provision for inventory losses	87,289	17,647	98,601	17,647
Employees' benefits plan	118,279	112,231	127,403	112,231
Unrealized losses on derivatives financial instruments	80,387	133,319	80,387	133,319
Unrealized losses on inventories	-	-	4,443	2,371
Provision for losses - notes receivables	13,340	13,226	13,664	13,226
Business combination - Sadia (1)	206,799	329,010	206,799	329,010
Other temporary differences	67,143	64,008	96,766	106,451
	2,644,504	2,506,246	3,146,983	2,927,563

Liabilities
Temporary differences
Unrealized gains on fair value	(36,170)	(78,253)	(38,495)	(78,253)
Difference between tax basis and accounting basis of goodwill amortization	(301,805)	(254,287)	(301,805)	(254,287)
Difference between tax depreciation rate and accounting depreciation rate (useful life)	(684,704)	(694,455)	(694,240)	(694,455)
Business combination - Sadia (1)	(727,098)	(702,957)	(727,098)	(702,957)
Business combination - AKF	-	-	(17,835)	(19,050)
Business combination - Dánica and Avex	-	-	(4,470)	(6,733)
Business combination - Invicta	-	-	(30,926)	(39,803)
Business combination - AFC	-	-	-	(34,356)
Business combination - Federal Foods	-	-	-	(7,562)
Business combination - other companies (2)	-	-	(35,796)	(58,234)
Other - exchange rate variation	-	-	(54,854)	(48,675)
Other temporary differences	(10,774)	(35,994)	(27,401)	(36,231)
	(1,760,551)	(1,765,946)	(1,932,920)	(1,980,596)

Total deferred tax	883,953	740,300	1,214,063	946,967

Total Assets	883,953	740,300	1,369,366	1,103,146
Total Liabilities	-	-	(155,303)	(156,179)
	883,953	740,300	1,214,063	946,967

(1)          The deferred tax asset on the business combination with Sadia is mainly computed on the difference between the goodwill amortization tax basis and goodwill accounting basis identified in the purchase price allocation. Deferred tax liability on business combination with Sadia is substantially represented by the fair value of property, plant and equipment, trademarks and contingent liabilities.

(2)          Deferred tax liabilities related to the business combinations with Quickfood (trademarks, customer relationship, Fair value of property, plant and equipment) and AFC (customer relationship).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The roll-forward of deferred tax is set forth below:

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16

Beginning balance	740,300	1,248,880	946,967	1,067,656
Deferred income and social contribution taxes recognized in the statement of income	207,555	(244,322)	230,016	104,093
Deferred income and social contribution taxes writte-off for fiscal loss and negative calculation basis - PERT	(56,949)	-	(56,949)	-
Deferred income and social contribution taxes recognized in other comprehensive income	15,878	(264,258)	15,211	(261,560)
Deferred income and social contribution taxes not recognized in the statement of income - (Dropdown SHB)	(22,831)	-	-	-
Business combination	-	-	(15,856)	(20,804)
Deferred income and social contribution taxes on disposals of goodwill from BRF Gmbh and Invicta	-	-	44,368	-
Exchange rate variation over deferred income and social contribution taxes related to business combination	-	-	(7,227)	43,997
Other	-	-	57,533	13,585
Ending balance	883,953	740,300	1,214,063	946,967

13.2.      Estimated time of realization

Deferred tax arising from temporary differences will be realized as these differences are settled. The period of the settlement or realization of such differences is uncertain and is tied to several factors that are not under control of the Management.

When assessing the likelihood of the realization of deferred tax assets on income tax loss carryforward and negative calculation basis of social contribution tax, Management considers the Company’s budget, strategic plan and projected taxable income. Based on this estimate, Management believes that it is more likely than not that the deferred tax will be realized, as shown below:

	Parent company	Consolidated
2018	-	27,917
2019	40,805	74,849
2020	85,869	137,774
2021	87,366	155,254
2022	106,803	184,541
2023 to 2025	603,474	714,432
2026 onwards	499,342	545,547
	1,423,658	1,840,315

During 2017, although we incurred tax loss carryforwards in companies located in Austria (BRF GmbH and BRF Foods), no deferred tax assets were recorded since the Company did not consider that it possible to use them in the next 10 years. In BRF GmbH, despite it was recorded a loss of R$499,458, it was not possible to recorded deferred tax asset of 25% on this basis or R$124,864. For BRF Foods, likewise, despite a loss of R$322,138, R$80,534 of deferred tax asset were not recorded.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

13.3.     Income and social contribution taxes reconciliation

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16

Loss before income and social contribution taxes	(1,419,523)	(35,413)	(1,345,500)	(317,481)
Nominal tax rate	34%	34%	34%	34%
Credit (expense) at nominal rate	482,638	12,040	457,470	107,944

Reconciling itens
Equity interest in income of subsidiaries, associates and joint venture	(285,644)	(291,890)	7,610	9,962
Exchange rate variation on foreign investments	116,556	(220,741)	71,670	(224,570)
Difference of tax rates on results of foreign subsidiaries	-	-	87,023	(144,929)
Deferred income tax not constituted abroad	-	-	(363,819)	-
Interest on shareholders' equity	-	174,493	-	174,493
Results from foreign subsidiaries, net	(127,826)	(39,542)	-	-
Stock options	(7,312)	(14,773)	(7,312)	(14,773)
Transfer price	(13,156)	(1,478)	(15,826)	(1,478)
Profit sharing	-	(785)	-	(785)
Penalties	(6,556)	(7,857)	(6,844)	(7,857)
Change rate/derecognition - Argentina subsidiaries	-	-	(117,753)	-
Investment grant	49,083	41,668	49,083	41,668
Special Regime for the Reintegration of Tax Values for Exporting Companies (Reintegra)	6,631	1,005	8,402	1,005
Other permanent differences	79,537	10,890	76,942	9,462
	293,951	(336,970)	246,646	(49,858)

Current income tax	86,396	(92,648)	16,630	(153,951)
Deferred income tax	207,555	(244,322)	230,016	104,093

(1)     On December 27, 2017, it was sanctioned by the Honorable Congreso de la Nación, the Law 27,430 (through Decree nº1.112 / 2017) that changed the income tax rate in Argentina. The enacted 35% tax rate in 2017 was changed to 30% in 2018 and 2019 and to 25% in 2020. The change in the rate was considered in the study of deferred taxes recorded in the Argentine subsidiaries and generated a reduction of deferred income tax assets in the amount of R$58,263, which was recorded during the year of 2017. In addition, the Company derecognized in the amount of R$59,490 arising from the analysis of the expectation of recoverability of deferred income tax balances on losses in Argentina.

The taxable income, current and deferred income tax from foreign subsidiaries is presented below:

	Consolidated
	12.31.17	12.31.16
Taxable income (loss) from foreign subsidiaries	(432,277)	(1,289,776)
Current income tax credit (expense) from foreign subsidiaries	(67,145)	(58,181)
Deferred income tax from foreign subsidiaries	(18,027)	348,098

Company determined that the earnings recorded by the holdings of its wholly-owned subsidiaries located abroad will not be redistributed.

Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$3,182,430 as of December 31, 2017 (R$3,317,099 as of December 31, 2016).

Brazilian income taxes are subject to review for a five-year period, during which the tax authorities might audit and assess the Company for additional taxes and penalties. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

14.         JUDICIAL DEPOSITS

The rollforward of the judicial deposits is presented below:

	Parent company
	Tax		Labor		Civil, commercial and other		Total
	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16
Beginning balance	312,416	376,660	370,056	304,942	42,295	43,722	724,767	725,324
Additions	23,232	82,713	181,684	157,945	7,793	5,474	212,709	246,132
Reversals	(52,319)	(4,248)	(78,152)	(20,665)	(4,418)	(3,949)	(134,889)	(28,862)
Write-offs	(9,015)	(184,381)	(136,496)	(97,781)	(10,472)	(6,069)	(155,983)	(288,231)
Price index update	18,203	41,672	11,156	25,615	769	3,117	30,128	70,404
Ending balance	292,517	312,416	348,248	370,056	35,967	42,295	676,732	724,767

	Consolidated
	Tax		Labor		Civil, commercial and other		Total
	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16
Beginning balance	312,437	376,667	377,440	311,319	42,694	44,120	732,571	732,106
Additions	23,361	82,717	188,326	161,557	7,793	5,474	219,480	249,748
Business combination	-	152	-	8	-	-	-	160
Reversals	(52,449)	(4,826)	(78,736)	(20,665)	(4,418)	(3,949)	(135,603)	(29,440)
Write-offs	(9,015)	(184,381)	(136,528)	(97,781)	(10,472)	(6,069)	(156,015)	(288,231)
Price index update	18,228	42,112	11,160	25,616	767	3,118	30,155	70,846
Exchange rate variation	(19)	(4)	(1,629)	(2,614)	-	-	(1,648)	(2,618)
Ending balance	292,543	312,437	360,033	377,440	36,364	42,694	688,940	732,571

(1)         Balance arising from the business combination with Eclipse Holding Cöoperatief UA.

15.         RESTRICTED CASH

			Average interest rate (p.a.)	Parent company		Consolidated
	Maturity (1)	Currency		12.31.17	12.31.16	12.31.17	12.31.16

Bank deposit certificates (2)	3.55	R$	8.05%	326,385	384,331	326,385	384,332
National treasury certificates (3)	2.29	R$	11.47%	190,213	171,336	190,213	171,336
Bank deposit (4)	-	US$	-	-	-	19,026	90,140
				516,598	555,667	535,624	645,808

Current				108,795	128,110	127,821	218,251
Non-current				407,803	427,557	407,803	427,557

(1)    Weighted average maturity in years.

(2)    The deposit was pledged as collateral in the disposal of the dairy segment to Groupe Lactalis (“Parmalat”) which mature on 2021.

(3)    The national treasury certificates, which mature on 2020, are pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”) (note 19).

(4)    Deposit linked to operations in the international market.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

16.         INVESTMENTS IN SUBSIDIARIES AND AFFILIATES

16.1.     Investments breakdown

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16
Investment in subsidiaries and joint venture	4,797,461	4,838,603	54,088	51,727
Goodwill Quickfood	162,183	194,114	-	-
Goodwill SATS BRF	-	-	6,139	5,598
	4,959,644	5,032,717	60,227	57,325
Other investments	1,108	1,107	7,968	1,358
	4,960,752	5,033,824	68,195	58,683

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

16.2.     Rollforward of the interest in subsidiaries and affiliates - Parent company

	Subsidiaries												Joint venture
	BRF Energia S.A.	BRF GmbH	Establec. Levino Zaccardi	BRF Pet S.A.	BRF Luxembourg SARL	PSA Labor. Veter. Ltda	Quickfood S.A.	Sadia Alimentos S.A.	Sadia International Ltd.	Sadia Uruguay S.A.	Sadia Overseas S.A.	VIP S.A. Empr. e Particip. Imob	PP-BIO Adm. Bem próprio S.A.	PR-SAD Adm. Bem próprio S.A.	UP! Alimentos Ltda	Total
																12.31.17	12.31.16
a) Capital share as of December 31, 2017
% of share	100.00%	100.00%	99.94%	100.00%	100.00%	99.99%	91.21%	43.10%	100.00%	94.90%	2.00%	100.00%	33.33%	33.33%	50.00%
Total number of shares and membership interests	6,963,854	1	100	27,664,086	100	5,463,850	36,469,606	594,576,682	900,000	2,444,753,091	50,000	14,249,459	-	-	1,000
Number of shares and membership interest held	6,963,854	1	100	27,664,086	100	5,463,849	33,264,887	256,253,695	900,000	2,319,989,778	1,000	14,249,459	-	-	500

b) Information as of December 31, 2017
Capital stock	5,972	6,523	1,420	27,664	42,783	5,564	50,601	293,224	2,933	359,115	165	50	-	-	1
Shareholders' equity	86	4,458,307	42	30,559	(318,931)	5,561	(158,304)	40,049	205,192	68,992	1,176	2,243	-	-	1
Fair value adjustments of assets and liabilities acquired	-	-	-	-	-	-	65,048	-	-	-	-	-	-	-	-
Goodwill based on expectation of future profitability	-	-	-	-	-	-	97,135	-	-	-	-	-	-	-	-
Income (loss) for the year	112	(147,160)	(81)	1,846	(345,516)	(3)	(142,210)	(77,912)	(24,267)	(191,435)	(4,478)	2,938	-	-	51,136

c) Balance of investments as of December 31, 2017
Beginning balance	-	4,309,592	129	29,153	748	5,562	194,114	38,528	225,716	170,911	-	51,921	1,960	4,382	1	5,032,717	7,209,007
Equity pick-up	112	(147,160)	(81)	1,846	(345,516)	(3)	(129,714)	(33,579)	(24,267)	(181,665)	(4,382)	2,938	-	-	25,568	(835,903)	(851,356)
Unrealized profit in inventory	-	-	-	-	-	-	(256)	-	-	(111)	-	-	-	-	-	(367)	(2,506)
Exchange rate variation on goodwill	-	-	-	-	-	-	(28,093)	-	-	-	-	-	-	-	-	(28,093)	(92,131)
Goodwill amortization	-	-	-	-	-	-	(3,838)	-	-	-	-	-	-	-	-	(3,838)	(4,639)
Advance for future capital increase	1,205	-	-	-	-	-	163,393	-	-	-	-	-	-	-	-	164,598	-
Exchange rate variation on foreign investments	-	343,753	-	-	(2,612)	-	-	-	1,756	-	(85)	-	-	-	-	342,812	(649,239)
Other comprehensive income	-	47,697	(9)	-	(71,202)	-	2,551	(4,047)	1,985	(15,573)	(670)	-	-	-	-	(39,268)	(627,167)
Establishment company	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	682
Increase in capital	-	-	-	-	34,623	-	-	16,358	-	91,904	-	(47,500)	282	926	-	96,593	72,245
Impairment Investiment reversal	-	-	-	-	-	-	(28,447)	-	-	-	(77,410)	-	-	-	-	(105,857)	-
Appreciation in exchange of shares	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,234
Dividends and interests on shareholders' equity	(27)	-	-	(438)	-	-	-	-	-	-	-	(5,119)	-	-	(25,568)	(31,152)	(40,553)
Premium paid in the acquisition of non-controlling entities	-	(58,144)	-	-	65,028	-	-	-	-	-	-	-	-	-	-	6,884	-
Adjustment of the option for non-controlling entities	-	41,587	-	-	-	-	-	-	-	-	-	-	-	-	-	41,587	-
Gain/loss in the equity interest change - Subsidiaries	-	(82,571)	-	-	-	-	-	-	-	-	82,571	-	-	-	-	-	-
Gain or loss on variation of equity interest	-	(3)	3	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Acquisition of equity interest	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	9,262
Impairment losses for investments	-	-	-	-	318,931	-	-	-	-	-	-	-	-	-	-	318,931	7,878
	1,290	4,454,751	42	30,561	-	5,559	169,710	17,260	205,190	65,466	24	2,240	2,242	5,308	1	4,959,644	5,032,717

(1)       On March 18, 2016, the Company acquired control and total shares, being treated as wholly-owned subsidiary from this date.

The exchange rate variation result on the investments in foreign subsidiaries, whose functional currency is Brazilian Reais, totaling a loss of R$213,530 on December 31, 2017 (loss of R$660,503 as of December 31, 2016), was recognized as financial result in the consolidated statement of income.

On December 31, 2017, these associates, affiliates and joint ventures do not have any restriction to transfer dividends or repay their loans or advances to the Company.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

16.3.     Summary of financial information in affiliates

	BRF Pet	PP-BIO		PR-SAD		UP!		Total
	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16
Current assets	-	-	-	-	-	49,356	51,020
Non-current assets	-	6,726	5,880	15,924	13,146	179	185
Current liabilities	-	-	-	-	-	(49,534)	(51,204)
Shareholder's equity	-	6,726	5,880	15,924	13,146	1	1

% of participation	0.00%	33.33%	33.33%	33.33%	33.33%	50.00%	50.00%

Book value of investment	-	2,242	1,960	5,308	4,382	1	1	7,551	6,343

Dividends declared	-	-	-	-	-	25,568	26,923	25,568	26,923

	BRF Pet (1)	PP-BIO		PR-SAD		UP!
	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16
Net revenues	24,843	-	-	-	-	174,857	191,277
Net income (loss)	4,687	-	-	-	-	51,136	53,846

Equity pick-up	2,297	-	-	-	-	25,568	26,923	25,568	29,220

(1)       On March 18, 2016, the Company acquired control and total shares, being treated as wholly-owned subsidiary from this date and on June 21, 2017 the name and corporate purpose was changed to BRF Pet S.A.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

17.         PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment rollforward is presented below:

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.16	Additions	Disposals	Transfers SHB (2)	Transfers (1)	12.31.17
Cost
Land	-	547,952	6,221	(1,446)	(68,774)	6,120	490,073
Buildings and improvements	-	5,216,174	53,229	(35,147)	(672,616)	172,381	4,734,021
Machinery and equipment	-	7,248,188	56,736	(148,644)	(1,006,026)	469,762	6,620,016
Facilities	-	1,893,687	14,492	(24,948)	(177,152)	133,967	1,840,046
Furniture	-	116,121	-	(2,659)	(10,375)	5,336	108,423
Vehicles	-	13,672	-	(19)	(901)	416	13,168
Construction in progress	-	753,279	570,797	(3,902)	-	(962,977)	357,197
Advances to suppliers	-	1,997	15,876	-	-	(17,616)	257
		15,791,070	717,351	(216,765)	(1,935,844)	(192,611)	14,163,201

Depreciation
Buildings and improvements	3.04%	(1,584,343)	(137,458)	16,692	186,697	3,282	(1,515,130)
Machinery and equipment	5.95%	(2,861,030)	(389,367)	92,246	365,375	1,493	(2,791,283)
Facilities	3.72%	(600,665)	(73,721)	10,166	50,423	805	(612,992)
Furniture	7.96%	(48,283)	(7,600)	2,075	5,456	(33)	(48,385)
Vehicles	19.94%	(5,965)	(707)	19	728	6	(5,919)
		(5,100,286)	(608,853)	121,198	608,679	5,553	(4,973,709)
		10,690,784	108,498	(95,567)	(1,327,165)	(187,058)	9,189,492

(1)     Refers to the transfer of R$143,213 to intangible assets, R$29,932 to biological assets and R$13,913 to held for sale.

(2)     As a result of the corporate reorganization of One Foods, as per note 1.3, a net amount of R$1,327,164 was transferred to SHB from the parent company.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.15	Additions	Disposals	Reversals	Transfers (1)	12.31.16
Cost
Land	-	593,601	455	(37,351)	-	(8,753)	547,952
Buildings and improvements	-	5,084,454	15,857	(125,701)	-	241,564	5,216,174
Machinery and equipment	-	6,534,819	129,676	(176,882)	-	760,575	7,248,188
Facilities	-	1,699,013	1,353	(10,752)	-	204,073	1,893,687
Furniture	-	112,947	207	(12,715)	-	15,682	116,121
Vehicles	-	16,801	-	(1,506)	-	(1,623)	13,672
Construction in progress	-	715,832	1,313,238	-	-	(1,275,791)	753,279
Advances to suppliers	-	4,156	41,054	-	-	(43,213)	1,997
		14,761,623	1,501,840	(364,907)	-	(107,486)	15,791,070

Depreciation
Buildings and improvements	3.03%	(1,477,380)	(146,766)	33,757	-	6,046	(1,584,343)
Machinery and equipment	5.92%	(2,576,709)	(407,533)	123,455	-	(243)	(2,861,030)
Facilities	3.72%	(530,384)	(75,373)	5,052	-	40	(600,665)
Furniture	7.95%	(47,185)	(8,849)	7,856	-	(105)	(48,283)
Vehicles	19.94%	(9,200)	(756)	1,098	-	2,893	(5,965)
		(4,640,858)	(639,277)	171,218	-	8,631	(5,100,286)
Provision for losses		(19,779)	(3,957)	-	23,736	-	-
		10,100,986	858,606	(193,689)	23,736	(98,855)	10,690,784

(1)     Refers to the transfer of R$48,784 to intangible assets, R$37,470 to biological assets and R$12,490 to held for sale.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.16	Additions	Business combinations (2)	Disposals	Transfers (1)	Exchange rate variation	12.31.17
Cost
Land	-	575,911	6,221	123,466	(1,997)	6,146	(3,529)	706,218
Buildings and improvements	-	5,648,592	60,249	258,827	(36,692)	183,626	(11,771)	6,102,831
Machinery and equipment	-	7,994,146	57,939	389,052	(175,429)	569,819	45,696	8,881,223
Facilities	-	2,047,923	14,766	-	(25,783)	137,333	793	2,175,032
Furniture	-	163,475	2,081	16,096	(4,175)	5,812	(11,807)	171,482
Vehicles	-	27,323	288	4,775	(8,934)	4,780	276	28,508
Construction in progress	-	886,004	693,614	13,635	(5,631)	(1,091,007)	(42,669)	453,946
Advances to suppliers	-	16,098	15,750	-	-	(17,616)	(589)	13,643
		17,359,472	850,908	805,851	(258,641)	(201,107)	(23,600)	18,532,883

Depreciation
Buildings and improvements	3.02%	(1,694,486)	(183,996)	(11,403)	16,954	3,723	(3,357)	(1,872,565)
Machinery and equipment	5.93%	(3,193,879)	(567,212)	(20,986)	107,395	3,535	14,670	(3,656,477)
Facilities	3.78%	(646,314)	(91,292)	-	10,796	489	1,844	(724,477)
Furniture	8.05%	(66,502)	(13,432)	(45)	3,138	(910)	6	(77,745)
Vehicles	19.99%	(12,053)	(3,185)	(2,728)	7,151	(1,250)	1,029	(11,036)
		(5,613,234)	(859,117)	(35,162)	145,434	5,587	14,192	(6,342,300)
		11,746,238	(8,209)	770,689	(113,207)	(195,520)	(9,408)	12,190,583

(1)     Refers to the transfer of R$146,322 to intangible assets, R$35,279 to biological assets and R$13,919 to held for sale.

(2)     Balance arising from business combination with FFM Further in the amount of R$26,370, Banvit Bandirma Vitaminli of R$547,718, Eclipse of R$145,318 and Calchaqui of R$51,283.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.15	Additions	Business combinations (2)	Disposals	Reversals	Transfers (1)	Exchange rate variation	12.31.16
Cost
Land	-	584,721	506	33,150	(37,524)	-	12,448	(17,390)	575,911
Buildings and improvements	-	5,437,937	18,671	175,302	(127,254)	-	285,343	(141,407)	5,648,592
Machinery and equipment	-	7,027,145	142,185	304,948	(182,877)	-	864,812	(162,067)	7,994,146
Facilities	-	1,854,467	1,949	53,154	(13,183)	-	210,599	(59,063)	2,047,923
Furniture	-	137,869	3,074	12,627	(15,437)	-	14,931	10,411	163,475
Vehicles	-	20,317	55	10,703	(4,979)	-	2,599	(1,372)	27,323
Construction in progress	-	789,782	1,517,006	4,702	-	-	(1,376,319)	(49,167)	886,004
Advances to suppliers	-	18,760	40,409	238	-	-	(43,196)	(113)	16,098
		15,870,998	1,723,855	594,824	(381,254)	-	(28,783)	(420,168)	17,359,472

Depreciation
Buildings and improvements	3.03%	(1,525,943)	(163,772)	(75,973)	35,266	-	6,354	29,582	(1,694,486)
Machinery and equipment	5.89%	(2,786,003)	(464,000)	(155,559)	128,705	-	444	82,534	(3,193,879)
Facilities	3.79%	(549,890)	(85,082)	(29,316)	6,860	-	46	11,068	(646,314)
Furniture	8.02%	(64,652)	(11,767)	(8,265)	9,685	-	109	8,388	(66,502)
Vehicles	20.06%	(8,979)	(2,697)	(8,622)	4,414	-	2,487	1,344	(12,053)
		(4,935,467)	(727,318)	(277,735)	184,930	-	9,440	132,916	(5,613,234)
Provision for losses		(19,779)	(17,205)	-	-	36,984	-	-	-
		10,915,752	979,332	317,089	(196,324)	36,984	(19,343)	(287,252)	11,746,238

(1)     Refers to the transfer of R$53,284 to intangible assets, R$37,470 to biological assets and R$28,253 to held for sale.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company has fully depreciated items that are still in operation, which are set forth below:

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16
Cost
Buildings and improvements	119,772	116,090	138,171	122,181
Machinery and equipment	603,457	634,661	699,989	674,325
Facilities	65,837	70,490	74,048	74,369
Furniture	15,007	14,200	22,724	20,061
Vehicles	4,059	3,918	5,262	4,952
Others	52,506	49,526	60,003	49,526
	860,638	888,885	1,000,197	945,414

During the year ended December 31, 2017, the Company capitalized interest in the amount of R$31,578 in the parent company and R$35,418 in the consolidated (R$46,028 in the parent company and R$59,090 in the consolidated as of December 31, 2016). The weighted average interest rate utilized to determine the capitalized amount was 7.41% p.a in the parent company and 14.73% in the consolidated (5.34% p.a. in the parent company and 10.56% in the consolidated as of December 31, 2016).

On December 31, 2017, except for the built to suit agreement mentioned in note 23.2, the Company had no commitments assumed related to acquisition or construction of property, plant and equipment items.

The property, plant and equipment items that are pledged as collateral for transactions of different natures are presented below:

		Parent company		Consolidated
		12.31.17	12.31.16	12.31.17	12.31.16
	Type of collateral	Book value of the collateral	Book value of the collateral	Book value of the collateral	Book value of the collateral
Land	Financial/Tax	238,837	258,880	329,969	258,880
Buildings and improvements	Financial/Tax	1,184,999	1,253,648	1,290,431	1,253,648
Machinery and equipment	Financial/Labor/Tax/Civil	2,072,362	2,129,395	2,318,729	2,129,395
Facilities	Financial/Tax	540,561	523,314	540,891	523,314
Furniture	Financial/Tax	20,940	23,591	21,930	23,591
Vehicles	Financial/Tax	851	1,016	1,469	1,016
Other	Financial/Tax	-	-	429	-
		4,058,550	4,189,844	4,503,848	4,189,844

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

18.         INTANGIBLE ASSETS

The intangible assets rollforward is set forth below:

		Parent company
	Weighted average amortization rate (p.a.)	12.31.16	Additions	Disposals	Transfers SHB (1)	Transfers	12.31.17
Cost
Non-compete agreement	-	18,365	11,511	-	-	-	29,876
Goodwill	-	2,096,587	-	-	(553,658)	-	1,542,929
Ava	-	49,368	-	-	-	-	49,368
Eleva Alimentos	-	808,140	-	-	(304,582)	-	503,558
Incubatório Paraíso	-	656	-	-	-	-	656
Paraíso Agroindustrial	-	16,751	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	7,636
Sadia	-	1,214,036	-	-	(249,076)	-	964,960
Outgrowers relationship	-	14,702	320	-	-	-	15,022
Trademarks	-	1,173,000	-	-	-	-	1,173,000
Patents	-	6,100	-	-	-	-	6,100
Software	-	452,869	38,007	(176,361)	(4,439)	143,213	453,289
		3,761,623	49,838	(176,361)	(558,097)	143,213	3,220,216

Amortization
Non-compete agreement	39.82%	(5,051)	(9,864)	-	-	-	(14,915)
Outgrowers relationship	13.15%	(7,669)	(1,919)	-	-	-	(9,588)
Patents	27.42%	(3,191)	(1,037)	-	-	-	(4,228)
Software	19.92%	(293,967)	(133,587)	175,047	338	-	(252,169)
		(309,878)	(146,407)	175,047	338	-	(280,900)
		3,451,745	(96,569)	(1,314)	(557,759)	143,213	2,939,316

	Parent company
	Weighted average amortization rate (p.a.)	12.31.15	Additions	Disposals	Transfers	12.31.16
Cost
Non-compete agreement	-	-	18,642	(277)	-	18,365
Goodwill	-	2,096,587	-	-	-	2,096,587
Ava	-	49,368	-	-	-	49,368
Eleva Alimentos	-	808,140	-	-	-	808,140
Incubatório Paraíso	-	656	-	-	-	656
Paraíso Agroindustrial	-	16,751	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	7,636
Sadia	-	1,214,036	-	-	-	1,214,036
Outgrowers relationship	-	14,197	505	-	-	14,702
Trademarks	-	1,173,000	-	-	-	1,173,000
Patents	-	3,720	2,380	-	-	6,100
Software	-	404,673	39,137	(39,953)	49,012	452,869
		3,692,177	60,664	(40,230)	49,012	3,761,623

Amortization
Non-compete agreement	42.34%	-	(5,328)	277	-	(5,051)
Outgrowers relationship	12.50%	(5,777)	(1,892)	-	-	(7,669)
Patents	17.87%	(2,092)	(1,099)	-	-	(3,191)
Software	20.00%	(232,751)	(101,051)	39,953	(118)	(293,967)
		(240,620)	(109,370)	40,230	(118)	(309,878)
		3,451,557	(48,706)	-	48,894	3,451,745

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

		Consolidated
	Weighted average amortization rate (p.a.)	12.31.16	Additions	Disposals	Business combination	Transfers	Exchange rate variation	12.31.17
Cost
Non-compete agreement	-	51,283	11,511	-	545	-	(1,296)	62,043
Goodwill	-	4,343,550	-	-	(203,659)	-	52,337	4,192,228
AKF	-	129,518	-	-	(2,120)	-	4,096	131,494
Alimentos Calchaquí	-	341,988	-	-	(152,257)	-	(31,823)	157,908
Ava	-	49,368	-	-	-	-	-	49,368
Avex	-	18,775	-	-	-	-	(2,749)	16,026
Banvit Bandirma Vitaminli	-	-	-	-	203,781	-	(10,031)	193,750
BRF AFC	-	162,624	-	-	(33,372)	-	2,670	131,922
BRF Holland B.V.	-	22,505	-	-	-	-	3,474	25,979
BRF Invicta	-	119,092	-	-	-	-	12,834	131,926
Dánica	-	4,779	-	-	-	-	(700)	4,079
Eclipse Holding Cooperatief	-	209,950	-	-	(202,126)	-	(6,509)	1,315
Eleva Alimentos	-	808,140	-	-	-	-	-	808,140
Federal Foods LLC	-	70,474	-	-	(7,345)	-	714	63,843
Federal Foods Qatar L.L.C	-	308,468	-	-	-	-	4,721	313,189
GFS Group	-	684,368	-	-	-	-	87,236	771,604
GQFE - Golden Quality Foods Europe	-	2,407	-	-	-	-	372	2,779
Incubatório Paraíso	-	656	-	-	-	-	-	656
Invicta Food Group	-	645	-	-	-	-	70	715
Paraíso Agroindustrial	-	16,751	-	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	-	7,636
Quickfood	-	113,793	-	-	-	-	(16,660)	97,133
Sadia	-	1,214,036	-	-	-	-	-	1,214,036
Universal Meats Ltd.	-	57,577	-	-	(10,220)	-	4,622	51,979
Import quotas	-	58,155	-	-	42,197	-	11,379	111,731
Outgrowers relationship	-	14,702	320	-	-	-	-	15,022
Trademarks	-	1,313,194	-	-	386,853	-	(50,137)	1,649,910
Patents	-	6,917	6	(1)	-	22	(77)	6,867
Customer relationship	-	815,285	-	-	403,525	10,579	(8,588)	1,220,801
Supplier relationship	-	14,562	-	(1,991)	-	(10,579)	57	2,049
Software	-	503,998	40,301	(176,855)	2,661	146,300	(97)	516,308
		7,121,646	52,138	(178,847)	632,122	146,322	3,578	7,776,959

Amortization
Non-compete agreement	27.59%	(7,734)	(16,140)	-	-	-	373	(23,501)
Import quotas	73.63%	(21,697)	(63,545)	-	-	-	(7,897)	(93,139)
Outgrowers relationship	13.15%	(7,669)	(1,921)	-	-	-	-	(9,590)
Patents	27.42%	(3,912)	(1,057)	1	-	-	82	(4,886)
Customer relationship	7.59%	(81,332)	(72,234)	-	191	-	(1,155)	(154,530)
Supplier relationship	5.00%	(1,992)	(94)	1,991	-	-	(7)	(102)
Software	19.93%	(324,756)	(144,995)	175,484	-	-	692	(293,575)
		(449,092)	(299,986)	177,476	191	-	(7,912)	(579,323)
		6,672,554	(247,848)	(1,371)	632,313	146,322	(4,334)	7,197,636

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

		Consolidated
	Weighted average amortization rate (p.a.)	12.31.15	Additions	Disposals	Business combination	Transfers	Exchange rate variation	12.31.16
Cost
Non-compete agreement	-	15,738	18,642	(277)	-	27,439	(10,259)	51,283
Goodwill	-	2,778,102	-	36	2,557,895	(432,112)	(560,371)	4,343,550
AKF	-	-	-	-	136,502	10,977	(17,961)	129,518
Alimentos Calchaquí	-	-	-	-	397,812	-	(55,824)	341,988
Ava	-	49,368	-	-	-	-	-	49,368
Avex	-	27,550	-	-	-	-	(8,775)	18,775
BRF AFC	-	196,063	-	-	-	-	(33,439)	162,624
BRF Holland B.V.	-	27,786	-	-	-	-	(5,281)	22,505
BRF Invicta	-	170,776	-	-	-	-	(51,684)	119,092
Dánica	-	7,013	-	-	-	-	(2,234)	4,779
Eclipse Holding Cooperatief	-	-	-	36	230,516	274	(20,876)	209,950
Eleva Alimentos	-	808,140	-	-	-	-	-	808,140
Federal Foods LLC	-	84,419	-	-	-	-	(13,945)	70,474
Federal Foods Qatar L.L.C	-	-	-	-	564,242	(182,861)	(72,913)	308,468
GFS Group	-	-	-	-	1,079,357	(199,149)	(195,840)	684,368
GQFE - Golden Quality Foods Europe	-	-	-	-	3,108	-	(701)	2,407
Incubatório Paraíso	-	656	-	-	-	-	-	656
Invicta Food Group	-	925	-	-	-	-	(280)	645
Paraíso Agroindustrial	-	16,751	-	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	-	7,636
Quickfood	-	166,983	-	-	-	-	(53,190)	113,793
Sadia	-	1,214,036	-	-	-	-	-	1,214,036
Universal Meats Ltd.	-	-	-	-	146,358	(61,353)	(27,428)	57,577
Import quotas	-	62,233	-	-	-	17,527	(21,605)	58,155
Outgrowers relationship	-	14,197	505	-	-	-	-	14,702
Trademarks	-	1,372,018	-	-	20	5,877	(64,721)	1,313,194
Patents	-	4,870	2,406	(8)	568	-	(919)	6,917
Customer relationship	-	620,853	-	-	-	370,645	(176,213)	815,285
Supplier relationship	-	9,670	-	(6,510)	-	16,233	(4,831)	14,562
Software	-	462,760	41,203	(43,314)	5,712	53,454	(15,817)	503,998
		5,340,441	62,756	(50,073)	2,564,195	59,063	(854,736)	7,121,646

Amortization
Non-compete agreement	30.07%	(786)	(7,803)	277	-	-	578	(7,734)
Import quotas	50.00%	-	(25,586)	-	-	-	3,889	(21,697)
Outgrowers relationship	12.50%	(5,777)	(1,892)	-	-	-	-	(7,669)
Patents	24.07%	(3,025)	(1,136)	6	(588)	-	831	(3,912)
Customer relationship	7.71%	(49,788)	(47,298)	-	-	(2,727)	18,481	(81,332)
Supplier relationship	42.00%	(9,670)	-	6,510	-	-	1,168	(1,992)
Software	20.00%	(260,484)	(109,921)	41,134	(3,168)	(59)	7,742	(324,756)
		(329,530)	(193,636)	47,927	(3,756)	(2,786)	32,689	(449,092)
		5,010,911	(130,880)	(2,146)	2,560,439	56,277	(822,047)	6,672,554

Amortization of outgrowers relationship, suppliers relationship and import quotas amortization are recognized as a cost of sales in the statement of income, the amortization of customer relationship is recognized in selling expenses, while non-compete agreement, patents and software amortization is recorded according to its use as cost of sales, administrative or sales expenses.

Trademarks recorded in intangible assets come mainly from the business combination with Sadia, Quickfood and Avex and are considered assets with indefinite useful life.

The goodwill is based on expected future profitability supported by valuation reports, after purchase price allocation.

Goodwill and intangible assets with indefinite useful life (trademarks) are allocated to cash-generating units as presented in note 5.

The Company annually performs an impairment test of its assets through the discounted cash flow method. In 2017, BRF used its strategic plan as a basis for the test, which considers the future cash flows until 2020 and perpetuity of 3.84% from the same date, based on historical information and market projections of government agencies and associations, such as the International Monetary Fund (IFM), Brazilian Central Bank (BACEN), among others. In the Management’s opinion, the use of a three-year projection period is adequate as it provides more reliable information as well as greater security in evaluating the expected profitability of the tested assets.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Management adopted the weighted average cost of capital – WACC as the discount rate to the development of discount cash flow, that varied from 9.74% p.a. to 13.25%, according to the reportable operating segment and also adopted the assumptions shown in the table below:

	2017	2018	2019	2020
GDB Brazil	0.70%	2.56%	3.11%	2.83%
Inflation Brazil	3.03%	4.20%	3.95%	3.84%

The rates above do not consider any tax effect.

Based on Management analyses performed during 2017, no impairment loss was identified.

In addition to the above mentioned recovery analysis, management prepared a sensitivity analysis for each reportable operating segment considering the variations in the EBIT margin and in the nominal WACC as presented below:

		Variations
Apreciation (devaluation)	1.0%	0.0%	-1.0%
BRAZIL
WACC (1)	12.99%	11.99%	10.99%
EBIT MARGIN	15.82%	14.82%	13.82%

INTERNATIONAL
WACC (1)	10.51%	9.51%	8.51%
EBIT MARGIN	8.98%	7.98%	6.98%

ONE FOODS
WACC (1)	11.94%	10.94%	9.94%
EBIT MARGIN	14.00%	13.00%	12.00%

SOUTHERN CONE
WACC (1)	14.25%	13.25%	12.25%
EBIT MARGIN	7.86%	6.86%	5.86%

(1)       WACC in Reais for the Brazil segment and in USD for the other segments.

Based on the above scenarios, the Company determined that there is no need to recognize an impairment loss to the intangible assets with indefinite useful life.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

19.         LOANS AND FINANCING

	Parent company
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	12.31.17	Captured	Transfers SHB(2)	Amortization	Interest paid	Interest accrued	Exchange rate variation	Price index update	Current	Non-current	12.31.16
Local currency

Working capital	7.78% (8.90% on 12.31.16)	7.78% (8.90% on 12.31.16)	0.8	1,461,324	923,894	2,385,218	3,308,768	(64,564)	(2,229,186)	(154,410)	198,484	-	-	1,326,126	-	1,326,126

Certificate of agribusiness receivables	96.51% of CDI / IPCA + 5.90% (96.50% of CDI / IPCA + 5.90% on 12.31.16)	7.41% (13.43% on 12.31.16)	2.4	1,076,870	1,693,770	2,770,640	-	-	(779,190)	(393,809)	313,562	-	-	168,110	3,461,967	3,630,077

Development bank credit lines	Fixed rate / Selic / TJLP + 1.48% (Fixed rate / Selic / TJLP + 0.75% on 12.31.16)	6.78% (7.93% on 12.31.16)	1.7	313,311	256,771	570,082	62,439	-	(403,772)	(37,256)	47,360	195	20,104	381,303	499,709	881,012

Bonds	7.75% (7.75% on 12.31.16)	7.75% (7.75% on 12.31.16)	0.4	503,802	-	503,802	-	-	-	(38,750)	46,425	-	(6,806)	4,140	498,793	502,933

Export credit facility	100.35% of CDI (13.68% on 12.31.16)	6.91% (13.68% on 12.31.16)	1.2	39,198	1,850,000	1,889,198	-	-	-	(214,311)	181,212	-	-	72,297	1,850,000	1,922,297

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.16)	4.36% (12.09% on 12.31.16)	2.2	3,532	245,834	249,366	-	-	-	(8,055)	9,735	(1,661)	(2,209)	3,546	248,010	251,556

Other secured debts	(8.50% on 12.31.16)	(8.50% on 12.31.16)	-	-	-	-	-	-	(129,874)	(8,904)	9,185	-	11	32,331	97,251	129,582

Fiscal incentives	2.40% (2.40% on 12.31.16)	2.40% (2.40% on 12.31.16)	0.5	3,566	-	3,566	34,405	-	(30,911)	(220)	220	-	-	72	-	72

				3,401,603	4,970,269	8,371,872	3,405,612	(64,564)	(3,572,933)	(855,715)	806,183	(1,466)	11,100	1,987,925	6,655,730	8,643,655

Foreign currency

Bonds	3.50% (4.05% on 12.31.16) + e.r. US$ and EUR	3.50% (4.05% on 12.31.16) + e.r. US$ and EUR	4.9	40,111	3,935,310	3,975,421	-	(2,424,133)	-	(139,208)	155,038	298,364	-	48,170	6,037,190	6,085,360

Export credit facility	LIBOR + 1.58% (LIBOR + 2.74% on 12.31.16) + e.r. US$	4.04% (3.95% on 12.31.16) + e.r. US$	1.6	594,039	601,833	1,195,872	2,558,720	-	(2,424,237)	(72,916)	76,738	73,231	-	311,606	672,730	984,336

Advances for foreign exchange rate contracts	(2.39% + e.r. US$) + e.r. US$	(2.39% + e.r. US$) + e.r. US$	-	-	-	-	-	-	(199,322)	(4,742)	347	(9,123)	-	212,840	-	212,840

Development bank credit lines	UMBNDES + 1.73% (UMBNDES + 2.10% on 12.31.16) + e.r. US$ and other currencies	6.22% (6.24% on 12.31.16) + e.r. US$ and other currencies	1.0	2,614	959	3,573	-	-	(5,905)	(372)	1,213	(265)	-	5,884	3,018	8,902

				636,764	4,538,102	5,174,866	2,558,720	(2,424,133)	(2,629,464)	(217,238)	233,336	362,207	-	578,500	6,712,938	7,291,438
				4,038,367	9,508,371	13,546,738	5,964,332	(2,488,697)	(6,202,397)	#########	1,039,519	360,741	11,100	2,566,425	13,368,668	15,935,093

(1)         Weighted average maturity in years.

(2)         As a result of the corporate reorganization of One Foods, as per note 1.3, a net amount of R$2,488,697 was transferred to SHB from the parent company.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	12.31.17	Captured	Business combination (2)	Amortization	Interest paid	Interest accrued	Exchange rate variation	Price index update	Current	Non-current	12.31.16
Local currency

Working capital	7.79% (8.90% on 12.31.16)	7.79% (8.90% on 12.31.16)	0.8	1,631,469	923,894	2,555,363	3,579,445	-	(2,400,985)	(162,218)	212,995	-	-	1,326,126	-	1,326,126

Certificate of agribusiness receivables	96.51% of CDI / IPCA + 5,90% (96.50% of CDI / IPCA + 5,90% on 12.31.16)	7.41% (13.43% on 12.31.16)	2.4	1,097,882	2,473,770	3,571,652	780,000	-	(779,190)	(393,809)	334,574	-	-	168,110	3,461,967	3,630,077

Development bank credit lines	Fixed rate / Selic / TJLP + 1.48% (Fixed rate / Selic / TJLP + 0.75% on 12.31.16)	6.78% (7.93% on 12.31.16)	1.7	313,311	256,771	570,082	62,439	-	(403,772)	(37,256)	47,359	196	20,104	381,303	499,709	881,012

Bonds	7.75% (7.75% on 12.31.16)	7.75% (7.75% on 12.31.16)	0.4	503,802	-	503,802	-	-	-	(38,750)	46,425	-	(6,806)	4,140	498,793	502,933

Export credit facility	100.35% of CDI (13.68% on 12.31.16)	6.91% (13.68% on 12.31.16)	1.2	39,198	1,850,000	1,889,198	-	-	-	(214,311)	181,212	-	-	72,297	1,850,000	1,922,297

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.16)	4.36% (12.09% on 12.31.16)	2.2	3,532	245,834	249,366	-	-	-	(8,055)	9,736	(1,662)	(2,209)	3,546	248,010	251,556

Other secured debts	(8.50% on 12.31.16)	(8.50% on 12.31.16)	-	-	-	-	-	-	(129,874)	(8,904)	9,185	-	11	32,331	97,251	129,582

Fiscal incentives	2.40% (2.40% on 12.31.16)	2.40% (2.40% on 12.31.16)	0.5	3,566	-	3,566	34,405	-	(30,911)	(220)	220	-	-	72	-	72

				3,592,760	5,750,269	9,343,029	4,456,289	-	(3,744,732)	(863,523)	841,706	(1,466)	11,100	1,987,925	6,655,730	8,643,655

Foreign currency

Bonds	4.08% (4.71% on 12.31.16) + e.r. US$, EUR and ARS	4.08% (4.71% on 12.31.16) + e.r. US$, EUR and ARS	6.0	105,080	8,424,841	8,529,921	77,129	-	(395,970)	(382,020)	410,433	326,687	-	489,229	8,004,433	8,493,662

Export credit facility	LIBOR + 1.85% (LIBOR + 2.71% on 12.31.16) + e.r. US$	3.35% (3.85% on 12.31.16) + e.r. US$	2.2	953,502	1,197,226	2,150,728	3,576,033	-	(2,981,166)	(98,501)	105,475	238,293	-	312,219	998,375	1,310,594

Advances for foreign exchange rate contracts	(2.39% on 12.31.16) + e.r. US$	(2.39% on 12.31.16) + e.r. US$	-	-	-	-	4,065	-	(203,396)	(4,741)	347	(9,115)	-	212,840	-	212,840

Development bank credit lines	UMBNDES + 1.73% (UMBNDES + 2.10% on 12.31.16) + e.r. US$ and other currencies	6.22% (6.24% on 12.31.16) + e.r. US$ and other currencies	1.0	2,613	959	3,572	-	-	(5,906)	(372)	1,213	(264)	-	5,883	3,018	8,901

Working capital	23.10% (14.28% on 12.31.16) + e.r. ARS / + e.r US$	23.10% (14.28% on 12.31.16) + e.r. ARS / + e.r US$	1.5	128,156	39,732	167,888	1,584,848	-	(1,629,418)	(19,777)	59,246	(119,739)	-	236,908	55,820	292,728

Working capital	15.95% + e.r TRY	15.95% + e.r TRY	0.1	249,240	-	249,240	-	389,151	(40,644)	(41)	5,103	(104,329)	-	-	-	-

				1,438,591	9,662,758	11,101,349	5,242,075	389,151	(5,256,500)	(505,452)	581,817	331,533	-	1,257,079	9,061,646	10,318,725
				5,031,351	15,413,027	20,444,378	9,698,364	389,151	(9,001,232)	(1,368,975)	1,423,523	330,067	11,100	3,245,004	15,717,376	18,962,380

(1)     Weighted average maturity in years.

(2)     Balance arising from business combination with Banvit (note 6.1.3).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

19.1.     Working capital

Rural credit: The Company and its subsidiaries entered into rural credit loans with several commercial banks, under a Brazilian Federal government program that promotes investments in rural activities.

Working capital in foreign currency: Refers to credit lines taken from financial institutions and utilized primarily to short term working capital and import operations of subsidiaries located in Argentina and Turkey. The loans are denominated in Argentine Pesos and Turkey Lira with maturity in 2018.

19.2.     CRA

On September 29, 2015, BRF completed the CRA issuance related to the public distribution offering of the 1st series of the 3rd Issue by Octante Securitizadora S.A. (“Securitization Company”) in the amount of R$1,000,000 net of interest, which will mature on October 01, 2018, and were issued with a coupon of 96.90% p.a. of the DI rate, payable every each 9 months. The CRAs arise from the Company’s exports contracted with BRF Global GmbH and were assigned and/or promised to the Securitization Company.

On April 19, 2016, BRF completed the CRA issuance related to the public distribution offering of the 1st series of the 9th Issue by Octante Securitizadora S.A. (“Securitization Company”) in the amount of R$1,000,000 net of interest, which will mature on April 19, 2019 and were issued with a coupon of 96.50% p.a. of the DI rate, payable every each 9 months. The CRAs arise from the Company’s exports contracted with BRF Global GmbH and were assigned and/or promised to the Securitization Company.

On December 22, 2016, BRF completed the CRA issuance related to the public distribution offering of the 1st and 2nd series of the 1st Issue by Vert Companhia Securitizadora, in the amount of R$1,500,000 net of interest. The 1st series CRA were issued with a coupon of 96.00% p.a. of the DI rate, with will mature on December 16, 2020 and payable every each 8 months. The 2nd series CRA were issued with a coupon of 5.8970% p.a. updated by the Amplified Consumer Price Index (“IPCA”), with will mature on December 18, 2023 and with interest payable every each 16 or 18 months. The CRAs arise from the Company’s exports contracted with BRF Global GmbH and BRF Foods GmbH.

On August 15, 2017, the CRA related to the issuance of December 16, 2016 and linked to the public offering of the 1st. Series was transferred to SHB, based on exports between SHB and BRF Foods Gmbh. The conditions negotiated at the date of issue remain in force.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

19.3.     Development bank credit lines

The Company and its subsidiaries have several outstanding obligations with National Bank for Economic and Social Development (“BNDES”). The loans were obtained for the acquisition of equipment and expansion of productive facilities.

FINEM: Credit lines of Financing for Enterprises ("FINEM") which are subject to the variations of UMBNDES, TJLP and SELIC currency basket. The values of principal and interest are paid in monthly installments, with maturities between 2018 and 2020 and are secured by pledge of equipment, facilities and mortgage on properties owned by the Company.

FINEP: Credit lines of Financial of Studies and Projects (“FINEP”) obtained with reduced charges for projects of research, development and innovation, with maturities dates between 2018 and 2019.

19.4.     Bonds

Senior Notes BRF 2018: On May 15, 2013, BRF completed international offering of 5 year bonds in the aggregate amount of R$500,000 (the “BRL Bonds”) which will mature on May 22, 2018 (“Senior Notes BRF 2018”), issued with a coupon (interest) of 7.75% p.a. (yield to maturity 7.75%), payable semi-annually beginning as from November 22, 2013.

BFF Notes 2020: On January 28, 2010, BFF International Limited issued senior notes in the total value of US$750,000, whose notes are guaranteed by BRF, with a nominal interest rate of 7.25% p.a. and effective rate of 7.54% p.a. maturing on January 28, 2020. On June 20, 2013, the amount of US$120,718 of these senior notes was exchanged by Senior Notes BRF 2023 and on May 15, 2014, the amount of US$409,640 was repurchased with part of the proceeds obtained from the Senior Notes BRF 2024. On May 28, 2015, the Company concluded a Tender Offer, in amount of US$101,359, such that the outstanding balance amounted to US$118,283 and the premium paid, net of interest, was US$15,964 (equivalent of R$52,028). On September 14, 2016, the Company concluded a Tender Offer, in amount of US$32,183 (equivalent of R$104,888), being the premium paid, net of interest, was US$4,103 (equivalent of R$13,372). The premium paid to holders of existing bonds was recorded as a financial expense.

Senior Notes BRF2022: On June 6, 2012, BRF issued senior notes of US$500,000, with nominal interest rate of 5.88% p.a. and an effective rate of 6.00% p.a. maturing on June 6, 2022. On June 26, 2012, the Company reopened this transaction for an additional amount of R$250,000, with nominal interest rate of 5.88% p.a. and effective rate of 5.50% p.a. On May 28,2015, the Company concluded a Tender Offer, in amount of US$577,130, such that the outstanding balance amounted to US$172,870 and the premium paid, net of interest, was US$79,355 (equivalent of R$258,626). On September 14, 2016, the Company concluded a Tender Offer, in amount of US$54,208 (equivalent of R$176,669), being the premium paid, net of interest, was US$5,692 (equivalent of R$18,551). The premium paid to holders of existing bonds was recorded as a financial expense.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Senior Notes BRF 2022 (“Green Bonds”): On May 29, 2015, BRF concluded a Senior Notes offer of 7 (seven) year in the total amount of EUR500,000, which will mature on May 03, 2022 (“Senior Notes BRF 2022”), issued with a coupon (interest) of 2.75% p.a. (yield to maturity 2.822%), payable annually beginning on June 03, 2016.

Senior Notes BRF 2023: On May 15, 2013, BRF completed international offerings of 10 years bonds in the aggregate amount of US$500,000 (the “USD Bonds”), which will mature on May 22, 2023 (“Senior Notes BRF 2023”), issued with a coupon (interest) of 3.95% per year (yield to maturity 4.135%), payable semi-annually beginning on November 22, 2013.

Senior Notes BRF 2024: On May 15, 2014, BRF completed international offerings of 10 years bonds in the aggregate amount of US$750,000 (the “USD Bonds”), which will mature on May 22, 2024 (“Senior Notes BRF 2024”), issued with a coupon (interest) of 4.75% p.a. (yield to maturity 4.952%), payable semi-annually beginning on November 22, 2014.

Senior Notes BRF 2026: On September 29, 2016, BRF through its wholly-owned subsidiary BRF GmbH concluded a Senior Notes offer of 10 years in the total amount of US$500,000, with will mature on September 29, 2026, issued with a coupon (interest) of 4.35% p.a. (yield to maturity de 4.625%), payable semi-annually beginning on March 29, 2017.

19.5.     Export credit facilities

Export prepayments: Under the terms of each of these credit facilities, the Company entered into loans which must be evidenced subsequently by the trade accounts receivable related to the exports of its products, with maturity between 2018 and 2019.

Commercial credit lines: Denominated in U.S. Dollars with quarterly payments of interest and principal maturing in 2018 and are utilized for purchases of imported raw materials and other working capital needs.

19.6.     Special Program Asset Recovery (“PESA”)

The Company has a loan facility obtained through the Special Program for Asset Recovery (“Programa Especial de Saneamento de Ativos”) promoted by the federal government and securitized by commercial financial institutions. Such loan facility is subject to the variations of the General Market Price Index (“IGPM”) plus interest of 4.90% p.a. The principal is payable in a single installment with maturity date in 2020, being secured by endorsements and pledges of public debt securities (note 15).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

19.7.     Rotative credit line (“Revolver Credit Facility”)

With the purpose of improving its financial liquidity, the Company and its wholly-owned subsidiary BRF Global GmbH obtained a credit line Revolver Credit Facility ("Revolver Credit Facility") in the amount of US$1,000,000, with a maturity date in May 2019, from a syndicate comprised of 28 banks. The transaction was structured to allow the Company to utilize the credit line at any time, during the contracted period. In April 2017, the company used US$650,000 of the credit line with a LIBOR rate of + 1.25% and maturity in May 2019. The Company settled in advance the credit line used in October 2017.

19.8.     Loans and financing maturity schedule

The maturity schedule of the loans and financing balances is as follows:

	Parent company	Consolidated
	12.31.17	12.31.17
2018	4,038,367	5,031,350
2019	3,980,259	3,983,858
2020	564,559	1,684,700
2021	82,700	125,363
2022	2,441,783	3,106,233
2023 onwards	2,439,070	6,512,874
	13,546,738	20,444,378

19.9.     Guarantees

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16
Total of loans and financing	13,546,738	15,935,093	20,444,378	18,962,380
Mortgage guarantees	577,218	1,019,568	577,218	1,019,568
Related to FINEM-BNDES	462,842	771,257	462,842	771,257
Related to FNE-BNB	-	129,582	-	129,582
Related to tax incentives and other	114,376	118,729	114,376	118,729

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade from the BNDES. The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Company´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on December 31, 2017 totaled R$17,306 (R$28,390 as of December 31, 2016).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized by the outgrowers to improve farm conditions and will be paid by them in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The guarantee as of December 31, 2017 totaled R$87,062 (R$138,542 as of December 31, 2016).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

On December 31, 2017, the Company contracted bank guarantees in the amount of R$1,477,817 (R$1,934,547 as of December 31, 2016) offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 1.09% p.a. (0.90% p.a. as of December 31, 2016).

19.10.  Commitments

In the normal course of the business, the Company enters into agreements with third parties which are mainly related to the purchase of raw materials, such as corn and soymeal, where the agreed prices can be fixed or to be fixed. The Company enters into other agreements, such as electricity, packaging supplies and manufacturing activities. The amounts of the agreements at the date of these financial statements are set forth below:

	Parent company	Consolidated
	12.31.17	12.31.17
2018	4,048,699	4,862,084
2019	748,883	922,858
2020	307,228	346,937
2021	196,719	208,653
2022	100,818	100,828
2023 onwards	123,038	123,075
	5,525,385	6,564,435

20.         TRADE ACCOUNTS PAYABLE

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16
Domestic suppliers
Third parties	4,018,460	4,147,917	4,451,090	4,148,132
Related parties	53,064	13,118	16,592	13,118
	4,071,524	4,161,035	4,467,682	4,161,250

Foreign suppliers
Third parties	605,078	629,891	2,030,596	1,727,542
Related parties	3,375	13,864	-	-
	608,453	643,755	2,030,596	1,727,542

(-) Adjustment to present value	(44,595)	(46,069)	(52,792)	(48,954)
	4,635,382	4,758,721	6,445,486	5,839,838

In the year ended on December 31, 2017, the average payment period is 97 days (99 days on December 31, 2016).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

On the suppliers balance as of December 31, 2017, R$1,596,448 in the parent company and R$1,787,714 in the consolidated (R$1,556,459 in the parent company and consolidated as of December 31, 2016) corresponds to the supply chain finance transactions on which there were no changes in the payment terms and prices negotiated with the suppliers.

The information on accounts payable involving related parties is presented in note 30. The trade accounts payable to related parties refer to transactions with associates UP! in domestic market.

21.         SUPPLY CHAIN FINANCE

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16
Supply chain finance - Domestic suppliers	476,698	1,007,075	518,417	1,007,075
Supply chain finance - Foreign suppliers	172,216	328,507	196,772	328,507
	648,914	1,335,582	715,189	1,335,582

The Company has partnerships with several financial institutions that allow the suppliers to anticipate their receivables. The suppliers do have the freedom to choose whether to anticipate or not and, if positive, with which institution. The anticipation allows the suppliers to better manage their cash flow needs. This flexibility allows the Company to intensify its commercial relations with the network of suppliers by potentially leveraging benefits such as preference for supply in case of restricted supply, better price conditions and / or more flexible payment terms, among others.

The Company has not identified a material change in the existing commercial conditions with its suppliers.

As such, these transactions are presented in the operating cash flows for the year ended December 31, 2017 and December 31, 2016.

On December 31, 2017, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the internal market were set between 0.57% to 0.84% p.m. (1.08% to 1.33% p.m. on December 31, 2016).

On December 31, 2017, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the external market were set between 0.19% to 0.29% p.a. (0.17% to 0.25% p.m. on December 31, 2016).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

22.         DERIVATIVE FINANCIAL INSTRUMENTS

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16

Derivatives designated as hedge accounting
Assets
Non-deliverable forward (NDF)	663	76,339	1,138	76,339
Currency option contracts	20,262	118,741	23,542	118,741
Deliverable forwards contracts	-	-	-	43
Commodities (corn) non-deliverable forward (NDF)	783	2,397	783	2,397
Commodities (Soy) non-deliverable forward (NDF)	1,056	-	1,056	-
Corn option contracts	789	-	789	-
Commodities (Soybean oil) non-deliverable forward (NDF)	123	-	123	-
Corn and soymeal future contracts - B3	24	-	24	-
	23,700	197,477	27,455	197,520

Liabilities
Non-deliverable forward of currency (NDF)	(5,846)	(1,789)	(6,769)	(1,789)
Commodities (soybean) non-deliverable forward (NDF)	(3,015)	(880)	(3,015)	(880)
Commodities (soybean oil) non-deliverable forward (NDF)	(112)	-	(112)	-
Currency option contracts	(22,851)	(35,064)	(25,916)	(35,064)
Corn option contracts	(554)	-	(554)	-
Soybean option contracts	(1,488)	-	(1,488)	-
Deliverable forwards contracts	-	-	-	(309)
Commodities (corn) non-deliverable forward (NDF)	(4,593)	(560)	(4,593)	(560)
Corn and soymeal future contracts - B3	-	(27)	-	(27)
Exchange rate contracts currency (Swap)	(155,496)	(162,140)	(166,343)	(184,165)
	(193,955)	(200,460)	(208,790)	(222,794)

Derivatives not designated as hedge accounting
Assets
Non-deliverable forward of currency (NDF)	239	-	36,412	46
Currency option contracts	-	-	1,476	-
Deliverable forwards contracts	-	-	-	11
Exchange rate contracts currency (Swap)	25,193	438	25,193	438
	25,432	438	63,081	495

Liabilities
Non-deliverable forward of currency (NDF)	(1,964)	(82,481)	(1,964)	(83,006)
Currency option contracts	-	-	(2,037)	-
Swap (index / Currency / stocks)	(86,451)	(218,541)	(86,451)	(218,541)
Dollar future contracts - B3	(249)	(5,230)	(249)	(5,230)
	(88,664)	(306,252)	(90,701)	(306,777)

Current assets	49,132	197,915	90,536	198,015
Current liabilities	(282,619)	(506,712)	(299,491)	(529,571)

The collateral given in the transactions presented above are disclosed in note 8.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

23.         LEASES

The Company is lessee in several contracts, which can be classified as operating or finance lease.

23.1.     Operating lease

The minimum future payments of non-cancellable operating lease are presented below:

	Parent company	Consolidated
	12.31.17	12.31.17
2018	324,248	374,917
2019	67,416	76,825
2020	37,171	44,606
2021	28,824	34,546
2022	26,085	31,727
2023 onwards	86,527	92,972
	570,271	655,593

The payments of operating lease agreements recognized as expense in the year ended December 31, 2017 amounted to R$171,158 in the parent company and R$306,717 in the consolidated (R$174,806 in the parent company and R$308,286 in the consolidated as of December 31, 2016).

23.2.     Finance lease

The Company enters into finance leases mainly for the acquisitions of machinery, equipment, vehicles, software and buildings, presented below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

		Parent company		Consolidated
	Weighted average depreciation rate (p.a.) (1)	12.31.17	12.31.16	12.31.17	12.31.16
Cost
Machinery and equipment		91,923	113,644	98,138	115,805
Software		97,083	78,692	97,083	78,692
Vehicles		-	-	269	491
Land		-	-	1,419	1,662
Buildings		216,560	141,732	218,835	144,446
Facilities		14,692	-	14,692	-
		420,258	334,068	430,436	341,096

Accumulated depreciation
Machinery and equipment	44.88%	(42,930)	(37,876)	(45,273)	(38,429)
Software	80.00%	(84,578)	(63,483)	(84,578)	(63,483)
Vehicles	20.00%	-	-	(171)	(259)
Buildings	8.33%	(58,836)	(43,956)	(59,134)	(44,068)
Facilities	6.67%	(719)	-	(719)	-
		(187,063)	(145,315)	(189,875)	(146,239)
		233,195	188,753	240,561	194,857

(1)     The period of depreciation of leased assets corresponds to the lowest of term of the contract and the useful life of the asset, as determined by CVM Deliberation Nº 645/10.

The minimum future payments required for these finance leases are segregated as follows, and were recorded in current and non-current liabilities:

	Parent company
	12.31.17
	Present value of minimum payments	Interest	Minimum future payments
2018	49,662	19,241	68,903
2019	41,967	19,102	61,069
2020	29,747	14,360	44,107
2021	20,015	8,562	28,577
2022	15,712	7,887	23,599
2023 onwards	69,374	46,291	115,665
	226,477	115,443	341,920

	Consolidated
	12.31.17
	Present value of minimum payments	Interest	Minimum future payments
2018	51,655	20,865	72,520
2019	43,283	20,232	63,515
2020	30,357	15,046	45,403
2021	20,406	8,950	29,356
2022	16,103	8,275	24,378
2023 onwards	70,771	46,813	117,584
	232,575	120,181	352,756

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The contract terms for both modalities, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments or restrictions on dividends distribution, payments of interest on shareholders’ equity or obtaining debt.

The Company also has commitments regarding financial leases, related to a built to suit agreement for the construction of facilities which will be build by third parties. The agreements terms will be 13 years from the signing date as well as the charge of rent expenses. If the Company defaults on its obligations, it will be subject to fines and/or acceleration of rent outstanding installments falling due, according to the terms of the contract.

The estimated schedule of future payments related to this agreement is set forth below:

Parent company and Consolidated
12.31.17
2018	-
2019	9,423
2020	9,423
2021	9,423
2022	9,423
2023 onwards	84,806
122,497

24.         SHARE BASED PAYMENT

24.1.     Stock options plan

The Company grants stock options to its employees eligible by the Board of Directors, which are determined in stock options plans that were approved by a Ordinary and a Special Meeting of Shareholders on March 31, 2010 (Plan I) and April 08, 2015 (Plan II).

Plan I comprises two instruments: (i) annual stock option grant, and (ii) an additional stock option grant, which the employee might adhere using part of its profit sharing bonus. Plan II comprises only the annual grant.

The vesting conditions are based on attainment of results and in the value of the Company businesses.

The plans include shares issued by the Company up to the limit of 2% of the total stock, and its purpose is to: (i) attract, retain and motivate the beneficiaries, (ii) add value for shareholders, and (iii) encourage the view of entrepreneur of the business.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The plans are managed by the Board of Directors, within the limits established by the general guidelines of the plan and applicable legislation.

The quantity of granted options is determined by the Board of Directors, with an exercise price equivalent to the average amount of the closing price of the share at the last twenty trading sessions of the B3, prior to the grant date. The exercise price is updated monthly by the variation of the Amplified Consumer Price Index (“IPCA”) between the grant date and the month prior to the option exercise notice by the beneficiary.

The vesting period during which the participant can not exercise the purchase of the shares for Plan I is 1 to 3 years and for Plan II is 1 to 4 years, respecting the following deadlines from the grant date of the option.

Plan I		Plan II
Quantity	Deadline	Quantity	Deadline

1/3	1 year	1/4	1 year
2/3	2 years	2/4	2 years
3/3	3 years	3/4	3 years
-	-	4/4	4 years

After the vesting period and within no more than five years for Plan I and six years for Plan II from the grant date, the beneficiary is no longer entitled to the right to the unexercised options. To satisfy the exercise of the options, the Company may issue new shares or use shares held in treasury.

According to the ordinary meeting of the Board of Directors held on March 30, 2017 and November 30, 2017, the granting of 863,528 and 290,771 options, respectively, was approved.

The breakdown of the outstanding granted options is presented as follows:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Date			Quantity		Grant (1)	Strike price (1)
Grant date	Beggining of exercise period	End of the exercise period	Options granted	Outstanding options	Fair value of the option	Granting date	Updated IPCA

Plan I
05.02.13	05.01.14	05.01.18	3,490,201	304,968	11.88	46.86	62.12
04.04.14	04.03.15	04.03.19	1,552,564	483,201	12.56	44.48	55.85
05.02.14	05.01.15	05.01.19	1,610,450	670,107	14.11	47.98	59.84
12.18.14	12.17.15	12.17.19	5,702,714	3,102,620	14.58	63.49	77.15
			12,355,929	4,560,896

Plan II
04.26.16	04.30.17	12.30.22	8,724,733	4,375,000	9.21	56.00	59.09
05.31.16	05.31.17	12.30.22	3,351,220	2,303,260	10.97	46.68	48.87
03.30.17	03.30.18	12.29.23	863,528	635,442	9.45	38.43	39.01
12.01.17	12.01.18	12.29.23	290,771	290,771	7.91	41.69	41.69
			13,230,252	7,604,473
			25,586,181	12,165,369

(1)     Amounts expressed in Brazilian Reais

24.2.     Stock options plan – Restricted shares

On August 31, 2017, 716,486 restricted shares were granted in accordance with the plan that were approved by an Ordinary and a Special Meeting of Shareholders on April 26, 2017. The purpose of this plan is: (i) to stimulate the expansion, success and achievement of the Company's social objectives; (ii) to align the interests of the Company's shareholders with those of the eligible persons; and (iii) to enable the Company and the companies under its control to attract and retain the persons related to it.

Under the terms of the plan, directors may be elected, statutory or not, and people occupying other positions of the Company or subsidiaries. The granting of rights to beneficiaries is conditional on: (i) continuity of the employment relationship with the Company for 3 years after the grant date; (ii) achievement of a minimum shareholder return defined by the Board of Directors in the granting agreements and determined at the end of the vesting period; or (iii) any other conditions determined by the Board of Directors in each grant made.

Each year, or whenever it deems it appropriate, the Board of Directors shall approve the granting of restricted shares, electing the beneficiaries in favor of which the Company will sell the restricted shares, establishing the terms, quantities and conditions of acquisition of rights related to restricted shares.

The total number of restricted shares that may be granted under the plan shall not exceed 0.5% of the registered common shares, in book-entry form without par value, representing the Company's total share capital.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Date		Quantity		Grant (1)
Grant	Term of acquisition of right	Shares granted	Outstanding shares	Fair value of the shares
Restricted stock plan
08.31.17	08.31.19	716,846	706,820	41.85
		716,846	706,820

24.3.     Rollforward of the stock options plan and outstanding granted options

The rollforward of the outstanding granted options for the year ended December 31, 2017 is presented as follows:

Consolidated

Outstanding options as of December 31, 2016	16,506,807
Issued - grant of 2017
November 2017	290,771
August 2017 - Restricted stock plan	716,846
March 2017	863,528
Cancelled:
Grant of 2017	(228,086)
Grant of 2017 (Restricted stock)	(10,026)
Grant of 2016	(2,681,350)
Grant of 2014	(1,725,218)
Grant of 2014	(152,145)
Grant of 2013	(415,017)
Grant of 2012	(293,921)
Outstanding options as of December 31, 2017	12,872,189

The weighted average exercise prices of the outstanding options conditioned to services is R$60.29 (sixty Brazilian Reais and twenty-nine cents), and the weighted average of the remaining vesting period is 34 months.

The Company records as capital reserve in shareholders’ equity the fair value of the options in the amount of R$261,836 (R$236,208 as of December 31, 2016). In the statement of income in the year ended December 31, 2017 the amount recognized as expense was R$25,628 (R$43,451 as of December 31, 2016).

During the year ended on December 31, 2017, no executive exercised stock options.

24.4.     Fair Value Measurement

The weighted average fair value of options outstanding as of December 31, 2017 was R$11.36 (eleven Brazilian Reais and thirty-six cents) (R$11.54 as of December 31, 2016). The fair value of the stock options was measured using the Black-Scholes pricing model, based on the following assumptions:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	12.31.17
	Plan I	Plan II
Expected maturity of the option:
Exercise in the 1st year	3.0 years	3.5 years
Exercise in the 2nd year	3.5 years	4.0 years
Exercise in the 3rd year	4.0 years	4.5 years
Exercise in the 4th year	-	5.0 years
Risk-free interest rate	5.09%	6.25%
Volatility	26.05%	27.07%
Expected dividends over shares	1.23%	2.40%
Expected inflation rate	3.71%	3.79%

24.5.     Expected period

The expected period is that in which it is believed that the options will be exercised and was determined under the assumption that the beneficiaries will exercise their options at the limit of the exercise period.

24.6.     Risk-free interest rate

The Company uses as risk-free interest rate the National Treasury Bond (“NTN-B”) available on the date of calculation and with maturity equivalent to the terms of the option.

24.7.     Volatility

The estimated volatility took into account the weighting of the trading history of the Company’s shares.

24.8.     Expected dividends

The percentage of dividends used is based on the average payment of dividends per share in relation to the market value of the shares for the past four years.

24.9.     Expected inflation rate

The expected average inflation rate is based on estimated IPCA by Central Bank of Brazil, considering the remaining average terms of the option.

25.         EMPLOYEES BENEFITS PLANS

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

25.1.     Pension plans

The Company sponsors pension plans for its employees and executives as presented below:

Plan	Modality	Adhesions

Plan I	Defined Benefit	Closed
Plan II	Defined Benefit	Closed
Plan III	Defined Contribution	Open
FAF	Defined Benefit	Closed

These plans are managed by BRF Previdência a pension fund entity of non-economic nature and non-profit, through its Deliberative Board which is responsible for defining pension premises and policies, as well as establishing fundamentals guidelines and organization, operation and management rules. The Deliberative Board is composed of representatives from the sponsor and participants, the proportion of 2/3 and 1/3 respectively.

a.            Defined benefit plans

Plan I and II are structured as defined benefit during the accumulation of mathematics provisions with option to change the account balance to be applicable in lifetime monthly income on the grant date benefit. The main actuarial risks are (i) survival time over the ones set out in the mortality tables and (ii) actual return on equity below the actual discount rate.

The main purpose of FAF plan is to supplement the benefit paid by the Brazilian Social Security (“INSS – Instituto Nacional de Securidade Social”), calculated proportionally according to the length of service performed and in line with the type of retirement. The main actuarial risks are (i) survival time over the ones set out in the mortality tables, (ii) turnover lower than expected, (iii) salary growth higher than expected, (iv) actual return on assets below the actual discount rate, (v) amendment of the rules of social security and actual family composition of the retired employee or executive different from the established assumption.

In plans I and II, the contributions performed by the participants are made by the sponsor in equal basic contributions. In the Plan FAF, the contribution is made through a percentage actuarially defined for the participant and the sponsor. The actuarial calculations of the plans managed by BRF Previdência are made by independent actuaries, on an annual basis, according to the rules in force.

In case of a deficit result in plans, it must be supported by the sponsor, participants and beneficiaries, in the proportion of their contributions.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The economic benefit presented as an asset, considers only the part of the surplus that is actually recoverable. The form of recovery of the surplus of the plans will be through reductions in future contributions.

b.            Defined contribution plan

Plan III is a defined contribution plan, where contributions are known and the benefit amount depends directly on the contributions made by participants and sponsors, time of contribution and of the result obtained through investment of contributions. The contributions are made on a 1 to 1 basis (the contributions of the sponsor are equal to the basic contributions of the participants) and that may vary from 0.7% to 7.0% according to the salary range of the participant. The contributions made by the Company in the years ended December 31, 2017 and December 31, 2016 amounted R$15,890 and R$11,606 respectively. On December 31, 2017, the plan has 31,850 participants (30,678 participants as of December 31, 2016).

If participants of the plans I, II and III end the employment relationship with the sponsor, the balance formed by the contributions of the sponsor not used for the payment of benefits, will form a fund of overage of contributions that may be used to compensate the future contributions of the sponsor.

c.            Rollforward of defined benefit plans

The assets and actuarial liabilities are presented below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	FAF		Plano I and II
	12.31.17	12.31.16	12.31.17	12.31.16
Composition of actuarial assets and liabilities
Present value of actuarial liabilities	2,275,862	2,000,331	16,009	15,215
Fair value of assets	(3,077,392)	(2,838,662)	(26,682)	(26,452)
(Surplus) Deficit	(801,530)	(838,331)	(10,673)	(11,237)
Irrecoverable surplus - (asset ceiling)	801,530	838,331	8,452	8,087
Net actuarial (assets) liabilities	-	-	(2,221)	(3,150)

Rollforward of irrecoverable surplus
Beginning balance of irrecoverable surplus	838,331	743,622	8,087	4,407
Interest on irrecoverable surplus	93,893	90,276	910	539
Changes in irrecoverable surplus during the year	(130,694)	4,433	(545)	3,141
Ending balance of irrecoverable surplus	801,530	838,331	8,452	8,087

Rollforward of present value of actuarial liabilities
Beginning balance of the present value of liabilities	2,000,331	1,675,374	15,215	12,853
Interest on actuarial obligations	217,325	197,063	1,642	1,502
Current service cost	26,832	23,420	-	-
Benefit paid	(117,543)	(105,046)	(1,489)	(1,200)
Contributions of the sponsor	-	297	-	-
Actuarial losses - experience	(48,666)	27,478	(592)	1,049
Actuarial losses - hypothesis	197,583	153,479	1,233	1,010
Actuarial losses - demographic hypothesis	-	28,266	-	1
Ending balance of actuarial liabilities	2,275,862	2,000,331	16,009	15,215

Rollforward of fair value assets
Beginning balance of the fair value of plan assets	(2,838,662)	(2,418,996)	(26,452)	(21,916)
Interest income on assets plan	(311,238)	(287,363)	(2,907)	(2,610)
Transfers	-	(37,984)	-	-
Benefit paid	117,543	105,046	1,489	1,200
Contributions paid by the sponsor	-	(75)	-	-
Contributions paid by the employee	-	(297)	-	-
Return on assets higher (lower) than projection	(45,035)	(236,977)	1,188	(3,126)
Early elimination of obligations	-	37,984	-	-
Ending balance of fair value assets	(3,077,392)	(2,838,662)	(26,682)	(26,452)

Rollforward of comprehensive income
Beginning balance	23,321	27,423	(2,075)	(1,501)
Reversion to statement of income	(23,321)	(27,423)	2,075	1,501
Actuarial gains (losses)	(148,917)	(209,223)	(641)	(2,060)
Return on assets higher (lower) than projection	45,035	236,977	(1,188)	3,126
Changes on irrecoverable surplus	130,694	(4,433)	545	(3,141)
Ending balance of comprehensive income	26,812	23,321	(1,284)	(2,075)

Costs recognized in statement of income
Current service costs	(26,832)	(23,420)	-	-
Interest on actuarial obligations	(217,325)	(197,063)	(1,642)	(1,502)
Projected return on assets	311,238	287,363	2,907	2,610
Interest on irrecoverable surplus	(93,893)	(90,276)	(910)	(539)
Costs recognized in statement of income	(26,812)	(23,396)	355	569

Estimated costs for the next year
Costs of defined benefit	(27,972)	(26,812)	216	355
Estimated costs for the next year	(27,972)	(26,812)	216	355

d.            Actuarial assumptions and demographic data

The main actuarial assumptions and demographic data used in the actuarial calculations are summarized below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	FAF		Plan I e II
	12.31.17	12.31.16	12.31.17	12.31.16
Actuarial assumptions
Economic hypothesis
Discount rate	9.74%	11.20%	9.72%	11.25%
Inflation rate	4.25%	4.85%	4.25%	4.85%
Wage growth rate	4.93%	5.53%	N/A	N/A

Demographic hypothesis
Schedule of mortality	AT-2000	AT-2000	AT-2000	AT-2000
Schedule of disabled mortality	RRB-1983	RRB-1983	RRB-1983	RRB-1983

Demographic data
Number of active participants	7,924	8,384	-	-
Number of participants in direct proportional benefit	10	41	-	-
Number of assisted beneficiary participants	6,233	5,984	51	54

e.            The composition of the investment portfolios

The composition of the investment portfolios are presented below:

	FAF				Plans I and II
	12.31.17		12.31.16		12.31.17		12.31.16
Composition of the fund's portfolio
Fixed income	2,238,139	72.7%	2,110,829	73.7%	23,065	86.4%	23,040	86.8%
Variable income	363,624	11.8%	339,788	13.7%	2,491	9.3%	2,869	11.6%
Real estate	197,692	6.4%	227,945	7.3%	-	-	-	-
Structured investments	257,530	8.4%	141,649	4.7%	1,082	4.1%	492	1.6%
Transactions with participants	20,408	0.7%	18,451	0.6%	44	0.2%	51	-
	3,077,392	100.0%	2,838,662	100.0%	26,682	100.0%	26,452	100.0%

% of nominal return on assets	10.90%		14.90%		8.92%		13.19%

f.             Forecast and average term of payments of obligations

The following amounts represent the expected benefit payments for future years and the average duration of the plan obligations:

	FAF	Plans I and II

2018	128,658	1,226
2019	137,471	1,272
2020	147,601	1,318
2021	160,108	1,364
2022	171,805	1,410
2023 to 2027	1,039,251	7,727

Weighted average duration - in years	12.48	10.23

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

g.            Sensitivity analysis of defined benefit plan - FAF

The quantitative sensitivity analysis regarding the relevant assumptions of defined benefit plan – FAF on December 31, 2017 is presented below:

		Variation of (+1%)		Variation of (-1%)
Relevant assumptions	Assumptions utilized	Average rate	Actuarial liabilities (1)	Average rate	Actuarial liabilities (1)

Benefit plan - FAF
Discount rate	9.74%	10.74%	(252,035)	8.74%	292,666
Wage growth rate	4.93%	5.93%	74,709	3.93%	(53,104)

(1)    Variation of actuarial liabilities.

25.2.     Employee benefits: description and characteristics of benefits and associated risks

	Parent company		Consolidated
	Liabilities		Liabilities
	12.31.17	12.31.16	12.31.17	12.31.16
Medical assistance	132,495	112,320	132,845	112,320
F.G.T.S. Penalty (1)	142,673	137,190	161,342	137,190
Award for length of service	44,640	52,018	49,328	52,018
Other (2)	28,071	28,563	51,273	28,563
	347,879	330,091	394,788	330,091

Current	76,610	76,707	85,185	76,707
Non-current	271,269	253,384	309,603	253,384

(1)     FGTS – Government Severance Indemnity Fund for Employees
(2)     Post-employment benefit paid at the moment of employee’s termination in the amount of R$20,075 arising from business combination with Banvit.

The Company offers the following post-employment and other employee benefits plans in addition to the pension plans, which are measured by actuarial calculation and recognized in the financial statement:

a.            F.G.T.S. retirement related penalty

As settled by the Regional Labor Court (“TRT”) on April 20, 2007, retirement does not affect the employment contract between the Company and its employees. The benefit paid is equivalent to 50% of F.G.T.S being 40% corresponding to a penalty and 10% of social contribution. Main actuarial risks related are (i) survival time over the ones set out in the mortality tables, (ii) turnover lower than expected and (iii) salary growth higher than expected.

b.            Medical Plan

The Company offers to the retired employee according to the Law No. 9,656/98 a medical plan with fixed contribution, which guarantees to the retired employee that contributed to the health plan by reason of employment relationship, for at least 10 years, the right of maintenance as beneficiary, on the same conditions of coverage enjoyed when the employment contract was in force. Main actuarial risks related are (i) survival time over the ones set out in the mortality tables, (ii) turnover lower than expected and (iii) medical costs growth higher than expected.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

c.            Award for length of service

The Company usually rewards employees that attain at least 10 years of services rendered and subsequently every 5 years, with an additional remuneration ranging from 1 to 5 current salaries at the date of the event (the longer the service time the higher the remuneration), provided they remain as active employees. Main actuarial risks related are (i) survival time over the ones set out in the mortality tables, (ii) turnover lower than expected and (iii) salary growth higher than expected.

d.            Retirement compensation

On retirement, employees with over 10 years of service to the Company are eligible for additional compensation from 1 to 2 current wages in force at the time of retirement. Main actuarial risks related are (i) survival time higher than the ones set out in the mortality tables, (ii) turnover lower than expected and (iii) salary growth higher than expected.

e.            Life insurance

The Company offers life insurance benefit to the employees who, at the time of their termination, are retired and during the employment contract opted for the insurance. For the employees with 10-20 years of service, the maintenance period of insurance is 2 years, from 21 years of service, the period is 3 years. Main actuarial risks related are (i) survival time higher than the ones set out in the mortality tables, (ii) turnover lower than expected and (iii) salary growth higher than expected.

f.             Rollforward of post-employment plans

The rollforward of actuarial liabilities related to other benefits, prepared based on an actuarial report, are as follows:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	Medical plan		F.G.T.S. penalty		Award for length of service			Others (1)
	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16		12.31.17	12.31.16
Composition of actuarial liabilities
Present value of actuarial liabilities	132,845	112,320	161,342	137,190	49,328	52,018		31,198	28,563
Net actuarial liabilities	132,845	112,320	161,342	137,190	49,328	52,018		31,198	28,563

Rollforward of present value of actuarial liabilities
Beginning balance of present value of actuarial liabilities	112,320	130,028	137,190	105,139	52,018	41,462		28,563	22,415
Interest on actuarial liabilities	12,322	15,417	13,165	10,683	5,138	4,239		2,867	2,408
Early settlement of liabilities	-	(126)	-	(13,756)	-	(4,334)		-	(2,473)
Current service costs	201	192	5,953	4,272	2,090	1,434		867	635
Past service costs - changes in plan	2,914	126	-	13,756	-	4,334		-	2,473
Benefits paid directly by the Company	(1,121)	(5,475)	(16,601)	(7,876)	(9,454)	(10,423)		(4,105)	(2,895)
Actuarial (gains) losses - experience	(5,119)	(38,063)	14,841	7,452	(46)	7,332		2,049	2,853
Actuarial (gains) losses - demographic hypothesis	(2,396)	(399)	(4,311)	13,812	(1,780)	7,122		(755)	2,212
Actuarial losses - economic hypothesis	13,724	10,620	11,105	3,708	1,362	852		1,712	935
Ending balance of liabilities	132,845	112,320	161,342	137,190	49,328	52,018	#	31,198	28,563

Rollforward of fair value assets
Benefits paid directly by the Company	1,121	5,475	16,601	7,876	9,454	10,423		4,105	2,895
Contributions of the sponsor	(1,121)	(5,475)	(16,601)	(7,876)	(9,454)	(10,423)		(4,105)	(2,895)
Ending balance of fair value of assets	-	-	-	-	-	-		-	-

Rollforward of comprehensive income
Beginning balance	(31,196)	(59,038)	(64,862)	89,834	(37,974)	(22,668)		(12,944)	(6,944)
Actuarial gains (losses)	(6,209)	27,842	(21,635)	(24,972)	464	(15,306)		(3,006)	(6,000)
Ending balance of comprehensive income	(37,405)	(31,196)	(86,497)	64,862	(37,510)	(37,974)		(15,950)	(12,944)

Costs recognized in statement of income
Interest on actuarial liabilities	(12,322)	(15,417)	(13,165)	(10,683)	(5,138)	(4,239)		(2,867)	(2,408)
Current service costs	(201)	(182)	(5,953)	(4,272)	(2,090)	(1,434)		(867)	(635)
Past service costs	(2,913)	(126)	-	(13,756)	-	(4,334)		-	(2,473)
Gains on early settlement	-	126	-	13,756	-	4,334		-	2,473
Cost recognized in statement of income	(15,436)	(15,599)	(19,118)	(14,955)	(7,228)	(5,673)		(3,734)	(3,043)

Estimated costs for the next year
Current service costs	(207)	(201)	(6,514)	(5,953)	(2,096)	(2,090)		(751)	(867)
Interest on actuarial liabilities	(12,705)	(12,322)	(12,239)	(13,165)	(4,033)	(5,138)		(2,545)	(2,867)
Past service costs - changes in plan	-	(2,913)	-	-	-	-		-	-
Estimated costs for the next year	(12,912)	(15,436)	(18,753)	(19,118)	(6,129)	(7,228)		(3,296)	(3,734)

(1) Considera a somatórios dos benefícios de Gratificação por aposentadoria e Seguro de vida

g.            Actuarial assumptions and demographic data

The main actuarial assumptions and demographic data used in the actuarial calculations are summarized below:

	Consolidated
	Medical plan		F.G.T.S. penalty		Award for length of service		Others (1)
Actuarial assumptions	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16

Economic hypothesis
Discount rate	9.76%	11.22%	9.30%	11.64%	9.30%	11.69%	9.30%	11.64%
Inflation rate	4.25%	4.85%	4.25%	4.85%	4.25%	4.85%	4.25%	4.85%
Medical inflation	7.38%	8.00%	N/A	N/A	N/A	N/A	N/A	N/A
Wage growth rate	N/A	N/A	4.25%	5.80%	4.25%	5.80%	4.25%	5.80%
F.G.T.S. balance growth	N/A	N/A	4.00%	4.00%	N/A	N/A	N/A	N/A

	Medical plan		Life insurance		Other benefits
Actuarial assumptions	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16

Demographic hypothesis
Schedule of mortality	AT-2000	AT-2000	AT-2000	AT-2000	AT-2000	AT-2000
Schedule of disabled	RRB-1944	RRB-1944	RRB-1944	RRB-1944	RRB-1944	RRB-1944
Schedule of disabled mortality	RRB-1983	RRB-1983	RRB-1983	RRB-1983	RRB-1983	RRB-1983
Schedule of turnover - BRF's historical	2,017	2,016	2,017	2,016	2,017	2,016
Demoraphic data
Number of active participants	1,287	1,477	89,596	90,861	86,817	86,864
Number of assisted beneficiary participants	643	638	2,097	2,863	-	-

(1)     Includes retirement compensation and life insurance benefits.

h.            Forecast and average duration of payments of obligations

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The following amounts represent the expected benefit payments for future years (10 years), from the obligation of benefits granted and the average duration of the plan obligations:

Payments	Medical plan	F.G.T.S. penalty	Award for length of service	Others	Total

2018	5,325	52,831	10,964	7,490	76,610
2019	5,829	11,434	5,419	2,515	25,197
2020	6,403	13,876	6,969	3,002	30,250
2021	7,013	15,886	6,491	2,716	32,106
2022	7,564	15,091	6,280	2,546	31,481
2023 to 2027	49,349	79,158	25,664	10,500	164,670

Weighted average duration - in years	15.13	4.47	4.6	5.66	7.00

i.              Sensitivity analysis of post-employment plans

The Company made the sensitivity analysis regarding the relevant assumptions of the plans on December 31, 2017, as presented below:

		(+) Variation		(-) Variation
Relevant assumptions	Assumptions utilized	Average (%)	Actuarial liabilities (1)	Average (%)	Actuarial liabilities (1)

Medical plan
Discount rate	9.76%	10.76%	(16,373)	8.76%	20,269
Medical inflation	7.38%	8.38%	19,971	6.38%	(16,391)
Turnover	Historical	+3%	(545)	-3%	751

F.G.T.S. penalty
Discount rate	9.30%	10.30%	(4,941)	8.30%	5,461
Wage growth rate	4.25%	5.25%	840	3.25%	(273)
Turnover	Historical	+3%	(16,733)	-3%	22,823

(1) Variation of actuarial liabilities

26.         PROVISION FOR TAX, CIVIL AND LABOR RISKS

The Company and its subsidiaries are involved in certain legal proceedings arising from the normal course of business, which include civil, administrative, tax, social security and labor claims.

The Company classifies the risk of unfavorable decisions in the legal proceedings as “probable”, “possible” or “remote”. The provisions recorded relating to such proceedings is determined by the Company’s management, based on legal advice and reasonably reflect the estimated probable losses.

The Company’s management believes that its provision for tax, civil and labor risks, accounted for according to CVM Deliberation Nº 594/09 is sufficient to cover estimated losses related to its legal proceedings, as presented below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

26.1.     Contingencies for probable losses

The rollforward of the provisions for tax, civil and labor risks is summarized below:

	Parent company
	Tax		Labor		Civil, commercial and other		Contingent liabilities		Total
	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16
Beginning balance	256,461	238,831	434,397	359,468	117,325	65,674	496,034	516,942	1,304,217	1,180,915
Additions	150,394	85,122	519,669	506,819	118,536	80,457	-	-	788,599	672,398
Reversals	(33,535)	(24,560)	(241,678)	(216,484)	(67,039)	(11,659)	(125,634)	(20,908)	(467,886)	(273,611)
Payments	(127,016)	(69,404)	(326,985)	(281,974)	(43,329)	(49,670)	-	-	(497,330)	(401,048)
Price index update	26,575	26,472	123,520	66,568	237,645	32,523	-	-	387,740	125,563
Ending balance	272,879	256,461	508,923	434,397	363,138	117,325	370,400	496,034	1,515,340	1,304,217

Current									516,597	271,710
Non-current									998,743	1,032,507

	Consolidated
	Tax		Labor		Civil, commercial and other		Contingent liabilities		Total
	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16
Beginning balance	281,715	240,496	479,742	377,023	122,504	65,701	499,910	522,629	1,383,871	1,205,849
Additions	177,087	107,220	704,000	559,549	164,057	82,610	10,979	-	1,056,123	749,379
Business combination (1)	-	28,667	1,754	17,814	-	4,549	-	-	1,754	51,030
Reversals	(50,805)	(47,964)	(270,804)	(254,258)	(75,102)	(12,216)	(139,503)	(20,908)	(536,214)	(335,346)
Payments	(127,017)	(69,404)	(338,934)	(281,974)	(43,334)	(49,670)	-	-	(509,285)	(401,048)
Price index update	26,575	26,472	128,529	69,977	241,986	32,527	-	-	397,090	128,976
Exchange rate variation	(4,167)	(3,772)	(12,563)	(8,389)	(2,660)	(997)	(744)	(1,811)	(20,134)	(14,969)
Ending balance	303,388	281,715	691,724	479,742	407,451	122,504	370,642	499,910	1,773,205	1,383,871

Current									536,089	276,202
Non-current									1,237,116	1,107,669

(1) Balance arising from the business combination with Banvit (note 6.1.3).

26.1.1.         Tax

The tax contingencies consolidated and classified as probable losses relate to the following main legal proceedings:

ICMS: The Company discusses administratively and judicially judgments of ICMS arising from the ICMS tax credits on mainly related to the acquisition of use and consumption materials, property, plant and equipment, communication service, presumed credit, alleged underpayment of tax rate differential, tax rebate, isolated fine and others, in amount to R$156,956 (R$129,127 as of December 31, 2016).

PIS and COFINS: The Company discusses administratively and judicially the use of certain tax credits arising from the acquisition of raw materials to offset federal taxes, which amount is R$106,548 (R$101,986 as of December 31, 2016).

Other tax contingencies: The Company recorded other provisions for tax claims related to payment of social security contributions (SAT, INCRA, FUNRURAL, Education Salary), contributions due to joint liability for services provided by third parties, through assignment of labor debits included in REFIS with deposit awaiting consolidation and conversion into payment, in addition to debits as tax debts arising from differences of accessory obligations, import taxes, industrialized products tax, payment of compensation fees and others. In view of the amnesty payments the provision amounted in R$51,580 (R$105,369 as of December 31, 2016).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

26.1.2.         Labor

The Company is defendant in several labor claims individual or with the Public Minister, mainly related to overtime, time spent by the workers for changing uniforms, in-commuting hours, rest breaks, occupational accidents, among others. None of these labor claims is individually significant. The Company recorded a provision based on past history of payments and loss prognosis.

26.1.3.        Civil, commercial and others

Civil contingencies are mainly related to claims relating to traffic accidents, moral and property damage, physical casualties, consumer relations, contractual breaches, and other.

26.2.     Contingencies classified as a risk of possible loss

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible by management with the support from legal counsel and therefore no provision was recorded. On December 31, 2017 the total amount of the possible contingencies was R$13,278,353 (R$13,667,857 as of December 31, 2016), of which R$370,642 (R$499,910 as of December 31, 2016) was recorded at fair value as a result of business combinations with Sadia, Avex and Dánica group, according to the requirements of paragraph 23 of CVM Deliberation Nº 665/11.

26.2.1.        Tax

Tax contingencies amounted to R$11,469,911 (R$11,953,088 as of December 31, 2016), from which R$370,203 (R$490,318 as of December 31, 2016) was recorded at fair value as a result of business combination with Sadia, Avex and Dánica group, according to the requirements of paragraph 23 of CVM Deliberation Nº 665/11.

The most relevant tax cases are set forth below:

Profits earned abroad: The Company was assessed by the Brazilian Internal Revenue Service for alleged underpayment of income tax and social contribution on profits earned by its subsidiaries located abroad, in a total amount of R$506,285 (R$688,574 as of December 31, 2016). The Company’s legal defense is based on the facts that the subsidiaries located abroad are subject exclusively to the full taxation in the countries in which they are based as a result of the treaties signed to avoid double taxation. One of the cases was tried at the administrative level in 2017 and part of the debit was canceled. The total profits earned abroad are disclosed in note 13.3.

Income Tax and Social Contribution: The Company discusses administratively and judicially several tax assessment notices involving compensation of tax losses, refunds and offset of income and social contribution tax credits against other federal tax debts, including credits arising from the Plano Verão legal dispute. Also, on February 05, 2015 BRF received a tax assessment notice, related to the compensation of tax loss carryforwards and negative calculation basis up to limit of 30% when it has incorporated one of the groups entity during calendar year 2012. The contingent liabilities relative to the subjects discussed totaled R$1,276,383 (R$1,160,237 as of December 31, 2016).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

ICMS: The Company is involved in the following disputes associated to the ICMS tax: (i) alleged undue ICMS tax credits generated by tax incentives granted by certain States local rules (“guerra fiscal”) in a total amount of R$1,690,576 (R$2,153,541 as of December 31, 2016); (ii) maintenance of ICMS tax credits on the acquisition of certain products with a reduced tax burden (“cesta básica”) in a total amount of R$789,864 (R$716,246 as of December 31, 2016);  (iii) absence of evidence to prove the balances of exports in the amount of R$333,768 (R$356,763 as of December 31, 2016) and part of the assessment was canceled 2017; and (iv) R$1,946,163 (R$1,763,228 as of December 31, 2016) related to other ICMS claims.

Related to the disputes involving “guerra fiscal” (item i above), on December, 18, 2017 was published the Agreement ICMS Nº 190/2017 which regulates a Supplementary Law Nº 160/2017, allowing, after the necessary internal regulations of the States, the remission of the debts assessed/executed. A significant number of cases were reclassified to risk of remote loss arising from favorable decisions not yet definitive in some cases.

In addition to this theme, BRF received on December 14, 2015 a tax assessment notice from the State of Paraná, demanding a partial rebate of ICMS credits in a total amount of R$339,573 (R$332,161 on December 31, 2016) related to “guerra fiscal”, undue credit related to materials consumed in production and undue credits over meats and imports, of which R$20,352 was reclassified to probable loss risk, R$220,518 to remote loss risk and R$98,704 to possible loss risk, because of evolution of process.

Related to the “ICMS cesta básica” (item ii above), in a meeting held on October 16, 2014 the Federal Supreme Court ("STF") was favorable to Tax Authority of State of Rio Grande do Sul, in the judgment of the extraordinary appeal No.635,688 submitted by company Santa Lúcia, understanding as improper the integral maintenance of ICMS tax credits on the reduced tax basis of food products that composes the basic food basket. The decision has a wide reflection effect (applicable to all taxpayers). However, there is still a claim for clarification waiting to be judged, requesting more details related to the timing of such decision (i.e. whether the decision will have retrospective effects), which suggests the need to wait for this final decision to recognize the effects on our financial statements.

IPI: The Company discusses administratively and judicially the non-ratification of compensation of IPI credits resulting from purchases of exempted goods, sales to Manaus Free Zone and purchases of supplies of non-taxpayers with PIS and COFINS being some cases having favorable decisions. Such discussed debits totaled the amount of R$441,748 (R$459,161 as of December 31, 2016).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

IPI Premium Credits: The Company was involved in a judicial dispute in a total amount of R$440,088 as of December 31, 2016. On September 15, 2017, the Company opted to join the Tax Amnesty Program related to two processes, being that a residual value of R$30,981.

PIS and COFINS: The Company is involved in administrative proceedings regarding (i)  offsetting of credits against other federal tax debts, (ii) disputes about the application (or not) of tax exemptions to some of our products (seasoned meats), iii) levied on the sale of certain types of products (non processed meat), (iv)  Decrees 2.445 and 2.449 (“semestralidade”) and others in the amount of R$ R$4,001,214  (R$3,614,937 as of December 31, 2014).

Social Security Taxes: The Company is involved in disputes related to social security taxes allegedly due on payments to service providers as well as joint responsibility with civil construction service providers and others in a total amount of R$262,933 (R$237,211 as of December 31, 2016).

Other Contingencies: The Company is involved in proceedings regarding to a requirement of a fine of 50% of the compensation amount of PIS/COFINS and IRPJ not approved awaiting final decision of the processes, basis of calculation of social contribution on net income, tax on services and others of several natures, fees, property tax, import tax, IOF, as well as an isolate fine arising from alleged errors on Digital Fiscal Bookkeeping (“EFD”) on 2012, totaling R$189,996) (R$29, 744 as of December 31, 2016).

Additionally, the Company’s management assessed as relevant disclose information about the processes below:

HUAINE: the Company was included as co-responsible in a debt from Huaine Participações Ltda (former holding of Perdigão). In this lawsuit it is being discussed the inclusion of the Company in the liability from the tax execution in the amount of R$670,882 (R$642,796 as of December 31, 2016). BRF presented a guarantee to the debt, which was duly accepted by the judge and filed a motion to stay execution, which is awaiting judgment. The Company’s legal advisors classified the risk of losses as remote.

26.2.2.        Labor

On December 31, 2017 the contingencies assessed as possible loss totaled R$139,333 (R$34,922 as of December 31, 2016).

26.2.3.        Civil

The civil contingencies for which losses were assessed as possible totaled R$1,714,910 (R$1,679,847 as of December 31, 2016) and were mainly related to indemnification for material and moral damages.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

26.3.              Contingent Assets

26.3.1.        Exclusion of VAT (ICMS) from PIS and COFINS tax base

On March 20, 2017, the Supreme court ruled that the amount of ICMS (i.e., the state-level value added tax) levied on the sale of products or services should not be included in the taxable base of PIS/COFINS (i.e., the federal social contribution taxes that operate like value added taxes). Considering that BRF S/A has a favorable decision in a lawsuit with this discussion and considering that our legal advisors believe that this last appeal filled by the government has a low probability to impact the lawsuits initiated before the judgment mentioned herein, the Company calculated a contingent asset of R$630,281. The Company has another 07 (seven) lawsuits about the subject filed by other companies that were merged over the past years, but with amounts have not yet been reasonably estimated to date.

27.         SHAREHOLDERS’ EQUITY

27.1.     Capital stock

On December 31, 2017, the capital subscribed and paid by the Company is R$12,553,418, which is composed of 812,473,246 book-entry shares of common stock without par value. The value of the capital stock is net of the public offering expenses of R$92,947.

The Company is authorized to increase the capital stock, irrespective of amendment to the bylaws, up to the limit of 1,000,000,000 common shares, in book-entry form without par value.

27.2.     Breakdown of capital stock by nature

	Consolidated
	12.31.17	12.31.16
Common shares	812,473,246	812,473,246
Treasury shares	(1,333,701)	(13,468,001)
Outstanding shares	811,139,545	799,005,245

27.3.     Rollforward of outstanding shares

	Consolidated
		Quantity of outstanding of shares
	12.31.17	12.31.16
Shares at the beggining of the year	799,005,245	809,972,245
Purchase of treasury shares	-	(11,107,600)
Sale of treasury shares	12,134,300	140,600
Shares at the end of the year	811,139,545	799,005,245

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

27.4.     Shareholders’ remuneration

	Parent company
	12.31.17	12.31.16
Net profit (Loss)	(1,125,572)	(372,383)
Dividends calculation base	(1,125,572)	(372,383)
Remuneration of shareholders' exceeding the mandatory minimum	-	513,215
Total remuneration of shareholders' in the year, as interest on shareholders' equity	-	513,215
Withholding income tax on interest on shareholders' equity	-	(76,982)
Remuneration of shareholders', net of withholding income tax	-	436,233

Dividends paid per share	-	0.76410

Payment of interest on shareholders' equity, paid in 2016 - gross of withholding income tax of R$76,982	-	(513,215)
Paid in the previous period - interest on shareholders' equity of 2015 - gross withholding income tax of R$48,318	-	(473,398)
Dividends paid related to 2015	-	(189,653)
Payments made during in the year	-	(1,176,266)

Remaining amounts outstanding	1,723	2,307
Interest on shareholders' equity outstanding	1,723	2,307

27.5.     Loss absorption

		Loss absorption		Reserve balances
	Limit on
	capital %	12.31.17	12.31.16	12.31.17	12.31.16
Actuarial loss FAF	-	(16,762)	(19,090)	-	-
Interest on shareholdes' equity	-	-	513,215	-	-
Legal reserve	20	(438,810)	-	101,367	540,177
Capital increase reserve	20	(30,258)	(989,060)	-	170,756
Reserve for tax incentives	-	(639,742)	122,552	-	639,742
		(1,125,572)	(372,383)	101,367	1,350,675

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Legal reserve: It is computed based on five percent (5%) of net profit of each fiscal year as specified in article 193 of Law No. 6,404/76, modified by Law No. 11,638/07, which shall not exceed twenty percent (20%) of the capital stock. On December 31, 2017, this reserve corresponds to 0.81% of capital stock and absorbed R$438,810 related of loss (4.34% as of December 31, 2016).

Reserve for capital increase: it is calculated based on twenty percent (20%) towards the establishment of reserves for capital increase, which shall not exceed twenty percent (20%) of the capital stock. On December 31, 2017, this reserve absorbed (i) R$140,498 related to cancellation of treasury shares and (ii) R$30,258 of loss, with full settlement. On December 31, 2016, this reserve corresponds to 1.37% of capital stock.

Reserve for tax incentives: Constituted as specified in article 195-A of the Law No. 6,404/1976, modified by Law No. 11,638/07, based on the amounts of government grants for investment. On December 31, 2017, this reserve absorbed R$639,742 of the loss, with full settlement.

27.6.     Capital reserve

27.6.1.  Capital reserve

	Capital Reserves
	12.31.17	12.31.16
Result on disposal of shares	(40,660)	(40,660)
Granted shares canceled	(32,434)	(32,434)
Valuation of stock exchange	166,192	166,192
Shares based payment	261,829	236,208
Goodwill on acquisition of non-controlling entities	(40,534)	(47,417)
Acquisition of non-controlling entities	(199,296)	(240,883)
	115,097	41,006

27.6.2.  Treasury shares

The Company has 1,333,701 shares in treasury, with an average cost of R$53.60 (fifty-three Brazilian Reais and sixty cents) per share, with a market value corresponding to R$48,813.

On August 10, 2017, the Board of Directors authorized the sale of shares in treasury. On August 16, 2017, the Company sold 12,134,300 shares of its own at a cost of R$650,373, with a sale value of R$509,875.  The main purpose of such disposal is to accelerate the reduction of Company's financial leverage ratios through the entry of the respective funds into its cash. Additionally, the Company contracted with A-rated financial institution Total Return Swap instrument (note 4.2.1), registered in B3, in amounts equivalent to those of the shares Held in treasury sold, with periods of maturity on February 05, 2019, with no possibility of renewal, for which shall receive the variation of the price related to the shares of its issue and pay a percentage of the CDI. The fair value adjustment is recorded in financial expenses. The disposal also enables the Company to comply with articles 7 and 9 of CVM Deliberation 567/2015.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
		Quantity of outstanding of shares
	12.31.17	12.31.16
Shares at the beggining of the year	13,468,001	62,501,001
Cancellation of treasury shares	-	(60,000,000)
Purchase of treasury shares	-	11,107,600
Sale of treasury shares	(12,134,300)	(140,600)
Shares at the end of the year	1,333,701	13,468,001

27.7.     Breakdown of the capital by owner

The shareholding position of shareholders holding more than 5% of the voting capital, management and members of the Board of Directors is presented below (unaudited):

	12.31.17		12.31.16
Shareholders	Quantity	%	Quantity	%
Major shareholders
Fundação Petrobras de Seguridade Social - Petros (1)	92,716,266	11.41	92,761,499	11.42
Caixa de Previd. dos Func. Do Banco do Brasil (1)	86,605,452	10.66	86,628,752	10.66
Tarpon	59,014,607	7.26	95,984,835	11.81
Aberdeen (1)	40,748,226	5.02	36,580,714	4.50
Management
Board of Directors	41,220,470	5.07	37,348,439	4.60
Executives	157,546	0.02	50,252	0.01
Treasury shares	1,333,701	0.16	13,468,001	1.66
Other	490,676,978	60.40	449,650,754	55.34
	812,473,246	100.00	812,473,246	100.00

(1)     The pension funds are controlled by employees that participate in the respective entities.

The Company is bound to arbitration in the Market Arbitration Chamber, as established by the arbitration clause in its bylaws.

28.         LOSS PER SHARE

	Parent company
	12.31.17	12.31.16
Basic numerator
Loss for the year attributable to controlling shareholders	(1,125,572)	(372,383)

Basic denominator
Common shares	812,473,246	812,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	803,559,763	801,903,266
Loss per share basic - R$	(1.40073)	(0.46437)

Diluted numerator
Loss fot the year attributable to controlling shareholders	(1,125,572)	(372,383)

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	803,559,763	801,903,266
Weighted average number of outstanding shares - diluted	803,559,763	801,903,266
Loss per share diluted - R$	(1.40073)	(0.46437)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Diluted result is calculated considering the numbers of dilutive potential ordinary shares (stock options). However, due to loss disclosed for the year ended December 31, 2017 and 2016, the numbers of dilutive potential ordinary shares (stock options) has antidilutive effect and therefore was not considered in the calculation of loss per share diluted.

29.         GOVERNMENT GRANTS

The Company has tax benefits related to ICMS for investments granted by the governments of states of Goiás, Pernambuco and Mato Grosso.  Such incentives are directly associated to the manufacturing facilities operations, job generation and to the economic and social development in the respective states.

On December 31, 2017, this incentive totaled R$144,362 (R$122,552 as of December 31, 2016) composing so, the Reserve for Tax Incentives.

30.         RELATED PARTIES – PARENT COMPANY

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed based on contracts, on market or commutative conditions for similar transactions.

All the relationships between the Company and its subsidiaries were disclosed irrespectively of the existence or not of transactions between these parties.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

All the transactions and balances among the companies were eliminated in the consolidation and refer to commercial and/or financial transactions.

In the scope of the creation of the wholly-owned subsidiary One Foods (note 1.2), the Company began to carry out transactions of purchase and sale of raw materials and finished products, industrialization process, trademark licensing and sharing of costs with entities of the One Foods, whose conditions were approved by the Board of Directors on March 30, 2017 on a temporary basis and the final contracts with maturity until December 31, 2018, approved on November 30, 2017. The amounts related to such transactions are detailed in the tables below according to their nature.

Specifically, to transactions of the purchase, sale and industrialization, which are commutative between BRF SA and SHB (a wholly-owned subsidiary of One Foods), and, sharing of costs, prices are determined based on cost plus tax impacts, in order to preserve the value chain of the companies.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

30.1.     Transactions and balances

The balances of the transactions with the related parties are as follow:

	Accounts receivable		Dividends and interest on the shareholders' equity receivable		Loan contracts		Trade accounts payable		Advance for future capital increase	Other rights		Other obligations
	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.17	12.31.16	12.31.17		12.31.16

Al-Wafi Food Products Factory LLC	-	-	-	-	-	-	(62)	-	-	31	31	(945)		(281)
Avex S.A.	107,018	51,812	-	-	-	-	-	-	-	25,468	25,468	-		-
BFF International Ltd.	-	-	-	-	-	-	-	-	-	1,804	1,777	-		-
BRF Al Yasra	-	-	-	-	-	-	-	-	-	-	163	(3,279)		(3,279)
BRF Energia S.A.	-	-	27	-	-	-	-	-	1,205	-	-	-		-
BRF Foods GmbH	350	148,947	-	-	-	-	(52)	(51)	-	-	233	-		-
BRF Foods GmbH - Branch	-	-	-	-	-	-	-	-	-	402	-	(1,422)		-
BRF Foods LLC	-	-	-	-	-	-	-	-	-	397	342	-		-
BRF Global GmbH	4,700,124	6,823,021	-	-	-	97,773	(3,048)	(13,436)	-	-	-	(4,793,195)	(1)	(4,702,753)
BRF GmbH	-	-	-	-	-	-	(15)	(14)	-	-	-	(1,355)		(1,171)
BRF Hong Kong	351	-	-	-	-	-	-	-	-	-	-	-		-
BRF Pet S.A.	76	-	438	7,026	-	-	-	-	-	-	-	-		-
Campo Austral	27,548	-	-	-	-	-	-	-	-	-	-	-		-
Federal Foods	-	-	-	-	-	-	-	-	-	-	-	(67)		(72)
Federal Foods Catar	-	-	-	-	-	-	-	-	-	-	-	(116)		-
FFM Further	-	-	-	-	-	-	-	-	-	70	-	-		-
Highline International Ltd.	-	-	-	-	-	-	-	-	-	-	-	(6,033)		(5,944)
One Foods Holdings	-	-	-	-	-	-	-	-	-	4,266	-	-		-
Perdigão International Ltd.	-	-	-	-	(33,648)	(29,429)	-	-	-	-	301	(754,402)	(1)	(991,477)
PSA Laboratório Veterinário Ltda.	-	-	-	1,344	-	-	-	-	-	-	-	-		-
Quickfood S.A.	9,704	23,661	-	-	-	-	(83)	(251)	163,393	-	-	(29,399)		(377)
Sadia Alimentos S.A.	16,665	14,910	-	-	-	-	(115)	(112)	-	-	-	-		-
Sadia Chile S.A.	94,620	35,484	-	-	-	-	-	-	-	-	-	-		-
Sadia Uruguay S.A.	6,128	10,552	-	-	-	-	-	-	-	-	-	-		-
SHB Com. e Ind. de Alim. S.A	829,303	-	-	-	-	-	(36,472)	-	-	294,663	-	(62,591)		-
UP! Alimentos Ltda.	2,583	1,098	6,190	7,448	-	-	(16,592)	(13,118)	-	5,107	3,410	(5)		-
VIP S.A. Empreendimentos e Partic. Imob.	-	-	697	1,050	-	-	-	-	-	-	-	-		-
Wellax Foods Logistics C.P.A.S.U. Lda.	-	-	-	-	-	-	-	-	-	178	371	-		-
Corall Consultoria LTDA.	-	-	-	-	-	-	-	-	-	-	-	-		(496)
Instituto de Desenvolvimento Gerencial S.A.	-	-	-	-	-	-	-	-	-	-	-	-		(54)
Edavila Consultoria Empresarial Eireli	-	-	-	-	-	-	-	-	-	-	-	(40)		(40)
Total	5,794,470	7,109,485	7,352	16,868	(33,648)	68,344	(56,439)	(26,982)	164,598	332,386	32,096	(5,652,849)		(5,705,944)

(1)     The amount corresponds to advances for export pre-payment, usual operation between the productive units and the foreign market tradings.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Revenue		Financial results, net		Purchases
	12.31.17	12.31.16	12.31.17	12.31.16	12.31.17	12.31.16

Al-Wafi Foods	-	71,842	-	-	-	-
Avex S.A.	54,787	45,697	-	-	(404)	-
BRF Energia S.A.	-	-	-	-	(159,830)	-
BRF Foods GmbH	2,748	56,180	-	-	-	(61)
BRF Global GmbH	5,468,085	11,260,512	(95,944)	(39,963)	-	-
BRF Hong Kong	351	-	-	-	-	-
Campo Austral	27,537	-	-	-	-	-
Perdigão International Ltd.	-	-	(50,234)	(61,451)	-	-
Quickfood S.A.	49,173	47,151	-	-	(1,212)	(1,701)
Sadia Alimentos S.A.	1,754	3,132	-	-	-	-
Sadia Chile S.A.	168,299	147,632	-	-	-	-
Sadia Uruguay S.A.	14,601	19,163	-	-	-	-
SHB Com. e Ind. de Alim. S.A	3,208,139	-	-	-	(1,974,867)	-
UP! Alimentos Ltda.	16,299	16,627	-	-	(187,980)	(195,625)
Corall Consultoria LTDA. (2)	-	-	-	-	(3)	(1,819)
Hortigil Hortifruti S.A. (2)	-	3,467	-	-	-	-
Instituto de Desenvolvimento Gerencial S.A. (2)	-	-	-	-	(910)	(4,996)
Edavila Consultoria Empresarial Eireli (1)	-	-	-	-	(480)	(320)
Total	9,011,773	11,671,403	(146,178)	(101,414)	(2,325,686)	(204,522)

(1)       Entity on which BRF has no equity interest, but have relationship with the Board of Directors, and provided services to the Company related international marketing and innovation.
(2)       Entities are no longer related parties, because Board of Director member has no more relationship with them.

All companies presented in note 1.1, which describes the relationship with BRF as well as the nature of the operations of each entity, are controlled by BRF, except for UP! Alimentos, PP-BIO, PR-SAD and SATS BRF which are associates or joint ventures.

The Company also recorded a liability in the amount of R$3,749 (R$6,150 as of December 31, 2016) related to the fair value of the guarantees offered to BNDES concerning a loan made by Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, as of December 31, 2017 the Company recorded a payable to this entity of R$13,557 included in other liabilities (R$22,239 as of December 31, 2016).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company entered into loans agreement with its subsidiaries. Below is a summary of the balances and rates charged for the transactions at the balance sheet date:

Counterparty			Balance	Interest rate (p.a.)
Creditor	Debtor	Currency	12.31.17

BRF GmbH	BRF Global GmbH	US$	1,162,950	4.3%
BRF GmbH	Federal Foods Qatar	US$	507,878	2.5%
Perdigão International Ltd.	BRF GmbH	US$	208,908	5.2%
Sadia International Ltd.	Wellax Food Logistics	US$	191,541	1.5%
BRF Invicta Food	BRF Invicta	GBP	172,049	2.0%
Perdigão International Ltd.	BRF Global GmbH	US$	154,237	3.2%
BRF GmbH	BRF Global GmbH	EUR	148,279	0.9%
BRF GmbH	BRF Foods GmbH	US$	107,955	1.2%
Qualy 5201 B.V.	BRF Holland B.V.	EUR	78,258	0.6%
BRF GmbH	BRF Foods LLC	US$	69,605	2.5%
Perdigão International Ltd.	BRF S.A	US$	33,648	1.8%
BRF Foods GmbH	One Foods Holdings	US$	21,782	2.7%
BRF GmbH	BRF Hong Kong	US$	10,233	3.6%
BRF GmbH	Sadia International Ltd.	US$	4,936	5.2%
Perdigão International Ltd.	BRF Foods LLC	US$	4,093	1.0%
BRF Holland B.V.	BRF Wrexam	GBP	2,568	3.0%
Wellax Food Logistics	BRF Foods LLC	US$	2,189	7.0%
Golden Quality Foods Europe	BRF Holland B.V.	EUR	1,789	0.6%
Campo Austral S.A.	Buenos Aires Fortune S.A.	ARS	952	20.0%
BRF GmbH	BRF Austria Gmbh	US$	786	4.0%
Golden Quality Foods Netherlands	BRF Holland B.V.	EUR	445	0.6%
Invicta Foods Limited	Invicta Food Group Limited	GBP	402	1.0%
Eclipse Holding Cooperatief	Eclipse LATAM Holdings	EUR	298	20.0%
Avex S.A.	Buenos Aires Fortune S.A.	ARS	91	20.0%
Campo Austral S.A.	Itega	ARS	39	20.0%

30.2.     Other Related Parties

The Company leased properties owned by Fundação Attílio Francisco Xavier Fontana (“FAF”). For the year ended December 31, 2017, the total amount paid as rent was R$15,759 (R$14,370 as of December 31, 2016). The rent value was set based on market conditions.

30.3.     Granted guarantees

All granted guarantees on behalf of related parties were disclosed in note 19.9

30.4.     Management remuneration

Key management personnel include board members, statutory directors and the head of internal audit.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The total remuneration and benefits paid to these professionals are demonstrated below:

	Consolidated
	12.31.17	12.31.16
Salary and profit sharing	32,796	27,470
Short term benefits (1)	406	308
Private pension	568	816
Post-employment benefits	246	168
Termination benefits	5,825	5,901
Share based payment	17,010	16,813
	56,851	51,476

(1)     Comprises:  Medical assistance, educational expenses and others.

In addition, the executive officers who are also an integral part of the key management personnel received between remuneration and benefits the total amount of R$23,038 for year ended December 31, 2017 (R$16,029 as of December 31, 2016).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

31.         NET SALES

	Parent company		Consolidated
		Restated		Restated
	12.31.17	12.31.16	12.31.17	12.31.16
Gross sales
Brazil	19,350,029	18,621,495	19,350,033	18,621,142
One Foods	3,324,150	5,331,082	7,497,084	6,877,202
International	6,304,441	7,603,765	8,889,580	9,993,965
Southern Cone	426,939	335,479	2,250,460	2,168,054
Other segments	762,229	949,199	1,303,481	1,401,870
	30,167,788	32,841,020	39,290,638	39,062,233

Sales deductions
Brazil	(4,159,570)	(3,813,106)	(4,161,421)	(3,813,053)
One Foods	(198,860)	(45,821)	(800,294)	(650,625)
International	(163,774)	(102,154)	(392,602)	(357,656)
Southern Cone	(1,181)	(1,536)	(388,855)	(403,234)
Other segments	(89,841)	(92,647)	(78,114)	(104,799)
	(4,613,226)	(4,055,264)	(5,821,286)	(5,329,367)

Net sales
Brazil	15,190,459	14,808,389	15,188,612	14,808,089
One Foods	3,125,290	5,285,261	6,696,790	6,226,577
International	6,140,667	7,501,611	8,496,978	9,636,309
Southern Cone	425,758	333,943	1,861,605	1,764,820
Other segments	672,388	856,552	1,225,367	1,297,071
	25,554,562	28,785,756	33,469,352	33,732,866

32.         RESEARCH AND DEVELOPMENT COSTS

Consist of expenditures on internal research and development of new products which are recognized when incurred. The expenditures amounted to R$51,958 for year ended December 31, 2017 (R$200,222 as of December 31, 2016).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

33.         OTHER OPERATING INCOME (EXPENSES), NET

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16
Income
Tax amnesty program ("PERT")	147,664	-	147,664	-
Recovery of expenses (1)	118,519	98,590	120,563	101,331
Scrap sales	9,851	11,409	14,487	14,424
Provision reversal	12,986	55,604	13,428	56,068
Gain on step business combination	-	-	-	59,554
Gain from the disposal of property, plant and equipment	-	46,413	-	38,445
Other	28,002	21,811	69,303	30,500
	317,022	233,827	365,445	300,322

Expenses
Provision for civil, labor and tax risks	(265,972)	(139,539)	(332,926)	(136,864)
Provision for adjustment to realizable value of inventories (effect Weak Flesh Operation) (2)	(269,151)	-	(283,089)	-
Expenses arising from Weak Flesh Operation (2)	(70,017)	-	(80,286)	-
Rewards and short-term incentive	(100,542)	(4,207)	(111,268)	(11,072)
Disabled operations (3)	(62,433)	(83,970)	(81,380)	(106,161)
Business combination costs	(41,273)	-	(51,857)	-
Discontinued operations	(44,454)	(17,274)	(44,663)	(17,369)
Other employees benefits	(41,590)	(39,516)	(43,733)	(41,091)
Costs on business disposed	(36,718)	-	(36,718)	-
Stock options plan	(21,504)	(43,451)	(25,627)	(43,451)
Insurance claims costs	(22,645)	(32,945)	(24,340)	(33,109)
Net loss from the disposals of property, plant and equipment	(18,958)	-	(17,052)	-
Allowance for doubtful accounts	(9,697)	(5,528)	(13,646)	(5,538)
Other	(78,395)	(81,228)	(107,084)	(103,147)
	(1,083,349)	(447,658)	(1,253,669)	(497,802)
	(766,327)	(213,831)	(888,224)	(197,480)

(1)     The accumulated balance in 2017 refers mainly to extemporaneous tax credits in the amount of R$91,897.
(2)     Expenses arising from Weak Flesh Operation (note 1.5).
(3)     Disable operations includes depreciation charge R$35,840 (R$25,166 as of December 31, 2016) in the parent company and R$41,365 (R$29,431 as of December 31, 2016) in the consolidated.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

34.         FINANCIAL INCOME (EXPENSES), NET

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16
Financial income
Exchange rate variation on other liabilities	-	492,678	361,994	-
Interest on assets	296,918	313,009	305,505	318,132
Tax amnesty program ("PERT")	302,144	-	302,144	-
Interest on cash and cash equivalents	231,518	153,080	272,814	217,503
Exchange rate variation on net assets of foreign subsidiaries (1)	-	-	213,531	-
Interests on financial assets classified as
Held to maturity	61,661	84,839	61,661	84,839
Held for trading	19,525	35,486	19,825	43,560
Available for sale	-	-	8,209	-
Exchange rate variation on marketable securities	38,884	-	-	56,180
Exchange rate variation on other assets	-	-	-	338,701
Exchange rate variation on loans and financing	-	1,425,636	-	1,314,822
	950,650	2,504,728	1,545,683	2,373,737

Financial expenses
Interest on loans and financing	(1,044,888)	(1,030,362)	(1,480,493)	(1,208,887)
Exchange rate variation on other assets	(21,680)	(128,903)	(574,935)	-
Interest on liabilities	(418,675)	(268,368)	(500,012)	(279,784)
Adjustment to present value	(247,850)	(332,651)	(302,467)	(353,576)
Exchange rate variation on loans and financing	(416,822)	-	(211,702)	-
Losses on derivative transactions, net	(269,046)	(1,061,208)	(114,445)	(1,092,216)
Exchange rate variation on marketable securities	-	(1,644)	(94,640)	-
Financial expenses on accounts payable	(19,259)	(76,437)	(22,386)	(76,449)
Interest expenses on loans to related parties	(146,178)	(101,414)	-	-
Exchange rate variation on other liabilities	(105,244)	-	-	(565,925)
Exchange rate variation on net assets of foreign subsidiaries (1)	-	-	-	(660,503)
Premium paid for the repurchase of bonds (Tender Offer)	-	(18,477)	-	(31,797)
Others	(82,688)	(142,802)	(326,181)	(237,255)
	(2,772,330)	(3,162,266)	(3,627,261)	(4,506,392)
	(1,821,680)	(657,538)	(2,081,578)	(2,132,655)

(1)          Refers to gains and losses on translation of assets and liabilities reported by the Company’s subsidiaries whose functional currency is Real.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

35.         STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

	Parent company		Consolidated
	12.31.17	12.31.16	12.31.17	12.31.16
Costs of sales
Raw materials and consumables	14,807,281	15,915,793	18,716,496	18,994,038
Depreciation	1,108,052	1,197,681	1,469,768	1,290,520
Amortization	67,732	3,891	91,857	5,950
Salaries and employees benefits	2,903,213	3,363,075	4,004,635	3,716,325
Others	1,590,490	1,909,241	2,282,590	2,199,614
	20,476,768	22,389,681	26,565,346	26,206,447

Sales expenses
Depreciation	61,483	60,641	65,488	64,745
Amortization	44,927	7,346	69,654	14,652
Salaries and employees benefits	973,951	888,491	1,291,243	1,199,980
Indirect and direct logistics expenses	1,306,812	1,662,950	2,188,757	2,124,852
Others	781,356	1,121,037	1,114,987	1,561,484
	3,168,529	3,740,465	4,730,129	4,965,713

Administrative expenses
Depreciation	17,199	13,810	41,164	24,509
Amortization	33,748	98,133	138,720	173,034
Salaries and employees benefits	94,376	116,921	269,119	265,796
Fees	24,303	28,447	31,008	28,629
Others	73,839	54,603	91,947	85,383
	243,465	311,914	571,958	577,351

Other operating expenses (1)
Depreciation	35,840	25,166	41,365	29,431
Others	1,047,509	422,492	1,212,304	468,371
	1,083,349	447,658	1,253,669	497,802

(1)     The composition of other operating expenses is disclosed in note 33.

36.         INSURANCE COVERAGE

The Company´s insurance policy considers the concentration and relevance of the risks identified in its risk management program. Thus, the contracted insurance coverage are adequate to the entity´s size, activities and for amounts considered reasonable for Management to cover any damages. The Company also follows the orientations provided by its advisors.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

		12.31.17
Assets covered	Coverage	Amount of coverage

Operational risks	Coverage against damage to buildings, facilities, inventory, machinery and equipment, loss of profits	893,160
Carriage of goods	Coverage of goods in transit and in inventories	932,000
Civil responsability	Third party complaints	264,640

Each legal entity has its own coverages, which are not complementary.

37.         NEW ACCOUNTING PRONOUNCEMENTS NOT ADOPTED

IFRS 15 – Revenue from Contracts with Customers

On May 2014, IASB issued IFRS 15 that establishes a 5 step model to determine the revenue to be recognized in contracts with customers. In accordance with this standard, revenues are recognized based on an amount that reflects the consideration that an entity expects to be entitled for delivering goods or providing services to a customer. The guidelines of IFRS 15 consider a more structured approach to measure and recognize revenue.

This standard is applicable to all entities and will replace all current requirements related to revenue recognition. On December 20, 2016, CVM issued Deliberation CVM nº 762/16 corresponding to this IFRS. The adoption of IFRS 15 is mandatory to periods beginning on January 1, 2018 onwards, early adoption is not permitted in Brazil.

The Company assessed the content of this standard and in this assessment, recognition and measurement of revenue, rebates, discounts and returns, as well as policies, processes and individual relevant agreements, have not been substantially changed by the new standard.

The Company will adopt the new standard using the modified cumulative retrospective transition method.

IFRS 9 – Financial Instruments

The Company is required to adopt IFRS 9 in replacement of IAS 39 Financial Instruments: Recognition and measurement from January 01, 2018, as per CVM Deliberation Nº 763/16. The new accounting policies are subject to change until the Company presents its first financial statements that include the date of initial application.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company has assessed the estimated impact on its consolidated financial statements and expects that the effects are immaterial.

The most relevant changes for the Company related to the adoption of IFRS 9 in comparison with IAS 39 and its impacts on its financial statements are as follows:

Classification of Financial Assets

IFRS 9 contains a new classification and measurement approach for financial assets which contains three principal classification categories: measured at amortized cost, fair value through other comprehensive income (FVOCI) and fair value through profit and loss (FVTPL). The standard eliminates the IAS 39 categories of held to maturity, loans and receivables and available for sale.

This change modifies the disclosures, which must reflect the new categories. On adoption of the standard there are no expected impacts in measurement of financial instruments registered in the Company the requires adjustments.

Hedge accounting

The Company has chosen to apply the new hedge accounting requirements of IFRS 9. The standard requires that hedge accounting relationships are aligned with the Company’s risk management objectives and strategy, the application of a more qualitative and forward-looking approach to assessing hedge effectiveness and prohibits voluntary discontinuation of hedge hedge accounting.

The company usually designates as a hedge instrument only the changes in fair value of the spot element of the a forward exchange contract and only the changes in intrinsic value of the options on cash flow hedge accounting relationships. Under IAS 39, the change in fair value of the forward element of the forward exchange contracts and of the time value of the options are recognized immediately in profit or loss. On adoption of IFRS 9, the Company has elected to separately account for the time value of purchased options, the forward element of forward contracts and foreign currency basis spreads as cost of hedging. Consequently, these changes will be recognized in other comprehensive income and accumulated in a cost of hedging reserve as a separate component within equity and accounted for subsequently as gains and losses accumulated in the cash flow hedge reserve.

Impairment of Financial Assets

IFRS 9 replaces the ‘incurred loss’ model in IAS 39 with a forward-looking ‘expected credit loss’ model. This will require considerable judgement about how changes in economic factors affect expected credit losses, which will be determined on a probability-weighted basis.

The new impairment model will apply to financial assets measured at amortized cost or FVOCI, except for investments in equity instruments and to contract assets.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

For financial investments and cash and equivalents, the Company does not expect any relevant impact on credit losses, due to the elevated ratings of its counterparties.

For trade receivables and notes receivables, the Company has elected the practical expedient of the aging-based provision matrix in paragraph B5.5.35 of IFRS 9, with the appropriate groupings of the receivables.

Disclosures

IFRS 9 requires extensive new disclosures, in particular about hedge accounting, credit risk and expected credit losses. The Company’s is assessing the gaps against current processes and required information and is implementing changes on its controls to comply with the new standard.

Transition

Changes in accounting policies resulting from the adoption of IFRS 9 will be applied retrospectively, except as described below:

•         The Company will take advantage of the exemption allowing it not to restate comparative information for prior periods with respect to classification and measurement (including impairment) changes. Differences in carrying amounts of financial assets and financial liabilities resulting from the adoption of IFRS 9 will be recognized in retained earnings and reserves as at January 01, 2018.

•         The new hedge accounting requirements should be applied prospectively.

IFRS 16 - Leases

On January 2016, the IASB issued the final version of IFRS 16 – Leases, which supersedes IAS 17 – Leases, which will be applicable to periods beginning on January 01, 2019. The adoption of this standard introduces a single model for the accounting of leases, for the lessee, for which should be recognized a right of use asset and an obligation to make payments related to the lease. Assets with a term of less than 12 months and of low value, are exempt from this treatment. On December 21, 2017, the CVM issued the Deliberation CVM Nº 787/17 corresponding to this IFRS.

The Company is assessing the content and possible impacts of adoption this pronouncement in its consolidated financial statements, but the process is ongoing. The Company understands that the effective impact will depend on economic conditions at the time of adoption, for example (i) rate of indebtedness of the Company (ii) agreements portfolio in force and (iii) possible agreement renewals.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

38.         APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements were approved by the Board of Directors on February 22, 2018.

BOARD OF DIRECTORS

Chairman (Independent)	Abilio dos Santos Diniz
Vice-Chairman	Francisco Petros O. L. Papathanasiadis
Independent Member	Walter Fontana Filho
Independent Member	Luiz Fernando Furlan
Board Member	José Carlos Reis de M. Neto
Independent Member	Flávia Buarque de Almeida
Independent Member	José Aurélio Drummond Júnior
Independent Member	Marcos Guimarães Grasso
Board Member	Walter Malieni Júnior

FISCAL COUNCIL

Chairman	Attilio Guaspari
Member	Marcus Vinicius D. Severini
Member	Antônio Carlos Rovai
AUDIT COMITTEE
Comittee Coordinator	Francisco Petros O. L. Papathanasiadis
Independent Members	Walter Fontana Filho
Board Member	Walter Malieni Júnior
External Member and Financial Specialist	Fernando Maida Dall Acqua
External Member	Sérgio Ricardo Silva Rosa

BOARD OF EXECUTIVE OFFICERS

Chief Executive Officer Global	José Aurélio Drummond Júnior
Vice President of Finance and Investor Relations	Lorival Nogueira Luz Júnior
Vice President of Supply Chain	Hélio Rubens Mendes dos Santos
Vice President of Management and Information	Andelaney Carvalho dos Santos
Vice President Brazil	Alexandre Moreira Martins de Almeida

Marcos Roberto Badollato

Controller

CRC 1SP257406/O-5

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

OPINION OF THE FISCAL COUNCIL

The Fiscal Council of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i)     the financial statements (parent company and consolidated) for the fiscal year ended on December 31, 2017.

(ii)    the Management Report; and

(iii)  the report issued without qualification by Ernst&Young Auditores Independentes S.S.on February 22, 2018;

Based on the documents reviewed and on the explanations provided, the members of the Fiscal Council, undersigned, issued an opinion that the financial statements and the management report appropriately are presented in a position to be considered by the Annual General Meeting.

São Paulo, February 22, 2018.

Attílio Guaspari

Chairman

Marcus Vinicius Dias Severini

Fiscal Council Member

Antônio Carlos Rovai

Fiscal Council Member

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Summarized Annual Report of the Audit Committee

Summary of the Audit Committee Activities in 2017

The Audit Committee was elected on April 27, 2017, pursuant to the meeting of the Board of Directors, meeting monthly since the election, ordinarily and extraordinarily, in the total of fifteen meetings, and the principal topics of discussion are described in the following paragraph. The Audit Committee met, in a reserved opportunity, with the Fiscal Council and discusses the principal issues monitored during the year in a monthly basis with the Board of Directors.

Issues discussed by the Audit Committee

The Audit Committee met with the Global Chief Executive Officer of the Company, the Vice-Presidents, Executive Directors, Executive Managers, Internal Audit, Independent Auditors and external advisors to permit the understanding of the processes, internal controls, risks, possible deficiencies and eventual plans for improvement, as well as issuing its recommendations to the Board of Directors and Executive Board of the Company.

The main topics discussed at these meetings were:

•         Discussion of the planning, scope and main conclusions obtained in the quarterly revision (ITR) and opinion to the issuance the financial statements of the 2017;

•         Monitoring the improvement implementation indicated in the internal controls report, as well as the respective action plans of the internal areas for the correction or improvement of the points;

•         Review, approval and supervision the work plan of the Internal Audit and monitoring the compliance of schedule, scope of hours and results of investigations carried out in special works;

•         Monitoring the Internal Audit reports;

•         Monitoring the Compliance Department activities, as well, as the investigations in progress, in special the internal investigations related to the Carne Fraca Operation;

•         Evaluation and monitoring of the effectiveness of Internal Controls for mapping processes, key controls and indicators, as well, as monitoring the action plans to avoid significant deficiencies that can be reported in the financial statements;

•         Discussion and evaluation the corporate risks map;

•         Monitoring the inquiries and complaints received by Transparency Hotline;

•         Monitoring the accomplishment of the Compliance practices and policies by the management and employees pursuant the anti-corruption law;

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         Monitoring the management of the conduct adjustment agreement entered with regulatory bodies;

•         Monitoring the questions related to the regulatory bodies and the respective answers sent by the Management;

•         Discussion and evaluation of storage controls;

•         Discussion and evaluation the process of the revenue cutoff;

•         Discussion and evaluation of asset control and demobilization plan;

•         Discussion and evaluation of accounting and controls of client bonus;

•         Opinion for approval, by the Board of Directors, of the annual financial statements;

•         Evaluation and monitoring, with the management and Internal Audit, of the adequacy of the related parties’ transactions executed by the Company, including the agreements entered with the One Foods companies;

•         Discussion and monitoring the updating of the Reference Form and 20F Form;

•         Analysis of the directors’ annual remuneration.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

STATUTORY AUDIT COMMITTEE OPINION

In the exercising of its legal and statutory duties, BRF’s Audit Committee has examined the financial statements (parent company and consolidated) for the fiscal year ending December 31, 2017; the Management Report; and the report issued without qualification by KPMG Auditores Independentes.

There were no instances of significant divergences between the Company’s management, the independent auditors and the Audit Committee with respect to the Company’s Financial Statements.

Based on the examined documents and the clarifications rendered, the undersigned members of the Audit Committee are of the opinion that the financial statements in all material respects are fairly presented and should be approved.

São Paulo, February 22, 2018.

Francisco Petros O. L. Papathanasiadis

Audit Committee Coordinator

Walter Fontana Filho

Independent Member

Walter Malieni Júnior

Board Member

Fernando Maida Dall Acqua

External Member and Financial Specialist

Sérgio Ricardo Silva Rosa

Independent Member

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2017 and 2016

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

OPINION OF EXECUTIVE BOARD ON THE CONSOLIDATED FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i)     reviewed, discussed and agreed with the Company's consolidated financial statements for the fiscal year ended on December 31, 2017; and

(ii)        reviewed, discussed and agreed with opinions expressed in the KPMG Auditores Independentes, reported on the Company's consolidated financial statements for the fiscal year ended on December 31, 2017.

São Paulo, February 22, 2018.

José Aurélio Drummond Junior

Chief Executive Officer Global

Lorival Nogueira Luz Júnior

Vice President of Finance, and Investor Relations

Hélio Rubens Mendes dos Santos

Vice President of Supply Chain

Andelaney Carvalho dos Santos

Vice President of Management and Information

Alexandre Moreira Martins de Almeida

Vice President Brazil